EXHIBIT 10.20
ADDENDUM TO ASSET CONTRIBUTION AGREEMENT
THIS ADDENDUM TO ASSET CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into effective the 28th day of December, 2006 (the “Effective Date”), by and among Z-KAT, INC., a Florida corporation (“Z-KAT”), and MAKO Surgical Corp., a Delaware corporation (“MAKO,” with each of Z-KAT and MAKO being referred to as a “Party” and, together, as the “Parties.”)
RECITALS
The following recitals for the basis hereof, are hereby acknowledged to be true by the Parties, and are hereby incorporated herein by this reference:
A.	The parties entered into that certain Asset Contribution Agreement on December 17, 2004 (the “ACA”) attached hereto as Exhibit R.A. Pursuant to the ACA, certain intangible property rights were transferred from Z-KAT to MAKO.

B.	Pursuant to the ACA, Z-KAT granted a license and certain sublicenses to MAKO pursuant to the License Agreement attached hereto as Exhibit R.B. (the “Z-KAT/MAKO 2004 License”).

C.	On March 24, 2006, the parties entered into another license agreement wherein MAKO granted Z-KAT a License as described therein (the “MAKO/Z-KAT 2006 License”) attached hereto as Exhibit R.C.

D.	Pursuant to rights granted by Z-KAT to MAKO pursuant to the Z-KAT/MAKO 2004 License, MAKO has exercised its rights to prosecute, control and maintain all Z-KAT Licensed Patents and Licensed IP Rights (as such terms are defined in the Z-KAT/MAKO 2004 License).

E.	The parties now seek to clarify and amend as specifically indicated herein the ACA and certain of these license agreements on the terms and conditions described herein.
     NOW THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
01. CERTAIN DEFINITIONS
As used herein, the following terms shall have the following meanings:
     01.1 “Affiliate” of a Party shall mean an entity directly or indirectly Controlling, Controlled by or under common Control with that Party.
     01.2 “Change of Control” shall mean, with respect to a Party, a transaction or the last of a series of transactions that results in: (a) a person or entity obtaining Control of, directly or

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indirectly, the Party; (b) a merger, consolidation, amalgamation, or other combination of the Party with a third party in which the Party is not the surviving corporation or which results in a new person or entity directly or indirectly obtaining Control of the Party; (c) or an acquisition of the Party as a subsidiary of a third party; or (d) transfer, assignment or sale of substantially all of the assets of the Party to which this Agreement pertains.
     01.3 “Control” shall mean the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, of an entity.
     01.4 “Qualified IPO” shall mean an underwritten public offering of shares of MAKO in connection with which the aggregate net proceeds to MAKO equals or exceeds $25,000,000.
1. LICENSE RIGHTS AND OBLIGATIONS
     1.1 MAKO LICENSE RIGHTS
          (a) Marker License. Z-KAT and Dr. George Allen entered into that certain license agreement dated August 31, 2001, which Allen subsequently assigned to Marker LLC, a copy of which is attached hereto as Exhibit 1.1(a) (the “Marker License”). Notwithstanding statements to the contrary in Section 4.4 of the Z-KAT/MAKO 2004 License, the Minimum Royalty due under the Marker (and defined in Section 1.18 therein) will be treated as a Minimum Royalty under the ZKAT/MAKO 2004 License (and defined in Section 4.4 therein), such that MAKO shall be granted the right and shall assume the obligation to make payment of such Minimum Royalty pursuant to the terms and provisions of Section 4.4 of the ZKAT/MAKO 2004 License, including, without limitation, the obligation to make any Minimum Royalty payment under the Marker License unpaid as of the Effective Date.
          (b) IGN and Medtronic Licenses. Z-KAT and Image Guided Neurologics, Inc. entered into a sublicense Agreement on October 12, 2004 where Z-KAT granted a license to IGN with respect to the Marker License, a copy of which is attached hereto as Exhibit 1.1(b)(A) (the “IGN Sublicense”). Z-KAT, Surgical Navigation Technologies, Inc., Saint Louis University and Cleveland Clinic Foundation entered into a license agreement on February 9, 2001, a copy of which is attached hereto as Exhibit 1.1(b)(B) Medtronic License. Z-KAT hereby assigns to MAKO all of its rights to receive any royalty payments of any kind accrued (but not paid) as of the Effective Date and accruing thereafter under the IGN Sublicense and the Medtronic License (together, the “Z-KAT In-Licenses”) until either the First True Up or Final True Up (each as defined and described below), as applicable.
          (c) Biomet. For as long as MAKO is, pursuant to the Z-KAT/MAKO 2004 License, paying all Prosecution Costs and Maintenance Costs (as defined and described in the Z-KAT/MAKO 2004 License) with respect to any particular item of Licensed IP (as defined in the Z-KAT/MAKO 2004 License) Z-KAT hereby assigns to MAKO its rights to receive payments directly from Biomet under the Biomet Sublicense (attached hereto as Exhibit 1.1(c)) with respect to that particular item of Licensed IP. Z-KAT shall make reasonable efforts in cooperating with MAKO to arrange for MAKO to bill Biomet directly for such payments.
          (d) MAKO Right to Assign License from Z-KAT. Notwithstanding any other term or provision to this Agreement, the ACA or the Z-KAT/MAKO 2004 License,

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MAKO shall have the right to assume any License, if it can be assigned as of right, without loss of Rights, and to take assignment of any Licensed Patent (as such terms are defined in the Z-KAT/MAKO 2004 License) owned or held by Z-KAT in the event that Z-KAT’s actions or inactions could reasonably result in forfeiture of such License or Licensed Patent, provided that the possibility of forfeiture is not caused or does not arise from, in whole or in part, MAKO’s failure to perform its obligations or observe conditions placed on it pursuant to this Agreement or any other agreement with Z-KAT; and further provided that MAKO grants concurrently with the assignment an exclusive, transferable, irrevocable, non-terminable license to Z-KAT, with the right to grant sub-licenses, in the Z-Kat Field (as defined in the Z-KAT/MAKO 2004 License) as to any assigned License or Licensed Patent. For the avoidance of doubt, an Assertion (as defined below) does not, by itself, constitute an action that could reasonably result in forfeiture of a License or Licensed Patent.
          (e) Termination of MAKO License. Including any other remedies provided for by law, this Agreement or otherwise, MAKO shall be entitled to terminate the MAKO/Z-KAT 2006 License upon the occurrence of a breach of this Agreement that is explicitly identified below as a “Material Breach” and not cured within thirty (30) days of its occurrence. No breach of this Agreement, even if it is with respect to a material obligation or condition of this Agreement, will give rise to a right to terminate the MAKO/Z-KAT 2006 License unless it is explicitly identified in this Agreement as a “Material Breach.”
          (f) No Change to Prior License Rights. Except to the extent expressly stated herein, nothing in this Agreement is intended to amend or alter any of the existing agreements between Z-KAT and MAKO. For the avoidance of doubt, except to the extent expressly stated herein, MAKO shall continue to have the same rights with respect to the Z-KAT/MAKO 2004 License as it enjoyed prior to the Effective Date with respect to the Z-KAT Licensed Patents and the Licensed IP Rights.
     1.2 Z-KAT License Rights.
          (a) Assertion. Z-KAT will, within a reasonable time prior to proceeding with a threat to enforce or with action to enforce (an “Assertion”) any of the Licensed IP Rights in the Z-KAT Field (as those terms are defined in the Z-KAT/MAKO 2004 License), either:
               (i) present MAKO in writing a binding engagement arrangement with competent counsel, covering the contemplated Assertion and reasonably adequate to ensure proper prosecution and defense of litigation arising from such Assertion. For the avoidance of doubt, an engagement arrangement on terms substantially similar to those set forth on Exhibit I.2(a)(i) attached hereto shall constitute an adequate arrangement; or
               (ii) deposit $1,000,000, either in cash or MAKO Common Stock owned by Z-KAT (in the event MAKO stock is used, an independent appraisal must accompany such stock certifying the value as of the date of deposit) with an independent escrow agent, pursuant to an escrow agreement requiring transfer from the deposit to MAKO to pay for MAKO’s reasonable attorneys fees and expenses actually incurred by MAKO, should MAKO elect to take

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over such Assertion from Z-KAT in the event Z-KAT is unable or unwilling to conduct proper prosecution and defense of litigation arising from such Assertion.
               (iii) Material Breach. An Assertion made by Z-KAT that is not in compliance with this Section 1.2(a) shall constitute a Material Breach by Z-KAT.
          (b) Rights with Respect to MAKO.
               (i) Accounting. Z-KAT may request and MAKO shall provide upon such reasonable request, an accounting for payments made by MAKO pursuant to rights to make such payments granted by Z-KAT to MAKO hereunder.
               (ii) Termination or Reimbursement. If MAKO does not make any payment as provided for hereunder with respect to a license or sublicense, Z-KAT may make such payment, seeking reimbursement from MAKO and terminating MAKO’s right to make such payments directly, in addition to any other rights it may have.
     1.3 True Up Payments.
          (a) Beginning upon the first anniversary of the date of payment of the final minimum royalty payments due to MAKO under the IGN Sublicense and for each year thereafter in which MAKO is making royalty payments of any kind under the Marker License, Z-KAT shall be paid (within thirty days) by MAKO fifty percent (50%) of the positive difference, if any, between (i) the running royalty payments received by MAKO from the Z-KAT In-Licenses for the preceding year and (ii) any minimum royalty payments made by MAKO (less any running royalties due under the Marker License from activities of MAKO and its sublicensees) under the Marker License (each an “Excess Royalty Payment”).
          (b) At the end of the Initial Royalty Period as defined in the Marker License, MAKO shall calculate the difference between (i) all amounts received by MAKO under the Z-KAT In-Licenses and (ii) the sum of all payments made by MAKO under the Marker License (less any running royalties due under the Marker License from activities of MAKO and its sublicensees) and the sum of all Excess Royalty Payments made by MAKO to Z-KAT (the “First True Up”). If the First True Up is a positive number Z-KAT shall be entitled to payment of the amount of the First True Up (within thirty days) and the assignment of royalties from the Z-KAT In-Licenses pursuant to Section 1.1(b) shall terminate. If the First True Up is a negative number, MAKO shall be entitled to all royalties of any kind under the Z-KAT In-Licenses, which royalties shall be applied against the First True Up number as received by MAKO until such time as the First True Up number has been reduced to zero (the “Final True Up”), at which point the assignment of royalties from the Z-KAT In-Licenses pursuant to Section 1.1(b) shall terminate.
2. CERTAIN OBLIGATIONS
     2.1 Voyager Payment. MAKO hereby purchases from Z-KAT and Z-KAT hereby sells to MAKO the Voyager Parts owned by Z-KAT, as set forth on Schedule 2.1 (specifically excluding the actual Voyager System located in Lakewood, Ohio) attached hereto for $30,000 (the “Voyager Payment”).

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     2.2 Z-KAT Loan. MAKO hereby loans Z-KAT (the “Loan”) the Loan Amount. The Loan Amount is calculated as follows: (i) the amount required by Z-KAT to pay all anticipated accounts payable as of the Effective Date as set forth on Schedule 2.2 attached hereto (the “Z-KAT Payables”); less (ii) twenty thousand dollars ($23,000.00), which is Z-KAT’s anticipated cash balance just prior to the Effective Date.
          (a) Terms. The Loan shall be evidenced by a Note, in a form identical to that attached as Exhibit 22 (the “Note”). The Note shall
               (i) accrue interest at a reasonable rate;
               (ii) be payable as a first priority lien against any cash proceeds to Z-KAT or any Affiliate from a Payment Event, which shall be any or all of the following:
                    (1) receipt of cash (tender of which is unconditioned by payor) by Z-KAT or any Affiliate as a result of an Assertion or in consideration for licenses granted or in connection with any claim of infringement of any intellectual property, less reasonable expenses (attorneys fees, costs, etc.) actually incurred in connection with the claim and payable to third parties;
                    (2) commercial operations by Z-KAT or any Affiliate (other than the sale of Z-KAT’s inventory of fiducial markers), including the contemplated sale of the Lakewood Voyager System;
                    (3) aggregate net proceeds (amounts received less costs and expenses) in any calendar quarter from the sale of inventory of fiducial markers;
                    (4) investment or loan into Z-KAT or an Affiliate (provided however that Z-KAT shall be entitled to obtain up to $500,000 in cash solely in the form of equity investment or debt, which shall be used to fund Z-KAT (or an Affiliate) and which shall be exempt from payment towards the Note);
                    (5) the sale of any MAKO stock held by Z-KAT or any Affiliate; or
                    (6) liquidation/winding up of Z-KAT or any Affiliate.
               (iii) Security Agreement. MAKO, in its sole discretion, may require Z-KAT to execute a security agreement with respect to MAKO’s interest in Z-KAT assets to secure a Payment Event.
               (iv) Material Breach. Failure to tender the entire proceeds of a Payment Event to MAKO upon the occurrence of such Payment Event or Z-KAT’s failure to tender any payment against the Note when due shall constitute a Material Breach of this Agreement.
3. AGREEMENTS WITH RESPECT TO MAKO EMPLOYEES. Z-KAT agrees that the following restrictions shall apply to Z-KAT and every Affiliate of Z-KAT as well as to all

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MAKO employees employed as of the Effective Date or any time thereafter (each a “MAKO Employee”).
     3.1 General Prohibitions.
          (a) Z-KAT shall not permit a MAKO Employee to be an employee, officer or director of Z-KAT during such MAKO Employee’s employment and for a six (6) month period following the termination of such employment with MAKO for any reason (the “Restricted Period”).
          (b) Z-KAT shall not permit a MAKO Employee to provide technical, operational or commercial services of any kind to Z-KAT (the “Restricted Activities”), except as allowed for under Section 3.2. Notwithstanding the foregoing, nothing contained in this Section 3.1 shall be construed to limit the statutory and contractual informational rights of any Z-KAT shareholder who is also a MAKO Employee, nor shall any informal, conversational interactions between Z-KAT and MAKO personnel be regarded as the rendition of services prohibited hereunder.
          (c) MAKO may require any MAKO Employee to execute an employment agreement or covenant wherein such MAKO Employee agrees to refrain from the Restricted Activities during the Restricted Period.
          (d) The restrictions set forth in this Section 3.1, including covenants made by MAKO employees with MAKO restricting them from employment with, or providing services to, Z-KAT shall become void upon a Change of Control transaction or a Qualified IPO.
     3.2 Limited and Conditioned Consulting Services.
          (a) No MAKO Employee shall be required to render services of any kind to Z-KAT.
          (b) Any MAKO Employee may provide reasonable consultation services to Z-KAT to support any Assertion or intellectual property licensing endeavor, to provide administrative services, or to provide Z-KAT personnel with understanding of technical information licensed by MAKO to Z-KAT.
          (c) In a case where a MAKO Employee agrees to provide consultation services to Z-KAT, such services shall be conditioned as follows (the “Consulting Conditions”):
               (i) rendered only following written notice to and written approval (not to be unreasonably withheld) by an independent committee of the MAKO Board of Directors;
               (ii) rendered only at such times and under such conditions so as not to have a negative impact or interference upon MAKO’s business and/or the performance of such MAKO Employee’s duties on behalf of MAKO (e.g. not rendered during regular business hours); and

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               (iii) limited to providing consultation, but in no event shall such MAKO Employee create intellectual property in any form on behalf of Z-KAT, it being expressly agreed by the Parties that all intellectual property conceived of or developed by any MAKO Employee during the term of his employment with MAKO shall be and is the property of MAKO (as per the IP assignment covenant required of every MAKO employee) regardless of the extent to which such intellectual property is conceived of or developed in connection with consultation by such MAKO Employee on behalf of Z-KAT.
     3.3 Material Breach. In the event that MAKO reasonably demonstrates to Z-KAT that Z-KAT or a MAKO Employee has violated this Section 3, then such violation shall constitute a Material Breach.
4. AGREEMENTS WITH RESPECT TO THE TRANSITION OF Z-KAT’S BUSINESS.
     4.1 As of the Effective Date, all of the following shall apply:
          (a) Z-KAT shall establish and maintain a place of business separate and distinct from the MAKO business address;
          (b) Z-KAT shall not share common workspace or facilities with MAKO;
          (c) The Z-KAT website shall be removed from the MAKO server;
          (d) Z-KAT shall allow, subject to reasonable obligations of confidentiality, MAKO full, unrestricted access (at MAKO’s expense) to its corporate and financial records (and their custodians and the professionals managing the same), it being understood by Z-KAT that Z-KAT’s potential, purported status as a predecessor company to MAKO may require auditing and public disclosure of the same as MAKO contemplates the possibility of entering the public equity markets
     4.2 For the period commencing as of the Effective Date and concluding no more than one hundred twenty (120) thereafter (the “Transition Period”), each of Z-KAT and MAKO agree to make best efforts to completely transfer all business activities (e.g., administrative (legal and accounting) and commercial (sale of markers)) to Z-KAT personnel (the “Transition”), subject to the following terms, conditions and restrictions:
          (a) Applicable MAKO personnel shall provide reasonable services at no charge (but subject to the Consulting Conditions) to assist during the Transition Period;
          (b) Z-KAT will remove all assets and inventory from MAKO’s facility by the conclusion of the Transition Period.
          (c) Upon reasonable request during the Transition, but in any event before the end of the Transition Period, MAKO will deliver to or cause to be delivered to Z-KAT, at Z-KAT’s written request, any or all of the following requested documents:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (i) all financial and legal records relating to Z-KAT in the possession of MAKO and any copies of all technical documentation owned by Z-KAT in the possession of any of MAKO’s employees, consultants and advisors (including all information originally provided by Z-KAT to MAKO); and
               (ii) copies of all information (documents, software, etc.) with respect to all Improvements (as defined in the Z-KAT/MAKO 2004 License), Licensed IP Rights and Technical Information (as those terms are defined in the Z-KAT/MAKO 2006 License), or other properties that are licensed to Z-KAT.
          (d) During and for a reasonable time following the Transition Period, KAT will have reasonable access to MAKO personnel (subject to the Consulting Conditions) for purposes of assisting Z-KAT personnel in understanding the documentation referenced in this Section 4.2.
          (e) Z-KAT may periodically request delivery, and MAKO will delivery or cause to be delivered, any new information (documents, software, etc.) first created after delivery of information pursuant to section 4.2(c)(ii) with respect to all Improvements (as defined in the Z-KAT/MAKO 2004 License), Licensed IP Rights and Technical Information (as those terms are defined in the Z-KAT/MAKO 2006 License), or other properties that are licensed to Z-KAT.
5. FURTHER ACTIONS. From time to time, at the request of any Party hereto, the other Party shall execute and deliver (or shall cause execution and delivery, by an Affiliate or otherwise) such instruments and take such action (or cause such action to be taken, by an Affiliate or otherwise) as may be reasonably requested to evidence the transactions contemplated hereby.
     5.1 EBI/Biomet IP Asset Purchase. The Parties acknowledge and agree that MAKO has been in discussions with EBI and/or Biomet Manufacturing Corp. (along with any implicated Affiliate, EBI/Biomet) concerning the purchase of certain intellectual property assets originally transferred from Z-KAT to EBI/Biomet as part of the transaction that included the Biomet License. The Parties agree and covenant that they shall cooperate in good faith after the Effective Date to endeavor to consummate the purchase of such intellectual property assets such that each will retain rights in its applicable field and that each Party will enjoy rights in such intellectual property assets consistent with those described in the Z-KAT/MAKO 2004 License.
6. REPRESENTATIONS. Each of Z-KAT and MAKO does hereby represent and warrant to the other that the execution, delivery and performance of this Agreement and all other documents executed or to be executed pursuant to this Agreement by such Party (a) have been duly authorized by all necessary corporate action on the part of such Party; and (b) do not conflict in any material respect with any of such Party’s charter, bylaws or other controlling corporate documents.
7. GENERAL PROVISIONS.
     7.l GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO

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CONFLICT-OF-LAWS RULES AS APPLIED IN FLORIDA. THE SECTION HEADINGS CONTAINED HEREIN ARE FOR PURPOSES OF CONVENIENCE ONLY, AND SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THIS AGREEMENT OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT IN ANY WAY.
     7.2 Expenses. Other than as specifically set forth herein to the contrary each Party shall bear and pay, without any right of reimbursement from any other Party, all costs, expenses and fees incurred by it or on its or her behalf incident to the preparation, execution and delivery of this Agreement and the performance of such Party’s obligations hereunder, whether or not the transactions contemplated in this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such Party, and shall indemnify and hold harmless the other Party from and against all such fees, costs and expenses.
     7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or forty-eight (48) hours after sent by United States registered mail, first-class, postage prepaid or by confirmed facsimile addressed to either Party at its address appearing below or otherwise provided in writing to the other Party.
     7.4 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     7.5 Severability. Should any provision of this Agreement be held unenforceable or invalid, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement.
     7.6 Entire Agreement. This Agreement and the Exhibits and Schedules hereto set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. Any conflict between this Agreement and an Exhibit shall be resolved in favor of this Agreement. Unless otherwise defined herein, capitalized terms shall have the same meaning as described in the ACA.
     7.7 Force Majeure. Neither Party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other Party or such other Party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a Party’s reasonable control. The parties will promptly

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inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     7.8 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     7.9 Binding Effect; Assignment. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any Party hereto without the prior written consent of the other parties hereto, provided however, that this Agreement is assignable to any Affiliate of Party or pursuant to an event constituting a Change of Control, provided that such assignment is expressly conditioned on the assignee being subject to the terms and conditions of this Agreement.
     7.10 No Additional Obligations. Unless specifically set forth herein, nothing in this Agreement shall be construed to require any payment or obligation pursuant to a license or sublicense that is not already specifically required by such license or sublicense.
     7.11 Execution and Delivery; Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by either Party hereto and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either Party the other Party shall execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

Z-KAT, Inc. 1940 Harrison Street, Suite 300, Hollywood, FL 33020
By:	/s/ Christopher Dewey
	Name:	Christopher C. Dewey
	Title:	CEO
	Date:	12/28/2006

MAKO Surgical Corp. 2555 Davie Road, Ft. Lauderdale, FL 33317
By:	/s/ Maurice Ferré
	Name:	Maurice Ferré
	Title:	President and CEO
	Date:	12/28/2006

Attached Schedules & Exhibits
Schedule 2.1 Voyager Parts
Schedule 2.2 Z-KAT Accounts Payable
Exhibit 1.2(a)(i) Sample Engagement Letter
Exhibit 2.2 Note
Appended Exhibits
Exhibit R.A. Asset Contribution Agreement
Exhibit R.B. Z-KAT/MAKO 2004 License
Exhibit R.C. MAKO/Z-KAT 2006 License
Exhibit 1.1(a) Marker License
Exhibit 1.1(b)(A) IGN Sublicense
Exhibit 1.1(b)(b)(B) Medtronic License
Exhibit 1.1(c) Biomet License

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.1 Voyager Parts

			Extended
Quantity	Description	Unit Cost	Cost
7	Voyager Navigation Carts w/isolation transformer	$942.86	$6.600.00
3	Voyager Navigation Carts w/isolation transformer (non-satable quality)	$0.00	$0.00
3	NEC Touchscreen LCD Monitors	$500.00	$1,500.00
6	NEC LCD Monitors (non touchscreen)	$425.00	$2,550.00
9	P4 Digitizer Cameras	$1,933.33	$17,400.00
8	Digitizer Pedestal Stands	$243.75	$1,950.00
TOTAL			$30,000.00

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2 Z-KAT Accounts Payable

Description	Amount
Dr. Allen Consulting Fee for 2005	35,000
Dr. Allen Consulting Fee for 2006	35,000
Marc Hubbard Legal Fees	23,500
Foley & Lardner LLP	19,307
Wasserstrom Weinreb & Wealcatch PL	7,500
Stryker — Cranial Markers	28,400

Total Liabilities	148,707

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 1.2(a)(i) Sample Engagement Letter
October 27, 2005
General Counsel
Z-KAT, Inc.
2901 Simms St.
Hollywood, FL 33020

Re:	Representation concerning current and future United States Patents assigned to Z-KAT, Inc.
Dear:
     As we discussed, Z-KAT, Inc. (hereinafter “Z-KAT” or “you”) currently owns or controls certain patents and patent applications listed on the attached Exhibit A (TO BE COMPLETED). During the term of this Agreement, Z-KAT may acquire additional patents and patent applications (collectively hereinafter “the Z-KAT Patents”). Z-KAT has reason to believe that certain entities and/or individuals may be infringing on one or more of the Z-KAT Patents now or in the future. You have requested that LAW FIRM represent Z-KAT (the “Representation”) by (1) conducting a preliminary investigation in an effort to evaluate the infringement and the merits of any such claims (2) if LAW FIRM concludes after completing its preliminary investigation that LAW FIRM is willing to incur the risk of pursuing possible claims on Z-KAT’s behalf; then LAW FIRM will assert and pursue claims on Z-KAT’s behalf for patent infringement and possibly other causes of action against parties for infringement of the Z-KAT Patents. Therefore, LAW FIRM has agreed to undertake the Representation subject to and in accordance with the terms, provisions and conditions of this letter agreement. For convenience, accused infringers are herein sometimes called the “Defendants,” and the subject of the Representation is herein called the “Matter.”
     Our acceptance of the Representation becomes effective upon your execution and return of the enclosed copy of this letter (the “Effective Date”). Your claims and causes of action in connection with the Matter are herein called “Client Claims.” Unless otherwise provided herein, the Representation may include conducting analysis of the patents and related documents, analyzing the systems you contend infringe the patent(s), handling licensing (if any), settlement negotiations (if any), drafting legal documents relating to granting of licenses or settlement with any Defendant, pretrial investigation and preparation, presentation and defense of applicable motions (if any), mediation (if any), trial (if any), prosecution or defense of any appeals (if any), retrial if required as a consequence of any appeal, and prosecution of legal proceedings to endeavor to collect any judgment obtained in connection with the Matter.
SECTION 1 Terms of Engagement
     This letter sets out the terms of our engagement in the Representation. Certain of those terms are included in the body of this letter, and additional terms are contained in the attached document entitled Additional Terms of Engagement. That document is expressly incorporated into this letter, and it should be read carefully. The execution and return of the enclosed copy of this

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

letter constitutes an unqualified agreement to all the terms set forth in this letter and in the attached Additional Terms of Engagement.
     It is understood and agreed that our engagement pursuant to this letter is limited to the Representation. This letter shall impose no obligation on us to provide legal services other than those set forth in this letter.
SECTION 2 Our Personnel Who Will Be Working on the Matter
     I will be working on the Matter, and you may call, write, or e-mail me whenever you have any questions about the Representation. I will be lead counsel in the Matter and will provide you with regular updates regarding the Representation. Other firm personnel, including firm lawyers and legal assistants, will participate in the Representation if, in our judgment, their participation is necessary or appropriate. As soon as those individuals are identified, we will let you know and you likewise may communicate with them.
SECTION 3 Preliminary Investigation and Discovery in Assisting With the Licensing and Any Litigation
     As described above, the first stage of the Representation will consist of a preliminary analysis and investigation to be conducted by LAW FIRM. If a lawsuit is filed, discovery of documents and information will occur from you and from the applicable Defendants. Even though LAW FIRM anticipates that it will incur substantial costs and expenses including both time of its attorneys and other personnel and Other Charges (as hereinafter defined) in the process of conducting such preliminary analysis, assisting with licensing, and investigation and discovery in any lawsuit that may be filed, LAW FIRM has informed you that such preliminary analysis and investigation and information obtained in licensing or discovery cannot be expected to and will not provide certainty as to whether the Client Claims have merit. Accordingly, you are hereby informed and hereby acknowledge that a decision by LAW FIRM based on such preliminary investigation that LAW FIRM is willing to incur the risk of pursuing the Client Claims, and a decision by LAW FIRM to continue the Representation after obtaining discovery in a lawsuit against one or more Defendants, will not constitute the expression of an opinion of LAW FIRM or a representation by LAW FIRM that the Client Claims have merit. To the contrary, in addition to the uncertainties associated with any trial of controverted facts or disputed legal issues, additional facts or circumstances not disclosed by the preliminary investigation or initial discovery, additional investigations, discovery and testimony by technical experts, and complex legal principles of uncertain application may result in defeating the Client Claims without regard to LAW FIRM’s preliminary conclusions based on the preliminary investigation or discovery and without regard to what may have transpired in any licensing efforts.
     At any time during the course of the Representation, LAW FIRM may notify you in writing that LAW FIRM, in the exercise of its sole judgment and discretion, has concluded on the basis of the preliminary analysis and investigation, what it has learned or believes as a result of assisting in the licensing efforts, or based or discovery in any lawsuit, that LAW FIRM is not willing to incur the risk and cost of pursuing or continuing to pursue the Client Claims against any of the Defendants under a contingent fee arrangement as set forth hereinafter in this letter agreement and that LAW FIRM has elected to terminate the Representation in its entirety. If LAW FIRM informs

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

you that LAW FIRM has elected to terminate the Representation in its entirety because it is not willing to incur the risk of pursuing or continuing to pursue the Client Claims against any of the Defendants, LAW FIRM shall provide a written summary of the basis for the termination. You agree that the Representation will terminate immediately and agree to execute such documents and take such action as is necessary to enable LAW FIRM to withdraw from the Representation. In the event that LAW FIRM withdraws from the Representation as provided for above in this paragraph (as distinguished from LAW FIRM’s withdrawal from the Representation for cause as provided for in the Termination section in the attached Additional Terms of Engagement), LAW FIRM will, of course, be entitled to be paid or retain its percentage contingent fee and payment or reimbursement of Other Charges incurred to the date of termination of the Representation out of any recoveries with respect to the Client Claims that are received (either prior to or after termination of the Representation) under or pursuant to licenses (if any) that have been executed and delivered between you and one or more Defendants prior to termination of the Representation, settlement agreements (if any) that have been executed and delivered between you and one or more Defendants prior to termination of the Representation, and judgments (if any) that have been entered in favor of you against one or more Defendants prior to termination of the Representation (excluding any such judgment as to which an appeal is pending at the time of termination of the Representation or is thereafter perfected) as provided for in the section of this letter entitled “Our Legal Fees and Other Charges” below (subject, if applicable, to the provisions of paragraph C of such section); but LAW FIRM will not be entitled to be paid any percentage contingent fee or other fee for services or payment or reimbursement of Other Charges out of or with respect to any other recoveries thereafter received by you after termination of the Representation with respect to the Client Claims (which other recoveries shall not be deemed to be or be included in “Gross Recovery” for any purpose under this letter agreement). In the event that LAW FIRM withdraws from the Representation for whatever reason, you will be provided with a copy of all files created or controlled by LAW FIRM and pertaining to the Matter and/or the Representation, including all files containing LAW FIRM’s analysis of the Matter, including the Z-KAT Patents, and LAW FIRM shall remain obligated to undertake any and all actions reasonably necessary to ensure no prejudice comes to Z-KAT as a result of such withdrawal by LAW FIRM.
SECTION 4 Our Legal Fees and Other Charges
     A. Fees: In consideration for LAW FIRM’s acceptance of the Representation and for the services to be performed pursuant to this letter and in lieu of an hourly billing arrangement, you agree to pay a fee to LAW FIRM (contingent upon what is recovered in the Matter by way of license, settlement, judgment, or otherwise, and subject, if applicable, to paragraph C below) and hereby assign and transfer a present and undivided interest to LAW FIRM in and to the “Gross Recovery” and “Net Recovery” as defined below, to be computed as follows:
1.	30% of the Net Recovery obtained from any Defendant pursuant to a license or settlement agreement which is executed and delivered by you and such Defendant where such Defendant was not sued in any lawsuit filed by LAW FIRM with respect to the Client Claims;

2.	35% of the Net Recovery obtained from any Defendant who has been sued in a lawsuit filed by LAW FIRM with respect to the Client Claims pursuant to a license or settlement agreement which is executed and delivered by you and such

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Defendant before the date a Notice of Scheduling Conference is received from the Court in the initial lawsuit filed by LAW FIRM with respect to Client Claims against any of the Defendants (but not after that date);

3.	except as provided in paragraph 2 above or paragraph 5 below, 45% of the Net Recovery obtained from any Defendant who has been sued in a lawsuit filed by LAW FIRM with respect to the Client Claims if the Client Claims against such Defendant are finally resolved by settlement agreement or license agreement before any party files any document necessary to commence an appeal to higher court of a final judgment (subject to appeal) entered in the trial court in such lawsuit, or if no appeal is commenced from a final judgment (subject to appeal) awarding a recovery to you entered in the trial court in such lawsuit;

4.	except as provided in paragraph 5 below, 50% of the Net Recovery obtained from any Defendant who has been sued in a lawsuit filed by LAW FIRM with respect to the Client Claims if the Client Claims against such Defendant are not finally resolved until after any party files any document necessary to commence an appeal of a final judgment (subject to appeal) entered in the trial court in such lawsuit; and

5.	provided that if and when the total Net Recovery obtained from one or more Defendants (collectively) exceeds $150 million, LAW FIRM’s fee with respect to amounts of the total Net Recovery obtained from those Defendants or other Defendants (collectively) in excess of $150 million shall be 35% of the amounts of total Net Recovery in excess of $150 million (in addition to LAW FIRM’s fee with respect to amounts of Net Recovery up to a total of $150 million calculated pursuant to paragraphs 1 through 4 above, as applicable), notwithstanding the provisions of paragraphs 3 and 4 above.
     The applicable percentage fee payable to LAW FIRM as provided above shall be calculated on the total of the Net Recovery obtained and received from each Defendant. The “Net Recovery” means the total “Gross Recovery” as hereinafter defined, minus the total of the “Other Charges” as hereinafter defined. The “Gross Recovery” shall mean a recovery actually obtained and received by you, or any person or party claiming by, through, or under you, of money or property, real or personal and tangible or intangible, or any other benefit, by settlement or judgment or otherwise, on account of any or all of the Client Claims, without deduction of or reduction for “Other Charges” as hereinafter defined, but subject to the provisions of paragraph C below, if applicable. Gross Recovery shall include, but not be limited to, royalties or other periodic payments received under a license or an agreement entered into to settle a dispute with one or more of the Defendants, except as otherwise provided elsewhere in this engagement agreement or the attached Additional Terms of Engagement. In the event a court orders payment of attorneys’ fees, costs or expenses to you or to LAW FIRM as your attorneys in the Matter, the amount of those attorneys’ fees, costs or expenses which are collected shall be included in the “Gross Recovery” for purposes of calculating the percentage fee payable to LAW FIRM hereunder, but LAW FIRM shall not be entitled to receive or retain such court-awarded fees in addition to the applicable percentage specified herein of the total “Net Recovery,” if any, payable to LAW FIRM as a contingent fee hereunder.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     If a Gross Recovery received from any Defendant includes securities or some other non-monetary property or asset, you will have the right, at your election, to treat such securities or other non-monetary property or asset as the equivalent of money in an amount equal to the fair market value thereof as of the date of receipt thereof and to make payment in U.S. Dollars to LAW FIRM of any amounts of such Gross Recovery to which it is entitled under this agreement to pay or reimburse Other Charges or as LAW FIRM’s applicable percentage fee share of any remaining Net Recovery as provided for above. Alternatively, you will have the right, at your election, to transfer or convey to LAW FIRM a share of or interest in such securities or other non-monetary property or assets having a fair market value as of the date of receipt thereof equal to the amount of such Gross Recovery to which LAW FIRM is entitled under this agreement to pay or reimburse Other Charges and to transfer or convey to LAW FIRM its applicable percentage fee share of the remainder, if any (the “Net Recovery”), of such securities or other non-monetary property or asset. In any instance when you and LAW FIRM are unable to agree regarding the fair market value of any such securities or other non-monetary property or assets within thirty (30) days after receipt thereof, it is agreed that the dispute will be submitted to a non-binding mediation before a mutually agreed upon mediator in Dallas, Texas. In the event the dispute is not resolved by mediation, the parties agree to submit the dispute to binding arbitration before a board of three arbitrators in Dallas, Texas, conducted under the Commercial Arbitration Rules of the American Arbitration Association.
     All amounts of Gross Recovery shall be paid or delivered to LAW FIRM either directly from Defendants or by Z-KAT promptly upon receipt thereof. LAW FIRM shall hold such Gross Proceeds in trust for you and shall distribute such Gross Proceeds as promptly as practicable first to apply toward payment of Other Charges owing to LAW FIRM pursuant to paragraph B below. Any remaining Net Proceeds shall be distributed to pay the contingent fee owing to LAW FIRM pursuant to this paragraph A, and the remainder thereof shall be distributed to you.
     B. Charges for Other Services and Expenses: LAW FIRM agrees to advance all charges for other services and expenses (collectively, “Other Charges”) incurred or provided by LAW FIRM that appear to LAW FIRM (in reasonable consultation with you) to be reasonably necessary for the preliminary investigation and, if the Representation has not terminated, the prosecution of the Client Claims whether through assistance with licensing or through litigation. LAW FIRM shall be authorized to incur those Other Charges which we deem reasonable and necessary to endeavor to accomplish a satisfactory resolution of the Matter. It is further agreed that we are expressly authorized to retain any consultants, experts, or third-party providers that are reasonably necessary in our judgment in connection with the Representation. If there is no amount of Gross Recovery in the Matter, you shall have no obligation to pay or reimburse LAW FIRM for arty Other Charges incurred, charged or expended by LAW FIRM, and you shall have no obligation to pay or reimburse LAW FIRM for any amount of Other Charges in excess of whatever amounts of Gross Recovery are actually recovered. In this regard, however, if any amounts of a Gross Recovery from any Defendant or Defendants have been deemed to be a “Net Recovery” and have been distributed to you and LAW FIRM as provided for in paragraph A above and LAW FIRM thereafter incurs or expends Other Charges (“Unpaid Other Charges”) that are not paid or reimbursed to LAW FIRM out of amounts of Gross Recovery from one or more Defendants thereafter obtained and received, and if (and only if) the total amounts of Net Recovery theretofore distributed to you (as your share thereof) pursuant to paragraph A above exceed one million dollars ($1,000,000), you will be obligated to pay or reimburse to LAW FIRM a portion (hereinafter described as the “Refundable

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Portion”) of the amount of such Unpaid Other Charges that has not been paid or reimbursed to LAW FIRM upon termination of the Representation out of the amounts of “Net Recovery” from any Defendant or Defendants (collectively) in excess of one million dollars ($1,000,000) that have been distributed to you pursuant to said paragraph A. The “Refundable Portion” of Unpaid Other Charges that you may thus become obligated to pay to LAW FIRM out of amounts of “Net Recovery” distributed to you pursuant to paragraph A above shall be equal to the aggregate amount (up to all thereof) by which the amounts of “Net Recovery” in excess of a total of one million dollars ($1,000,000) distributed to you pursuant to said paragraph A would have been reduced if such Unpaid Other Charges had been paid and deducted from the applicable amounts of Gross Recovery before dividing the remainder thereof as “Net Recovery” between LAW FIRM and you as provided for in said paragraph A. Other Charges may include, without limitation, charges or expenses made in furtherance of the Matter for long-distance telephone calls, facsimile and other electronic transmissions, messenger and other delivery fees, postage, charges for computer research and outside assisted legal research, travel expenses such as mileage, parking, airfare, meals, and hotel accommodations, photocopying and other reproduction charges, conference expenses, clerical staff overtime, word processing charges, charges for computer time, process server’s fees, filing fees and other charges assessed by courts and other public agencies, court reporter’s fees, videographer’s fees, jury fees, witness fees, investigator’s fees, trial presentation expenses, expert’s fees, or consultant’s fees, and other similar items. In situations where we can readily determine the exact amount of expenses for products and services provided by third parties to be charged to your account, our charges for Other Charges will reflect the cost to us of the product or services. In many situations, however, the total cost of providing a product or service is difficult to establish, in which case we will use our reasonable professional judgment as to the charges to be made for such product or service, which charges shall not substantially vary from or exceed our direct cost of such product or service. Attached is a copy of our current recharge schedule for expenses and services provided through our Dallas, Texas, office, which is subject to change from time to time. Charges for expenses and services provided through other offices of our firm may vary from the attached Dallas office recharge schedule. LAW FIRM agrees that it will send monthly statements to you that summarize the Other Charges expended or incurred and charged to your file to date.
     It is expressly agreed, that if LAW FIRM elects to and does engage other attorneys or law firms (who, we anticipate, would serve as local counsel) to assist LAW FIRM in connection with litigation against or pursuing Client Claims against any Defendant or Defendants, the legal fees charged by such attorneys or law firms for their services shall not be deemed to be “Other Charges,” and LAW FIRM shall be solely responsible for payment of such fees on such basis and in such manner or amount as may be agreed between LAW FIRM and such attorneys or law firms. However, any expenses and charges for supplies or services other than legal services of the nature of “Other Charges” described above that are incurred or expended by any such attorneys or law firms in connection with the Matter and paid or reimbursed by LAW FIRM shall be deemed to be “Other Charges” for purposes of this agreement.
     C. Declining or Withdrawing From Representation as to Particular Defendants or With Respect to Appeal From or Retrial Following an Adverse Trial Court or Appellate Decision: As described in the section of this letter agreement entitled “Conflicts of interest” below, LAW FIRM may decline to represent you in asserting Client Claims against particular potential infringers who might be Defendants, based on a conflict of interest that would exist if LAW FIRM undertook such representation. If LAW FIRM notifies you that it will not represent you in

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

asserting Client Claims against a particular potential infringer because of a conflict of interest, you will, of course, have the right to pursue the Client Claims against such party for your own account and at your own expense using other counsel of your choice, and no amount of any recovery you may obtain from such party shall be included in or shall be deemed to be a “Gross Recovery” for any purpose under this agreement.
     Likewise, at any time during the course of the Representation, LAW FIRM may notify you that on the basis of the information it has obtained it has determined that it is not willing to incur the risk and cost of pursuing or continuing to pursue the Client Claims as against a particular Defendant on a contingent fee basis (either because LAW FIRM believes that evidence of infringement by the Defendant may be inconclusive, that the amount of any likely recovery from the Defendant would not justify the cost and risk, or that collection of a recovery from the Defendant may be doubtful, or for any other reason deemed appropriate in LAW FIRM’s judgment). If LAW FIRM provides such a notice to you with respect to a particular Defendant, the Representation will immediately terminate insofar only as to that particular Defendant, and you agree to execute such documents and take such action as is necessary to enable LAW FIRM to withdraw from the Representation insofar as to such particular Defendant. In that event, you will, of course, have the right to pursue the Client Claims against such Defendant for your own account and at your own expense using other counsel of your choice, and no amount of any recovery you may obtain from such Defendant shall be included in or shall be deemed to be a “Gross Recovery” for any purpose under this agreement.
     In the event a trial court ruling on an appealable dispositive motion is entered, or a trial court judgment is entered following a trial, or in the event an appellate court decision is rendered in an appeal, LAW FIRM shall have the right, but not the obligation, to continue to represent you in any appeal or appeals of such ruling, judgment, or decision or in any retrial required by any such decision. LAW FIRM shall have complete discretion in deciding whether it will participate in any such appeal or retrial.
     In the event LAW FIRM elects not to participate in any appeal or retrial and you elect to go forward with an appeal or retrial with other counsel and obtain and receive a recovery from any Defendant who is a party to such lawsuit during or after the appeal or retrial, then (notwithstanding the fact that such recovery will not be deemed to be included in or to be “Gross Recovery” for purposes of this agreement), within thirty (30) days after request by LAW FIRM, you shall meet with LAW FIRM to negotiate an agreement addressing LAW FIRM’s fees for its services through the trial and any appeal and payment for Other Charges. If after thirty (30) days you and LAW FIRM are unable to reach an agreement in this regard, then the parties agree to submit the dispute to a non-binding mediation before a mutually agreed-upon mediator in Dallas, Texas. In the event the dispute is not resolved by mediation, the parties agree to submit the dispute to binding arbitration before a board of three arbitrators in Dallas, Texas, conducted under the Commercial Arbitration Rules of the American Arbitration Association and agree that the arbitrators shall be directed to determine and award to LAW FIRM such amount (if any) of the following to which the arbitrators determine LAW FIRM is entitled on a quantum meruit basis for its services and charges and expenses in connection with the trial and any appeals: (1) Other Charges; and (2) LAW FIRM’s fees for its services performed through the trial and any appeal.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECTION 5 Taxable Court Costs or Other Expenses
     In the event a trial or appellate court awards taxable court costs, attorneys fees’ or any other expenses against you in connection with a judgment rendered in the Matter, you are solely responsible for any such costs, fees or expenses which may be owing to an adverse party, except where such costs, fees or expenses are awarded based on the acts or omissions of LAW FIRM, in which case they will be paid by LAW FIRM.
SECTION 6 Conflicts of Interest
     Before accepting the Representation, we have undertaken reasonable and customary efforts to determine whether there are any potential conflicts of interest that would bar our firm from representing you in the Matter. Based on the information available to us, we are not aware of any potential conflict of interest that might bar our firm from representing you in the Matter against a number of the potential infringers. Because of the number of potential infringers, we may have some conflicts which prevent us from pursuing those parties and we will not pursue those parties as to whom we determine that a conflict of interest would exist if we pursued Client Claims against such parties. In reviewing the issue of potential conflicts of interest, we have reviewed the issue in accordance with the rules of professional responsibility adopted in Texas and principles applied by Federal Courts sitting in Texas regarding disqualification of counsel based on conflicts of interest. We believe that the rules of professional conduct adopted in Texas, rather than the rules of any other jurisdiction, are applicable to the Representation, and the execution and return of the enclosed copy of this letter by your son s an express am to the applicability of those rules.
     Exclusions from List of Defendants
     With the exception of those entities set forth in Exhibit B hereto (which may or may not be potential infringers), which such entities are specifically excluded as Defendants under this agreement and as to which you have and shall retain the right to determine whether or not to pursue the Client Claims for your own account and at your own expense using other counsel of your choice, and for which no amount of any recovery you may obtain shall be included in or shall be deemed to be a “Gross Recovery” for any purpose under this agreement, as of the date of this agreement there are no individuals and entities known by the either LAW FIRM or you to be excluded from the pool of potential Defendants under this agreement.
SECTION 7 Consultation Regarding Settlement, Licensing, and Other Decisions
     You agree that you will consult with us in advance concerning any proposed settlement or licensing agreement with or abandonment of the Client Claims against any of the Defendants with respect to whom we are representing you, and we will endeavor to provide our advice concerning such matters to assist you in determining whether to offer or propose or acceptor reject any such proposed settlement or licensing agreement or abandon the Client Claims against any such Defendant. However, we will not be authorized to execute any settlement or license agreement without your express written authority; and all license agreements, settlements, decisions to abandon the Client Claims and decisions to proceed with or abandon litigations and/or appeals shall be subject to your consent, approval, and sole discretion.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Regular Reporting LAW FIRM agrees to provide you with written monthly reporting of (1) all Other Charges incurred and/or paid and (2) services our firm rendered as part of the Representation for the preceding month.
SECTION 8 Independent Representation
     You represent and acknowledge that you have consulted with and been advised by legal counsel of your own choice unrelated to LAW FIRM concerning the terms and provisions and form and content of this letter agreement and the attached Additional Terms of Engagement before executing or agreeing to this agreement.
SECTION 9 180 Days
     If LAW FIRM shall endeavor to provide you with the results of its preliminary investigation as soon as possible but in no event later than one hundred eighty (180) days from the commencement of the Engagement, and should LAW FIRM fail to file an action against any Defendant within one hundred eighty (180) days from the Effective Date of this engagement letter, then you shall have the right to terminate this engagement letter by giving written notice of termination to LAW FIRM at any time prior to the time that LAW FIRM does take action on any Defendant, in which event you will owe no fees or Other Charges to LAW FIRM.
SECTION 10 Client and Investor Meeting
     It is expressly stipulated that before a final decision is made to file any lawsuit against any Defendant asserting the Client Claims, LAW FIRM will require a meeting in Dallas, Texas (or an alternate location acceptable to LAW FIRM), with you and any material inventors and/or assignees of material patents to be asserted, in order to discuss an overall strategy for pursuit of the Client Claims and explore any areas of possible concern regarding the nature of and continuation of the Representation in a face to face meeting. Expenses associated with any such meeting shall be paid by LAW FIRM and treated as Other Expenses under this agreement.LAW FIRM agrees to work with you to reasonably identify those persons reasonably necessary for participation in said meeting, some of whom may be allowed to attend telephonically should circumstances allow.
SECTION 11 Conclusion
     This letter and the attached Additional Terms of Engagement constitute the entire term of the engagement of LAW FIRM in the Representation. These written terms of engagement are not subject to any oral agreements or understanding s, and they can be modified only by further written agreement signed both by you and LAW FIRM. Unless expressly stated in these terms of engagement, no obligation or undertaking shall be implied on the part of either you or LAW FIRM.
     Please carefully review this letter and the attached Additional Terms of Engagement. If there are any questions about these terms of engagement, or if these terms are inaccurate in any way, please let me know immediately. If both documents are acceptable, please sign and return the enclosed copy of this letter, so that we may commence the Representation. We have signed the letter on this date. If this letter is not signed and retuned on of before November [ ], 2005, the

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

offer of representation and terms and conditions of this letter are null, void and of no force or effect. Thank you for the opportunity to be of service.
Sincerely,
AGREED:
Date:

By:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LAW FIRM.
Additional Terms of Engagement
     This is a supplement to our engagement letter dated November [ ], 2005, with you. Terms which are defined in the engagement letter will have meaning therein stated when used in this supplement. The purpose of this document is to set out additional terms of our agreement to provide the Representation described in our engagement letter concerning the Matter described therein. Because these additional terms of engagement are a part of our agreement to provide legal services, you should review them carefully and should promptly communicate to us any questions concerning this document We suggest that you retain this statement of additional terms along with our engagement letter and any related dements.
SECTION 12 The Scope of the Representation
     As lawyers, we undertake to provide representation and advice on the legal matters for which we are engaged. It is important for our clients to have a clear understanding of the legal services that we have agreed to provide. Thus, if there are any questions about the scope of the Representation that we are to provide in the Matter, please raise those questions promptly, so that we may resolve them at the outset of the Representation.
     You acknowledge that we have made no promises or guarantees to you regarding the outcome of the Representation or the Matter, and nothing in the engagement letter or these additional terms of engagement shall be construed as such a promise or guarantee. Any expressions on our part concerning the outcome of the Representation, or any other legal matters, are based on our professional judgment and are not guarantees. Such expressions, even when described as opinions, are necessarily limited by our knowledge of the facts and are based on our views of the state of the law at the time they are expressed.
     Upon accepting this engagement on your behalf, LAW FIRM agrees to do the following: (1) provide legal counsel in accordance with the additional terms of engagement and the related engagement letter, and in reliance upon information and guidance provided by you; and (2) keep you reasonably informed about the status and progress of the Representation.
     To enable us to provide effective representation, you agree to do the following: (1) disclose to us, fully and accurately and on a timely basis, all facts and documents that are or might be material or that we may request, (2) keep us apprised on a timely basis of all developments relating to the Representation that are or might be material, (3) attend meetings, conferences, and other proceedings when it is reasonable for you to do so and (4) otherwise cooperate fully with us.
     Our firm has been engaged to provide legal services in connection with the Representation in the Matter, as specifically defined in our engagement letter. After completion of the Representation, changes may occur in the applicable laws or regulations that could affect your future rights and liabilities in regard to the Matter. Unless we are actually engaged after the completion of the Representation to provide additional advice on such issues, the firm has no continuing obligation to give advice with respect to any future legal developments that may pertain to the Matter.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     It is our policy and your agreement that the party we represent is the one identified in our engagement letter and that our attorney-client relationship does not include any related persons or entities. Far example, if a corporation, partnership, or other organization is identified as our client in our engagement letter referenced above, we do not represent any related parent companies, subsidiaries, affiliates, employees, officers, directors, shareholders, partners, members, commonly-owned corporations or partnerships, or other such persons, entities, or affiliates, whether now existing or hereafter becoming such by virtue of merger, dissolution, acquisition, or any other means. Accordingly, it is understood that we may represent another client with interests adverse to any such affiliated or related person or entity without first obtaining consent from you.
SECTION 13 Who Will Provide the Legal Services
     As our engagement letter confirms, LAW FIRM will represent you in the Matter. LAW FIRM is a registered limited liability partnership pursuant to the Texas Revised Partnership Act.
     Although our firm will be providing legal services, each client of the firm customarily has a relationship principally with one attorney, or perhaps a few attorneys. At the same time, however, the work required in the Representation, or parts of it, may be performed by other firm personnel, including lawyers and legal assistants. Such delegation may be for the purpose of involving other firm personnel with experience in a given area or for the purpose of providing services on an efficient and timely basis.
SECTION 14 Our Relationships With Others
     Our law firm represents many companies and individuals. In some instances, the applicable rules of professional conduct may limit our ability to represent clients with conflicting or potentially conflicting interests. Those rules of conduct often allow us to exercise our independent judgment in determining whether our relationship with one client prevents us from representing another. In other situations, we may lie permitted to represent a client only if the other clients consent to that representation.
     Rules concerning conflicts of interest vary with the jurisdiction. In order to avoid any uncertainty, it is our policy that the governing rules will be those applicable to the particular office of our firm that prepares the engagement letter for a particular matter. The acceptance by you of our engagement letter constitutes as express agreement with that policy, unless the engagement letter specifically states that some outer rules of professional responsibility will govern our attorney-client relationship.
     If a controversy unrelated to the Matter develops between you and any other client of the firm, we will follow the applicable rules of professional responsibility to determine whether we may represent either you or the other client in the unrelated controversy.
     In addition to our representation of other companies and individuals, we also regularly represent lawyers and law firms. As a result, opposing counsel in the Matter may be a lawyer or law firm that we may represent now or in the future. Likewise, opposing counsel in the Matter may represent our firm now or in the future. Further, we have professional and personal relationships with many other attorneys, often because of our participation in bar associations and other professional organizations. It is our professional judgment that such relationships with other

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

attorneys do not adversely affect our ability to represent any client. The acceptance of these terms of engagement represents an unqualified consent to any such relationships between our firm and other lawyers or law firms, even counsel who is representing a party that is adverse to you in the Matter that is the subject of this engagement or in sonic other matter.
SECTION 15 Termination
     At any time, you may, with or without cause, terminate the Representation by notifying us of your intention to do so. If you terminate the Representation without cause, LAW FIRM shall retain the right to receive payment out of any Gross Recovery thereafter received by you (up to the full amount of such Gross Recovery) of all Other Charges incurred, charged or expended by LAW FIRM in connection with the Representation or which are incurred, charged or expended in connection with an orderly transition of the Matter, together with the full contingent fee share of any Net Recovery received by you. If LAW FIRM is discharged by you for cause, LAW FIRM may not be entitled to compensation or payment for its services or Other Charges in connection with the Representation or may be entitled to compensation or payment for such services or Other Charges on a quantum meruit basis as may be appropriate in the circumstances under the applicable laws and code or rules of professional conduct.
     We are subject to the codes or rules of professional responsibility for the jurisdictions in which we practice. There are several hypes of conduct or circumstances that could justify and result in our withdrawing from representing a client, including, for example, the following: misrepresentation or failure to disclose material feeds: fraudulent or criminal conduct; and action contrary to our advice. The right of LAW FIRM to withdraw with justification as described herein is in addition to any rights to withdraw with justification created by statute or recognized by the governing rules of professional conduct. We try to identify in advance and discuss with our clients any situation that may lead to our withdrawal. If LAW FIRM withdraws from the Representation, then, except as and unless otherwise provided in our engagement letter, LAW FIRM shall retain the right to receive payment out of any Gross Recovery theretofore or thereafter received by you (up to the full amount of such Gross Recovery) of all other Charges incurred, charged or expended by LAW FIRM in connection with the Representation or which we incurred, charged or expended in connection with an orderly transition of the Matter, and LAW FIRM may be entitled to compensation for its services on a quantum meruit basis out of any Net Recovery (as defined in the engagement letter) as may be appropriate in the circumstances under the applicable laws and code or rules of professional conduct. Further, you will promptly take all steps necessary too release LAW FIRM of any further obligations in the Representation or the Matter, including, without limitation, the execution of any documents necessary to effectuate LAW FIRM’s withdrawal from the Representation and the Matter.
     In the event that LAW FIRM notifies you that it believes it is entitled to compensation or payment for its services or Other Charges in connection with the Representation on a quantum meruit basis following termination of the Representation for cause, you and LAW FIRM will endeavor in good faith to agree upon such amount (if any) as is mutually acceptable to the parties. If after thirty (30) days you and LAW FIRM are unable to reach an agreement in this regard, their the parties agree to submit the dispute to a non-binding mediation before a mutually agreed-upon mediator in Dallas, Texas. In the event the dispute is not resolved by mediation, the parties agree to submit the dispute to binding arbitration before a board of three arbitrators in Dallas, Texas,

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

conducted under the Commercial Arbitration Rules of the American Arbitration Association and agree that the arbitrators shall be directed to determine and award to LAW FIRM such amount (if any) of fees for its services and (if not otherwise provided for in these Additional Terms of Engagement) payment or reimbursement for Other Charges to which the arbitrators determine LAW FIRM is entitled on a quantum meruit basis.
SECTION 16 Document Retention
     At the close of any matter, we send our flies in that matter to a storage facility for storage at our expense. The attorney closing the file determines how long we will maintain the files in storage. After that time, we will destroy the documents in the stored files.
     Upon termination of the Representation, we return to the client any documents and files that are subject to the agreement with such client or are specifically requested to be returned. As to any documents so returned, we may elect to keep a copy of the documents in our stored files.
SECTION 17 Severability
     If any term or provision of the engagement letter or these additional terms of engagement is finally determined by any court, arbitrator, or other tribunal to be void or unenforceable in whole or in part or as to any person, party, or circumstance, the engagement letter and these additional terms of engagement shall nevertheless be and remain valid and enforceable as to all terms and provisions thereof and as to all persons, parties, or circumstances as to which they are not thus determined to be void or unenforceable; and, notwithstanding any such determination, the engagement letter and these additional terms of engagement shall be and remain valid and shall be enforced, as to each term and provision thereof, to the maximum extent permitted by applicable laws and rules of professional conduct.
SECTION 18 Governing Law
     The engagement letter and these additional teems of engagement shall be construed and enforced in accordance with the laws of the State of Texas applicable to contracts made in and to be performed in Texas, without giving effect to conflicts of law principles that might require application of the laws of any other jurisdiction.
SECTION 19 Ownership of Client Claims/Grant of Lien
     Each of LAW FIRM and you acknowledge and repent that you own 100% of the Client Claims. You hereby grant a first priority lien to LAW FIRM on any Gross Recovery received or recovered by you or any party claiming by, through, or under you, to secure payment of the fees, if any, and Other Charges, if any, becoming payable from you to LAW FIRM as provided for in the engagement Letter agreement and these additional terms of engagement. Such lien will be in addition to all other rights of LAW FIRM to receive sums if any owing from you under the engagement letter agreement and these additional terms of engagement. You hereby represent and warrant to LAW FIRM that there are no other known outstanding liens on the Client Claims or Gross Recovery.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECTION 20 Standards of Professionalism and Attorney Complaint Information
     Pursuant to rules promulgated by the Texas Supreme Court and the State Bar of Texas, we are to advise our clients of the contents of the Texas Lawyer’s Creed, a copy of which is attached. In addition, we are to advise clients that the State Bar of Texas investigates and prosecutes complaints of professional misconduct against attorneys licensed in Texas. A brochure entitled Attorney Complaint Information is available at all of our Texas offices and is likewise available upon request. A client that has any questions about the State Bar’s disciplinary process should call the Office of the General Counsel of the State Bar of Texas at 1-800-932-1900 toll free

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 2.2
SECURED PROMISSORY NOTE

$125,707.00
Broward County,
Florida
December 28, 2006

FOR VALUE RECEIVED, the undersigned, Z-KAT, INC. a Florida corporation promises to pay to MAKO SURGICAL CORP., a Delaware corporation, and its successors and assignees (the “Holder”), at 2555 Davie Road, Ft. Lauderdale, Florida 33317 or such other place as the Holder may designate in writing to the Maker, the principal sum of $One Hundred Twenty Five Thousand Seven Hundred Seven Dollars ($125,707), with interest at an annual rate of eight and one half percent (8.5)% compounded annually.
     This Note is issued pursuant to the Addendum to Asset Contribution Agreement, dated effective as of December 28, 2006 (the “Agreement”), among the Maker and the Holder The covenants and agreements under the Agreement are incorporated in this Note. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Agreement.
     The Maker shall make payment (each a “Required Payment”) of principal and interest to retire the outstanding balance of principal and interest on this Not from any and all cash received (tender of which is unconditioned by payor) by Z-KAT or any Affiliate from a Payment Event (as defined in the Agreement).
     This Note may be prepaid in whole or in part at any time and from time to time without prior notice to the Holder. All payments hereunder shall be applied first to accrued interest and then to principal.
     Time is of the essence with respect to the payment of this Note. If this Note is not tally paid at maturity (including all additions accruing under the term herein whether the stated maturity date, by acceleration, or otherwise), the unpaid balance of principal shall earn interest, and shall be payable on demand, at the maximum rate allowed by law.
     This Note is secured by certain assets of the Holder as described more fully in the Agreement and any other liens and security interests provided for in the Agreement Reference is made to the Agreement as to various obligations and duties of the Maker and to various matters which shall entitle the Holder hereof to accelerate the indebtedness evidenced by this Note. The Holder is entitled to the benefit of the liens and security provided by the Agreement, and the covenants and agreements of the Maker under the Agreement are incorporated in this Note.
     Upon the nonpayment of any Required Payment installment of principal or interest within 5 business days after receipt by the Maker of written notice from the Holder that the Maker has failed to make the payment when due, or the occurrence of a “Material Breach” as defined in the Agreement, the entire unpaid principal of and accrued interest on this Note shall, at the option of the Holder, become due and payable immediately. It is further agreed that failure of the Holder to exercise this right of accelerating the maturity of the debt, or any indulgence granted from time to

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

time, shall in no event be considered as a waiver of such right of acceleration or estop the Holder from exercising such right.
     The Maker agrees to pay all costs and expenses incur ed by the Holder in connection with the collection of this Note, including reasonable attorneys’ fees and expenses (whether or not suit is filed, and if suit is fled, all those costs and expenses, including attorneys’ fees, incurred in any primary and appellate proceedings).
     In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under, applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless the Maker notifies the Holder that the Maker desires to have the excess sum returned to the Maker.
     All notices, demands, and other communications required or permitted in connection with this Note shall be in writing and shall be deemed to have been given when delivered or sent by first-class, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is received by the sender) and addressed, if to the Maker, at the mailing address provided in the Agreement, and if to the Holder, at the address specified in the first paragraph of this Note, or at such other addresses as the Maker and the Holder may designate to each other in writing.
     This Note shall be governed by, and construed and enforced under, the laws of Florida. Maker consents and agrees that Broward County, Florida, shall be the exclusive, proper, and convenient venue for any legal proceeding in federal or state court relating to this Note, and Maker waives any defense, whether asserted by motion or pleadings, that Broward County, Florida, is an improper or inconvenient venue. The Maker and every other party liable at any time for payment of this Note waives presentment, demand, test, notice of protest, and notice of dishonor.
     IN WITNESS WHEREOF, the Maker has executed this Note the date first stated above.

ZKAT, Inc.
By:
Name:
Title:

“Maker”

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECURED PROMISSORY NOTE

$125,707.00
Broward County,
Florida
December 28, 2006

FOR VALUE RECEIVED, the undersigned, Z-KAT, INC. a Florida corporation promises to pay to MAKO SURGICAL CORP., a Delaware corporation, and sits successors and assignees (the “Holder”), at 2555 Davie Road, Ft. Lauderdale, Florida 33317 or such other place as the Holder may designate in writing to the Maker, the principal sum of $One Hundred Twenty Five Thousand Seven Hundred Seven Dollars ($125,707), with interest at an annual rate of eight and one half percent (8.5)% compounded annually.
     This Note is issued pursuant to the Addendum to Asset Contribution Agreement, dated effective as of December 28, 2046 (the “Agreement”), among the Maker and the Holder The covenants and agreements under the Agreement are incorporated in this Note. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Agreement.
     The Maker shall make payment (each a “Required Payment”) of principal and interest to retire the outstanding balance of principal and interest on this Note from any and all cash received (tender of which is unconditioned by payor) by Z-KAT or any Affiliate from a Payment Event (as defined in the Agreement).
     This Note may be prepaid in whole or in part at any time and from time to time without prior notice to the Holder. All payments hereunder shall be applied first to accrued interest and then to principal.
     Time is of the essence with respect to the payment of this Note. If this Note is not fully paid at maturity (including all additions accruing under the term herein whether the stated maturity date, by acceleration, or otherwise), the unpaid balance of principal shall earn interest, and shall be payable on demand, at the maximum rate allowed by law.
     This Note is secured by certain assets of the Holder as described more fully in the Agreement and any other liens and security interests provided for in the Agreement. Reference is made to the Agreement as to various obligations and duties of the Maker and to various matters which shall entitle the Holder hereof to accelerate the indebtedness evidenced by this Note. The Holder is entitled to the benefit of the liens and security provided by the Agreement, and the covenants and agreements of the Maker under the Agreement are incorporated in this Note.
     Upon the nonpayment of any Required Payment installment of principal or interest within 5 business days after receipt by the Maker of written notice from the Holder that the Maker, has failed to make the payment when due, or the occurrence of a “Material Breach” as defined in the Agreement, the entire unpaid principal of and accrued interest in this Note shall, at the option of the Holder, become due and payable immediately. It is further agreed that failure of the Holder to exercise this right of accelerating the maturity of the debts or any indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the Holder from exercising such right.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     The Maker agrees to pay all costs and expenses incurred by the Holder in connection with the collection of this Note, including reasonable attorneys’ fees and expenses (whether or not suit is filed, and if it is filed, all those costs and expenses, including attorneys’ fees, incurred in any primary and appellate proceedings).
     In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation, to be exceeded, then the excess payment shall be edited as a payment of principal, unless the Maker notifies the Holder that the Maker desires to have the excess sum returned to the Maker.
     All notices, demands, and other communications required or permitted in connection with this Note shall be in writing and shall be deemed to have been given when delivered or sent by first-class, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is received by the sender) and addressed, if to the Maker, at the mailing address provided in the Agreement, and if to the Holder, at the address specified in the first paragraph of this Note, or at such other addresses as the Maker and the Holder may designate to each other in writing.
     This Note shall be governed by, and construed and enforced under, the laws of Florida. Maker consents and agrees that Broward County, Florida, shall be the exclusive, proper, and convenient venue for any legal proceeding in federal or state court relating to this Note, and Maker waives any defense, whether asserted by motion or pleadings, that Broward County, Florida, is an improper or inconvenient venue. The Maker and every other party liable at any time for payment of this Note waives presentment, demand, protest, notice of protest, and notice of dishonor.
     IN WITNESS WHEREOF, the Maker has executed this Note the date first stated above.

ZKAT, Inc.
By:
Name:
Title:

“Maker”

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit R.A.
EXECUTION VERSION
ASSET CONTRIBUTION AGREEMENT
     THIS ASSET CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into this 17th day of December, 2004, by and among Z-KAT, INC., a Florida corporation (“Z-KAT”), and MAKO Surgical Corp., a Delaware corporation (“Company”).
W I T N E S S E T H
     WHEREAS, Z-KAT is the owner of One Hundred (100) shares of common stock in Company, par value $0.001 per share (the “Common Stock”), which represents all the issued and outstanding equity securities of Company;
     WHEREAS, Z-KAT is the owner of all right, title and interest in and to the assets described on Schedule 2.1 hereto (the “Assets”), such assets being substantially all of the operating assets (but not all intellectual property assets) of Z-KAT currently used by Z-KAT in the MAKO Business (as defined below);
     WHEREAS, Z-KAT, as owner of all right, title, and interest in certain other intangible assets, including certain patents, patent applications, trade secrets and copyrights (the “Z-KAT Patent Rights”) and as licensee of patents, patent applications, trade secrets and copyrights from certain third-party licensors (the “Z-KAT License Rights”, together with the Z-KAT Patent Rights, the “Necessary IP Rights”), has developed and employed the Necessary IP Rights in the business of orthopedic surgery, which includes, without limitation, the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures, including, without limitation, the spine and neck, but which expressly excludes non-bone oncology, blood vessels and vital organs, neurology (which is the medical specialty concerned with the brain, spinal cord and nervous system), non-spine neurosurgery, cranial neurosurgery, ENT and otolaryngology (the “MAKO Business”);
     WHEREAS, Z-KAT desires to contribute and transfer the Assets to Company and to exclusively and irrevocably license and/or sublicense (as the case may be) the Necessary IP Rights to Company, and Company desires to acquire the Assets from Z-KAT and license and/or sublicense (as the case may be) the Necessary IP Rights from Z-KAT, to allow the Company to own and operate the MAKO Business, in exchange for the issuance of certain capital stock of the Company, all pursuant to this Agreement as hereinafter provided; and
     WHEREAS, the contribution and transfer of the Assets and the licensure of the Necessary IP Rights are a necessary precondition to the capitalization and funding of the Company through its anticipated sale and transfer of its Series A convertible preferred stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”) with cash proceeds of not less than Two Million Dollars (the “Series A Financing”).

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement
     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
     1.1 “Governmental Authority” shall mean any and all foreign, federal, state or local governments, Indian tribes, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc now existing.
     1.2 “Governmental Requirement” shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority applicable to Z-KAT or its MAKO Business.
     1.3 “Liabilities” shall mean all liabilities, obligations, losses, expenses, damages, indebtedness, claims or other amounts owed by a Person.
     1.4 “Person” shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.
     1.5 “Tax” and “Taxes” shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.
     1.6 “Affiliate” of any Person shall mean any Person controlling, controlled by or under common control with such Person.
2. CONTRIBUTION OF THE ASSETS; AGREEMENT TO LICENSE; CONTRIBUTION DATE.
     2.1 Contribution. Z-KAT hereby sells, assigns, transfers and delivers to Company all right, title and interest in and to the Assets (as set forth on Schedule 2.1 hereto), free and clear of any liens or encumbrances of any nature whatsoever (except for any liens, encumbrances or obligations, if any, expressly assumed by Company hereunder). Company hereby takes delivery from Z-KAT of the Assets along with the Licenses (described below), and

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

in consideration therefore, shall issue to Z-KAT the Contribution Consideration (as hereinafter defined) set forth in Section 3 below.
     2.2 Delivery of Assets and Transfer Documents. On or prior to the Contribution Date (hereinafter defined in Section 2.5), Z-KAT shall have taken all steps necessary to put Company in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Company hereunder), and have delivered to Company (i) duly executed assignments, as necessary, in form and substance acceptable to Company and in recordable form as appropriate, (ii) all equipment, furniture, fixture and other tangible assets utilized in the MAKO Business by Z-KAT, and (iii) such other duly executed transfer and release documents which Company has reasonably requested to evidence the transfer of the Assets to Company.
     2.3 Excluded Assets. The Assets shall not include any or all of the assets listed on Schedule 2.3 hereto (collectively, the “Excluded Assets”).
     2.4 Grant of Licenses. Z-KAT agrees to grant (i) licenses for the Z-KAT Patent Rights and (ii) sublicenses for Z-KAT License Rights which constitute all the Necessary IP Rights (collectively, the “Licenses”) to Company on the terms and subject to the conditions of that certain License Agreement, dated as the date hereof, by and between Z-KAT and Company, in the form attached hereto as Exhibit A (the “License Agreement”).
     2.5 Contribution; Contribution Date. Subject to the terms and conditions herein contained, the consummation of the transactions referred to in this Section 2 (the “Contribution”) shall take place in the Company’s principal office on December 17, 2004, or such other date and/or time as the parties may mutually determine (the “Contribution Date”); provided, however, that to the extent it is not reasonably possible to complete the transfer of particular assets hereunder (whether tangible or intangible) by that date due to required third party consents or approvals or other matters beyond Z-KAT’s control, Z-KAT shall use its commercially reasonable best efforts to complete the transfer as soon as reasonably practical thereafter and in the meantime shall make appropriate arrangements to permit the Company to utilize such assets (at no charge to the Company).
3. CONTRIBUTION CONSIDERATION.
     3.1 Contribution Consideration. The aggregate consideration for the Assets and Licenses hereunder shall be the delivery by Company to Z-KAT of (i) Four Million Two Hundred Seventy One Thousand Nine Hundred (4,271,900) shares of Common Stock (the “Retained Common Stock”); (ii) One Million Seven Hundred Forty Eight Thousand Seven Hundred Forty Six (1,748,746) shares of the Company’s Series A Convertible Preferred Stock (along with Five Hundred Seventy Seven Eighty Four (577,084) warrants to purchase the Common Stock, the “Exchanged Series A Stock”); and Two Hundred Fifty Thousand (250,000) shares of the Company’s Series A Convertible Preferred Stock (without any warrants, the “Retained Series A Stock”, together with the Retained Common Stock and the Exchanged Series A Stock, the “Contribution Consideration”), plus the assumption of the Assumed Liabilities (as defined below).

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     3.2 Assumed Liabilities. The Company hereby assumes the liabilities and obligations of Z-KAT that are listed and described on Schedule 3.2 hereto (the “Assumed Liabilities”) and no others.
     3.3 Excluded Liabilities and Obligations.
          (a) Except as expressly set forth in Section 3.2 above, Company shall not assume and shall not be liable or responsible for any Liability of the MAKO Business, Z-KAT or any Affiliate of Z-KAT, or any claim against any of the foregoing parties, of any kind, whether known or unknown, contingent, absolute or otherwise (collectively, the “Excluded Liabilities”), including, without limitation, any Liabilities or claim for Liabilities (whether in contract, in tort or otherwise, and whether or not successful): (i) of or against Z-KAT or not related in any way to the MAKO Business or Assets of any of them; (ii) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Assets or the MAKO Business which have not been expressly assumed by the Company hereunder to the extent any such Liability is either incurred by a Z-KAT or arises in connection with any action, omission or event occurring on or prior to the Contribution Date; (iii) related to the Taxes of Z-KAT; and (iv) all Bridge Loan Debt (as defined in Section 7.1).
          (b) Except for the Assumed Liabilities expressly provided for in Section 3.2 hereof, Z-KAT shall forever defend, indemnify and hold harmless Company (including its directors, officers, employees, agents and holders of Company securities and its and their respective successors and assigns, heirs, executors and administrators) from and against any and all Liabilities (including incidentals and consequential damages), costs and expenses (including court costs and reasonable attorney’s fees) related to or arising from the MAKO Business prior to the Contribution Date.
4. REPRESENTATIONS AND WARRANTIES OF Z-KAT. Z-KAT hereby represents and warrants to the Company as follows:
     4.1 Organization. Z-KAT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly authorized, qualified and licensed under all applicable Governmental Requirements known to Z-KAT to carry on its respective business in the places and in the manner as now conducted.
     4.2 Approvals. The shareholders of Z-Kat and Z-Kat’s Board of Directors have each approved the Contribution of the Assets and Necessary IP Rights to the Company pursuant to this Agreement. Z-KAT has obtained all necessary approvals from third party licensors to sublicense the Z-KAT License Rights to Company hereunder.
     4.3 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Charter or Bylaws or other governing documents of Z-KAT, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Z-KAT is now a party or by which Z-KAT or any of its properties, Assets or Z-KAT License Rights may be bound or affected; (ii) result in any violation of any material Governmental Requirement; (iii)

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

cause Company to lose the benefit of any right or privilege included in the Assets, including without limitation the HSS Agreement (as defined in Schedule 2.1 hereto); (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person (x) to terminate any such obligation or any right or benefit enjoyed by Z-KAT or (y) to exercise any right under any agreement in respect of the Assets, the Z-KAT License Rights or the MAKO Business, including without limitation the HSS Agreement; or (v) require notice to or the consent, authorization, approval or order of any Person not previously obtained, including without limitation with respect to the HSS Agreement.
     4.4 Properties, Assets and Leasehold Estates. Z-KAT has good and marketable title to the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. All leases pursuant to which real property is leased in connection with the MAKO Business are in good standing, valid and enforceable with respect to their terms. Z-KAT is the owner, without material restriction or royalty payments thereon, of all Z-KAT Patent Rights included in the License Agreement and has all rights with respect to any Z-KAT License Rights included in the License Agreement, including the right in each case to license or sublicense such intellectual property to the Company. To the best of Z-KAT’s knowledge, the Z-KAT Patent Rights and the Z-KAT License Rights do not infringe any intellectual property rights of a third party.
     4.5 Solvency. Z-KAT has delivered to counsel for the investors in the Series A Financing a pro forma unaudited balance sheet immediately following the Series A Financing. Such balance sheet discloses that the fair market value of its assets shall exceed its liabilities following the contemplated Series A Financing. Z-KAT does not have any non-disclosed liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is in excess of amounts shown or reserved therefor in such balance sheet other than liabilities or obligations incurred after the date of such balance sheet reasonably incurred in the ordinary course of business and consistent with past practice.
     4.6 Authorization. Z-KAT has full legal right, power and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereto to be performed by it. The execution and delivery of this Agreement by Z-KAT and the performance by it of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Z-KAT, and this Agreement has been duly and validly executed and delivered by Z-KAT and is the legal, valid and binding obligation of Z-KAT, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.
5. CONDITIONS TO CONTRIBUTION. The obligations of the Company to consummate the transactions to be performed by it in connection with the Contribution is subject to satisfaction of the following conditions: (a) the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects at and as of the Contribution Date; and (b) all actions and approvals to be taken by Z-KAT in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and substance to the Company. The Company may waive any condition specified in this Section 5 if it executes a writing so stating at or prior to the Contribution.
6. NATURE OF STATEMENTS AND SURVIVAL OF
INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF Z-KAT. All indemnifications, guarantees, covenants, agreements, representations and warranties made by Z-KAT hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Contribution but only for a period of three years after the Contribution Date, except that Sections 4.1 and 4.6 shall survive in perpetuity.
7. SPECIAL COVENANTS.
     7.1 Exchange of Exchanged Series A Stock. The parties agree that the Company shall issue the certificate representing the Exchanged Series A Stock (the “Z-KAT Certificate”) in escrow pending execution and delivery of the Exchange Agreement (as described below). Thereafter, Z-KAT shall transfer the respective portion of the Exchanged Series A Stock, and the Company shall issue certificated shares, to each participating holder of Z-KAT bridge note debt (each a “Bridge Note Holder”) in exchange for cancellation of all outstanding principal and accrued and unpaid interest of such Bridge Note Holder’s bridge loan (collectively, the “Bridge Note Debt”, all in accordance with the terms and conditions of that certain Exchange Agreement, by and among Z-KAT, the Company and each such Bridge Note Holder, contemplated for closing immediately following the Contribution Date (the “Exchange Agreement,” which is expressly incorporated herein by reference). Z-KAT agrees and covenants that the Exchanged Series A Stock shall not be transferred to any third party other than the Bridge Note Holders. Z-KAT agrees that the Company shall cancel the Z-KAT Certificate upon consummation of the Exchange Agreement.
     7.2 Liquidation of Retained Series A Stock. Z-KAT acknowledges that the Retained Series A Stock shall be transferred solely for use in satisfaction of the Excluded Liabilities (exclusive of the Bridge Note Debt) (collectively, the “Bone Fide Debt”), and Z-KAT covenants and warrants to transfer the Retained Series A Stock (including any and all proceeds thereof) solely for the purpose of satisfying such Bone Fide Debt (in each case, a “Transfer”). Any Transfer thereof shall be effective only if (i) made (A) to a bone fide creditor of Z-KAT holding Bone Fide Debt (each, a “Bone Fide Creditor”) or (B) to a Person (which shall be an “accredited investor” within the meaning of SEC Rule 501 of Regulation D) pre-approved in writing by the Company, the proceeds of which shall be immediately thereafter transferred to a Bone Fide Creditor; (ii) such Transfer complies with Article III of the Stockholders Agreement by and among Z-KAT, the Company and certain stockholders of the Company, contemplated for execution within five (5) business days following the Contribution Date (the “Stockholders Agreement,” which is expressly incorporated herein by reference), except that the option of each Investor Stockholder (as such term is defined in the Stockholders Agreement) shall run for ten (10) business days in connection with a Transfer hereunder; and (iii) each permitted transferee hereunder enters into an agreement or instrument of accession to the Stockholders Agreement whereby such assignee shall (x) become an “Additional Stockholder” under the Stockholders Agreement and (y) agree to become and remain bound by the restrictions and provisions of the Stockholders Agreement as and to the same extent as the other Stockholders (as defined in the Stockholders Agreement) party hereto.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     7.3 Cash Advance Repayment and Use Thereof. The parties acknowledge that Z-KAT and the Company are parties to that certain letter agreement, dated November 3, 2004 (the “Cash Advance Letter”), pursuant to which Z-KAT has made certain cash payments on behalf of the Company for which, pursuant to the Cash Advance Letter, the Company is obligated to make repayment upon consummation of the Series A Financing. Z-KAT and the Company hereby agree and covenants that the Company shall transfer Two Hundred Fifty Thousand Dollars ($250,000) to Z-KAT upon consummation of the Series A Financing (the “Cash Advance Repayment”), and that such Cash Advance Repayment, in conjunction with the issuance to Z-KAT of the Retained Series A Stock, shall be in full satisfaction of all amounts due pursuant to the Cash Advance Letter as of the Contribution Date. Furthermore, Z-KAT hereby covenants that the proceeds of the Cash Advance Repayment shall only be transferred to a Bone Fide Creditor holding Bone Fide Debt, absent the written consent of the Company.
     7.4 Excluded Liabilities. Notwithstanding the other covenants, promises and agreements contained in this Section 7, Z-KAT hereby covenants and agrees to use its reasonable best efforts to satisfy in full the Excluded Liabilities.
8. ASSIGNMENT OF CONTRACTS. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claims as to which all of the remedies for the enforcement thereof enjoyed by a Z-KAT would not, as a matter of law or by its terms, pass to Company as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Company, Z-KAT, at the request and expense and under the direction of Company, shall for a period of three (3) years after the Contribution Date, take all such reasonable action and do or cause to be done all such things as, in the opinion of Company, will be necessary or proper in order that the obligations of Z-KAT under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Company, and for, and to facilitate, the collection of the monies due and payable and to become due and payable thereunder to Company in and under every such contract and claim incurred after the Contribution. Z-KAT shall promptly pay over to Company all monies collected by or paid to it in respect of every such contract, claim or demand to the extent such monies are earned by the Company on or after the Contribution Date. Nothing in this Section 8 shall relieve Z-KAT of its obligation to use its best efforts to obtain any consents required for the transfer of the Assets (and all rights thereunder) and the license and sublicense of the Necessary IP Rights to Company.
9. SPECIAL PROVISIONS REGARDING EMPLOYEES OF Z-KAT. The parties hereby agree and acknowledge that, pursuant to the Cash Advance Letter, Z-KAT has provided its employees on an exclusive basis to the Company, and that effective of the Contribution Date, all such employees shall continue to provide exclusive service to the Company (which shall be solely responsible for compensation and benefits of all such employees), notwithstanding that all such employees shall remain employees of Z-KAT through December 31, 2004 and shall become employees of the Company, effective January 1, 2005 (the “Transition Arrangement”). The contemplated, non-binding roster of transitioning employees

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

is as set forth in Schedule 9 hereto. The parties acknowledge that the Transition Arrangement is meant solely for ease of payroll administration and other human resources consideration and the parties hereby covenant to use mutual best efforts to effectuate the smooth implementation of the Transition Arrangement in accordance with purpose set forth in this Section 9. It is the intention of Company, and Z-KAT hereby acknowledges and agrees with such position, that any employee (whether of Z-KAT or otherwise) that Company hires after the Contribution Date will be a new employee of Company as of the date of hire and shall be an employee at will of Company unless otherwise agreed in writing between Company and such employee.
10. FURTHER ACTIONS. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby. Notwithstanding the foregoing, Z-KAT agrees and covenants to transfer, assign or otherwise deliver to Company all documentation (including, without limitation, any regulatory submission documents, e.g. 510k submissions, CE Mark technical files, etc. and regulatory clearances e.g., 510k clearances, EC examination certificates for CE Mark) necessary or reasonably requested, based on any Governmental Requirement, for Company to undertake and effectuate the MAKO Business.
11. GENERAL PROVISIONS.
     11.1 GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT-OF-LAWS RULES AS APPLIED IN DELAWARE. THE SECTION HEADINGS CONTAINED HEREIN ARE FOR PURPOSES OF CONVENIENCE ONLY, AND SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THIS AGREEMENT OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT IN ANY WAY.
     11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or forty-eight (48) hours after sent by United States registered mail, first-class, postage prepaid or by confirmed facsimile addressed to the Company at its address.
     11.3 Severability. Should any provision of this Agreement be held unenforceable or invalid, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement.
     11.4 Entire Agreement. This Agreement and the License Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.
     11.5 Binding Effect; Assignment. All the terms, provisions, covenants and

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.
     11.6 Execution and Delivery; Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

ATTEST:	MAKO SURGICAL, CORP.

/s/ Menashe Frank	By: /s/ Maurice R. Ferré

Secretary:	Name: Maurice R. Ferré Title: President

Z-KAT

Z-KAT, INC.

ATTEST:

/s/ Fritz LaPorte	By: /s/ Maurice R. Ferré

Secretary:	Name: Maurice R. Ferré Title: President
[Corporate Seal]

SIGNATURE PAGE TO ASSET CONTRIBUTION AGREEMENT

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2.1
LIST OF ASSETS
     (All terms used herein that are defined in the Agreement to which this Schedule is attached have the same meaning herein as set forth in such Agreement.)
     The Assets shall consist of all assets of Z-KAT utilized solely or primarily in the MAKO Business and all tangible and certain specified intangible assets utilized solely or primarily in connection with the MAKO Business and to which Z-KAT has the right, title and interest, other than the Excluded Assets listed on Schedule 2.3 hereto. The Assets specifically shall include, but not be limited to (i) the names “MAKO Surgical,” “MAKO Robotic” and all derivations thereof, (ii) all of the inventory, work-in-process, materials, furniture, fixtures, equipment, leasehold improvements, leases, tooling, telephone numbers, warranties on assets, prepaid expenses, including insurance, customer lists, drawings, software documentation, licenses and permits, books and records (other than corporate minutes and stock records), marketing materials, noncompete agreements, non-disclosure agreements, consulting agreements and employment agreements with employees of Z-Kat engaged in the business or to be hired by the Company, contracts and contract rights, including, without limitation, the Sponsored Research and Collaboration Umbrella Agreement and addendum, by and between Z-KAT and Hospital for Special Surgery, as amended June 10, 2004 (the “HSS Agreement”), inventions, copyrights, trademarks, trade names, service marks and service marks pending (if any), corporate names, royalty agreements and other proprietary rights of Z-KAT used primarily in the MAKO Business; and (iii) the following:

Deposits
Barrett Technologies — WAM Deposit	$39,750.00
Barrett Technologies — WAM Deposit	72,875.00
Barrett Technologies — Wrist Deposit	6,500.00

Total Deposits	$119,125.00

Prepaid Expenses
HSS Prepaid Services	$22,083.31

Fixed Assets
R&D Equipment, net	$34,023.04
Computer Equipment, net	35,230.87
Office Equipment & Furniture, net	37,910.46

Total Fixed Assets	$107,164.37
Note: The above balances are estimates through the closing date.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2.3
EXCLUDED ASSETS
The stock ledger and corporate minute book of Z-KAT, as well as the following retained assets:

Cash (approximate)	$246,979.68
Accounts Receivable	104,278.55
Due from Biomet	40,835.25
Inventory, net of reserve	272,432.96
Deposits	1,003.65
Prepaid Expenses	26,935.35

Fixed Assets
Manufacturing Equipment, net	$6,055.55
Loan & Demo Equipment, net	464.83
Fee-Per-Use Equipment, net	28,163.77
Leasehold Improvements, net	2,030.83
R&D Equipment — on Loan, net	34,386.46

Total Fixed Assets	$71,101.44

Patents & Licenses, net	$3,446,281.89
Goodwill, net	361,737.95
Security Deposit	8,259.26
Deferred Software Development	254,231.00
Deferred R&D Costs	205,799.92
Note: The above balances are estimates through the closing date.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3.2

ASSUMED LIABILITIES
The Company shall be responsible for all costs and expenses relating to the MAKO Business arising after the Contribution Date, including, without limitation, all obligations concerning employees as set forth in Section 9 of the Agreement, and all obligations (including, without limitation, lease and utility payments) associated with the offices in which the MAKO Business is performed.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 9
TRANSITIONING EMPLOYEES

Employee	Title
Maurice Ferré	President & Chief Executive Officer
Rony Abovitz	Chief Technology Officer
Fritz LaPorte	Chief Financial Officer
Menashe Frank	General Counsel
Louis Arata, Ph.D.	Director of Software Engineering
Arthur Quaid, Ph.D.	Director of Research & Development
William Tapia	Director of Regulatory Affairs
Benjamin Hajaj	Director of Operations / Quality Assurance
Scott Illsley	Application Team Leader
Hyosig Kang, Ph.D.	Haptic Systems Scientist
Mark Leybzun	Sr. Mechanical Engineer
Dennis Moses	Sr. Systems Software Engineer
Jeetendra Bharadwaj	Mechanical Engineer
Prashant Chopra	Application Software Engineer
Viraj Alankar	Systems Administrator
Daniel Norona	Accounting Manager
Gerald Riley	Document Control Manager
Althea Brown-Walden	Office Administrator

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit R.B.
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into this 17th day of December, 2004 (the “Effective Date”), by and among Z-KAT, INC., a Florida corporation (“Z-KAT”), and MAKO Surgical Corp., a Delaware corporation (“MAKO”). Z-KAT and MAKO are each referred to as a “Party” and collectively as “Parties.”
     WHEREAS, Z-KAT and MAKO have entered that certain Contribution Agreement, dated as of the even date herewith (the “Contribution Agreement”), in which Z-KAT has agreed to enter into this License Agreement;
AGREEMENT
     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITION
     1.1 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.2 “Biomet Agreements” refers collectively to that certain Cross License Agreement by and between Z-KAT and Biomet Manufacturing Corp. (“Biomet”), a copy of which is attached hereto as Exhibit F, that certain Sublicense Agreement by and between Z-KAT and Biomet, a copy of which is attached hereto as Exhibit G, and that certain Asset Purchase and Sale Agreement by and between Z-KAT and Biomet Manufacturing Corp., all of which were entered into effective as of October 1, 2004.
     1.3 “IP Rights” mean patents and patent applications, including provisional patents, design patents and registrations, utility patents, utility models, petty patents; any continuation, continuations-in-part, divisional, extension, provisional application, substitute, reissue, reexamination, renewal, or extension (including any supplementary protection certificate) of any such patent or patent application; any confirmation patent or registration patent or patent of addition based on any such patent; all foreign counterparts of any of the foregoing, and any patent claiming priority to any such patent or patent application (collectively “Patents”); U.S. and foreign copyrights and copyright registrations, database protection rights, mask works and mask work registrations, and all renewals, continuations, and extensions thereof (collectively “Copyrights”); ownership and all rights to control possession, use and/or disclosure of trade secrets and other confidential information; all causes of action relating to any of the forgoing, including the right to collect and receive past damages; all applicable rights under all

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

international and transnational treaties and conventions relating to protection of intellectual or industrial property arising from any of the forgoing, and all other legal rights (whether they arise under contract, statute or common law) for the protection of intellectual or industrial property throughout the world. Specifically excluded from IP Rights are trademarks, trade dress, trade names, and similar rights in indicia of origin.
     1.4 “License” has the meaning given to it in Section 2.1.
     1.5 “License Agreements” mean, collectively, that certain that certain Master Agreement by and between Z-KAT and Cleveland Clinic Foundation(“CCF”), effective as of January 1, 2003 (the “CCF License Agreement”), a copy of which is attached hereto as Exhibit A; that certain Agreement by and between Z-KAT and Cedara Software Corp. (“Cedara”), made effective as of September 19, 2003 (the “Cedara License Agreement”), a copy of which is attached hereto as Exhibit B; that certain License Agreement, by and between Z-KAT and Northwestern University (“NWU”), made July 30, 1997 (the “NWU License Agreement”), a copy of which is attached hereto as Exhibit C; that certain License Agreement by and between Z-KAT and George S. Allen (“Allen”), made August 31, 2001 (the “Allen License Agreement”), a copy of which is attached hereto as Exhibit D, and that certain Exclusive License by and between Z-KAT and Barrett Technology (“Barrett”), dated March 12, 1998, a copy of which is attached hereto as Exhibit E. Allen has subsequently assigned his interests in the Allen License Agreement to Marker LLC, a Tennessee Limited Liability Company (“Marker”) (Allen and/or Marker, as the case may be, hereinafter referred to as “Allen”).
     1.6 “Licensors” refer to Barrett, CCF, Cedara, NWU, and Allen, collectively. “Licensor” refers to any one of them.
     1.7 “Licensed IP Rights” means (a) all the Licensed Patents and (b) all IP Rights, excluding however Patents, throughout the world that, as of the Effective Date, are owned (in whole or in part) by Z-KAT or have been licensed (including sublicensed) to Z-KAT and are licensable by Z-KAT to others, including without limitation those IP Rights (excluding Patents) licensed to Z-KAT by CCF (the “CCF Licensed IP Rights”), Cedara (the “Cedara Licensed IP Rights”), NWU (the “NWU Licensed IP Rights”), Allen (the “Allen Licensed IP Rights”), and Barrett (the Barrett Licensed IP Rights”), pursuant to the respective License Agreements, and by Biomet (the Biomet Licensed IP Rights”) under the Biomet Agreements.
     1.8 “Licensed Patents” means those Patents identified on Schedule 1.8, and all Patents claiming the benefit of, priority to, or any subject matter found in, the identified Patents.
     1.9 “MAKO Business” has the meaning given to it in the Contribution Agreement.
     1.10 “MAKO Field” means the medical specialty of orthopedic surgery, which includes, without limitation, the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures, including, without limitation, the spine and neck, but which expressly excludes non-bone oncology, blood vessels and vitals organs, neurology (which is the medial specialty concerned with the brain, spinal cord and nervous system), non-spine neurosurgery, cranial neurosurgery, ENT and otolaryngology.
     1.11 “Technical Information” means, collectively, all technical information, including without limitation software, documentation, files, data and information contained therein, in

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Z-KAT’s possession relating to the MAKO Business, to the extent is owned or otherwise licensable (including sub-licensable) by Z-KAT to others.
     1.12 “Z-KAT Field” means all fields other than the MAKO Field.
ARTICLE 2
GRANTS OF LICENSE
     2.1 Grant of License to MAKO. Subject to all of the terms and conditions of this Agreement, and in particular the limitations of Section 2.3, Z-KAT grants to MAKO, to the extent it has a right to do so, a worldwide, fully transferable, perpetual, royalty-free and fully paid-up license (or sublicenses, as the case may be) under the Licensed IP Rights within, and limited to, the MAKO Field (the “License”). The License granted hereunder (a) shall include the right to sublicense, (b) is irrevocable and cannot be terminated for any reason (including material breach of this Agreement) except as expressly provided herein, and (c) is transferable to the extent that such transfer is in compliance with Section 11.2.
     2.2 Scope of Grant.
          (a) The License is exclusive within the MAKO Field, but only to the extent that the Licensed IP Rights possessed or licensable by Z-KAT are exclusive within the MAKO Field.
          (b) The License includes, unless it is otherwise expressly stated in this Agreement, and subject specifically to the limitations of Section 2.3, the following rights:
               (i) with respect to Patents, to make, have made, use, lease, sell, offer to sell, and import machines and articles of manufacture for use within the MAKO Field; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of products for use within the MAKO Field, which are made or imported under the authority of the licensee;
               (ii) with respect to Technical Information, to make, use, sell, lease, distribute, publicly display, and make available products solely within the MAKO Field incorporating or embodying the Technical Information;
               (iii) with respect to copyrights, to copy, publicly distribute, publicly perform, publicly display, prepare derivatives, and digitally transmit the work in which the copyright exists, for use within the MAKO Field; and
               (iv) to convey to any purchaser, lessee, or user of any product for use within the MAKO Field, which is made under authority of MAKO or its sublicensee, rights to use and resell the product.
          (c) MAKO may, without the consent of or notice to Z-KAT, grant further sublicenses under the License, but only to the extent and within the scope of the License that it has been granted under this Agreement. However, if any of the License Agreements require

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

notice of grant of sublicense, MAKO must provide notice to the Licensor in accordance with the License Agreement.
     2.3 Limitations on and Exclusions from Grant.
          (a) Notwithstanding section 2.2(a), MAKO may not, and will not, make available to third parties any part or portion of software that is included with or that contains Technical Information except pursuant to a license that obligates the licensee not to disclose the software or use it except as permitted by this Agreement, and subject to all the terms and conditions of this Agreement.
          (b) Notwithstanding section 2.1, the grant to MAKO of a sublicense in section 2.1 under the Allen Licensed IP Rights is non-exclusive. Furthermore, MAKO acknowledges that the License with respect the making or manufacturing products under the Allen License Agreement is conditioned on the prior written approval of Allen. Z-KAT shall diligently work with Allen, and MAKO shall cooperate as required, to obtain such approval within a reasonable period of time after the Effective Date of this Agreement. Until Allen has provided written approval for MAKO to make products covered by the Licensed IP Right licensed to Z-KAT under the Allen License Agreement, MAKO may purchase from Z-KAT, and Z-KAT will sell to MAKO at cost, fiducial markers and other products that come within the scope of the Licensed IP Rights licensed to Z-KAT pursuant to the Allen License Agreement that meet the specifications agreed to by MAKO and Z-KAT. All fiducial markers and other products purchased by MAKO from Z-KAT that are covered by Licensed IP Rights under the Allen License Agreement shall be manufactured by an entity approved by MAKO, which approval will not be unreasonably withheld.
          (c) For the avoidance of any doubt, and notwithstanding anything to the contrary in this Agreement, Z-KAT is not granting to MAKO a license or sublicense that it is not otherwise permitted to grant under the Licensed Agreements, or that extends beyond the scope of, or otherwise constitutes a breach of, any agreement to which Z-KAT is a party as of the Effective Date, including without limitation the License Agreements, the Biomet Agreements and other agreements (collectively “Prior Agreements”). Z-KAT’s foregoing grant of a License to MAKO under this Article 2 is subject to all of the limitations of the Prior Agreements. In particular, and without limiting the generality of this Section 2.3(c), the scope of the sublicenses granted by this Agreement under the licenses granted in the Cedara Agreement are non-exclusive and are limited to the right to make, have made, use, sell, copy, modify, prepare derivatives, adapt, transmit, perform, and reproduce apparatus, processes, software and other works of authorship and information with respect to “ CAOS Applications” and “ CAOS Platforms,” as those terms are defined in the Cedara Agreement.
     2.4 No Other Licenses; No Assignments. Other than the licenses expressly set forth above or in other written agreements, Z-KAT is not granting any other license or sublicense, whether by implication, estoppel or otherwise. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to, or other ownership interest in, any IP Right.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 3
PUBLICITY AND CONFIDENTIALITY
     3.1 Confidentiality of Technical Information Exchanged by the Parties. Each Party will hold any technical or other information that is disclosed to it by the other Party, and that is owned, and not licensed to, such other Party (“Confidential Information”) in confidence and take reasonable precautions to maintain and protect the confidentiality of the Confidential Information, but in no event less than reasonable care that it would take to protect its own confidentiality and proprietary information. Technical Information that is owned, and not licensed to, Z-KAT will be treated as Confidential Information. Technical Information that is licensed to Z-KAT and sublicensed to MAKO herein will be treated pursuant to Section 3.3. A receiving Party may disclose Confidential Information of the disclosing Party to, and share the Confidential Information of the disclosing Party with, its employees, contractors, representatives, and others who have a need to know it, so long as each such person is obligated not to disclose such information to others and to use it only for the purposes for which access is being given. Parties other than employees having access to software or to Confidential Information must be licensed to use the Confidential Information, and may only use it to the same extent as the receiving Party is licensed to use it under this Agreement.
     3.2 Exceptions. Notwithstanding the forgoing obligations of confidentiality,
          (a) The receiving Party may, except with respect to software, make available to third parties products and related user documentation incorporating or made using the Confidential Information. The receiving Party may only distribute to third parties Software that is part of, or that includes the Confidential Information, pursuant to a written agreement that obligates each third party not to disclose the software and not to use the software except as expressly permitted by this Agreement, and that expressly forbids use of the software beyond the limits of the licenses granted to the receiving Party in this Agreement.
          (b) The receiving Party may disclose Confidential Information as required by law, but only to the extent required by law, and also in response to a valid order of a court or other government body or any political subdivision thereof, but only if the receiving Party has taken reasonable action to seek a protective order limiting the scope of the disclosure and has promptly notified the disclosing Party of the requirement to disclose the Confidential Information.
          (c) Confidential Information does not include information that (i) is or becomes publicly known through no unauthorized act of a receiving Party or those that it has licensed or given access to the Confidential Information, (ii) is rightfully received by the receiving Party from a third party without obligation of confidentiality, or (iii) is approved by the disclosing Party for public disclosure.
     3.3 Confidentiality of Technical Information of Licensors. MAKO’s obligations under this Agreement with respect to any Technical Information licensed to Z-KAT and sublicensed to MAKO under this Agreement are the same as the obligations placed by the respective Licensors on Z-KAT with respect to such Technical Information, and in no event less than the obligations imposed on a receiving Party by Sections 3.1 and 3.2. MAKO may disclose to others, use and permit others to use any of Technical Information licensed to Z-KAT by a Licensor only to the extent the License Agreement of the Licensor under which the Technical Information is licensed to Z-KAT permits disclosure and use.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     3.4 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
ARTICLE 4
PATENTING; MAINTENANCE OF PATENTS; PAYMENTS
     4.1 Patent Prosecution and Maintenance.
          (a) Z-KAT will initially have the sole right to prosecute, control prosecution of, and maintain the Licensed Patents that are solely owned by Z-KAT (“Z-KAT Licensed Patents.”). However, it may, at is sole option, give control to MAKO to prosecute any one or more the Z-KAT Licensed Patents.
          (b) The Party having control over prosecution of a patent application or patent included in the Licensed Patents will consult and reasonably cooperate with the other Party in determining the best course of action for prosecuting each patent application that is included in the Licensed Patents. The Party in control will keep the other Party informed on each application’s or patent’s status and will promptly provide to the other Party copies of all papers and correspondence filed or sent in connection with the application. The Party not having control must have reasonable opportunity to consult with the other Party prior to the Party in control undertaking any action that may materially affect the scope, validity, or existence of the application.
          (c) Should a Party decide to give up control and responsibility for prosecution of a patent application, or decide to abandon such application with the intent not to continue examination of the claimed invention in another application, it must give the other Party reasonable notice of its intentions and take all reasonable steps to cooperate with the other Party and to transfer to it control of the application without loss of rights.
          (d) Should MAKO be given or take control of prosecution or maintenance of a patent application, Z-KAT will execute, and will take reasonable actions to obtain the cooperation of their respective employees in executing, all papers reasonably required to enable the other Party to file, prosecute and maintain such patent applications.
          (e) Nothing in this Section 4.1 shall be deemed to require MAKO to prosecute or maintain any Z-KAT Licensed Patents that MAKO (i) deems in its sole discretion no longer necessary to conduct the MAKO Business and (ii) renounces pursuant to Section 4.6.
     4.2 Maintenance Fees and Prosecution Costs.
          (a) For patents and patent applications included the Licensed IP Rights, MAKO will pay to Z-KAT its Ratable Share (defined in Section 4.2(c)) of all reasonable costs associated with prosecution and issuance of each patent or patent application (“Prosecution Costs”) included within the Licensed Patents. Examples of Prosecution Costs include

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

reasonable legal fees and foreign associate charges, filing fees, duplication costs, courier fees and the like. Maintenance, renewal fees (or “annuities”) and other periodic fees and taxes that must be paid to maintain a patent or patent application are not, for purposes of this section, Prosecution Costs. Should MAKO take responsibility for prosecution of any of the Licensed Patents, Z-KAT will be responsible for reimbursing MAKO for amounts in excess of its Ratable Share of the Prosecution Costs for each such patent or patent application.
          (b) MAKO will, within 15 days after receipt of written notice from Z-KAT, pay to Z-KAT its Ratable Share of costs (other than Prosecution Costs) associated with maintaining each patent and patent application included in the Licensed Patents, including without limitation any periodic government fees (“Maintenance Fees”) — e.g. maintenance fees, renewal fees, “annuities” and the like — and reasonable third-party charges and costs associated with tracking and paying the fees (collectively, “Maintenance Costs”). Should MAKO take responsibility for payment of the Maintenance Costs of any of the Licensed Patents upon mutual consent between MAKO and Z-KAT, Z-KAT will, within 15 days after receipt of written notice from MAKO, reimburse MAKO for amounts in excess of MAKO’s Ratable Share of the Maintenance Costs.
          (c) For the purposes of this Section 4.3, “Ratable Share,” with respect to any particular patent or patent application, equal to 1/N where N is the number of entities (including MAKO) licensed or sublicensed by Z-KAT under the particular patent or patent application; or, in the case of minimum royalties, sublicenses under the Licensed Agreement pursuant to which such Minimum Royalties are due.
     4.3 Running Royalties. For activities undertaken by, on behalf of, or under the authority of MAKO, its affiliates, and its sublicensees, MAKO will pay all royalties and other amounts of money that, if these activities were undertaken by Z-KAT, Z-KAT would otherwise be obligated to pay under the respective License Agreements as a consequence of the activities (“Running Royalties”).
     4.4 Minimum Royalties. MAKO will pay, in addition to Running Royalties, a portion of all Minimum Royalties (as defined below) and other amounts due under the License Agreements (other than the Allen License Agreement) after the Effective Date that are necessary to maintain a grant of license or exclusivity under a grant of license (“Minimum Royalties”). The portion of the Minimum Royalties that MAKO must pay under a given one of the License Agreements is the difference between the sum of any amounts actually paid by MAKO pursuant to Section 4.1 under the License Agreement, and a Ratable Share Minimum Royalty that is otherwise due under the License Agreement. Nothing in this Section 4.4 shall be deemed to require MAKO to maintain or pay any Minimum Royalties with respect toe Licensed Patents that MAKO (a) deems in its sole discretion no longer necessary to conduct the MAKO Business and (b) renounces pursuant to Section 4.6.
     4.5 Payments.
          (a) Except for Maintenance and Prosecution Costs that Z-KAT incurs, MAKO will pay all amounts due under this Agreement to a particular Licensor directly to the Licensor if the Licensor agrees to accept such payments directly from MAKO and to relieve Z-KAT from all obligations or responsibilities for collecting and paying amounts due from MAKO (as a

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

sublicensee) and for providing reports. Otherwise, MAKO will pay to Z-KAT all such amounts and provide to Z-KAT any reports required of Z-KAT or a sublicensee under the respective License Agreements. Z-KAT will immediately pay those amounts to the respective Licensors.
          (b) Except for Maintenance and Prosecution Costs, and unless MAKO comes to a different agreement with the Licensor as permitted under section 4.5(a), all of MAKO’s payments will be due and payable on the same schedules as Z-KAT’s payments are due under the respective License Agreements. If MAKO must pay Running Royalties and Minimum Royalties to Z-KAT pursuant to section 4.5(a), MAKO must pay to Z-KAT any and all amounts within 15 days after receipt of written notice from Z-KAT that such payment is due. MAKO must also deliver to Z-KAT any reports on the activities of MAKO and those under its authority that are due under the License Agreement.
          (c) Maintenance and Prosecution Costs incurred by Z-KAT will, to the extent they are reasonable, be reimbursed by MAKO within 45 days of presentation of an invoice or other document requesting payment. Z-KAT will, at MAKO’s request, supply any available additional documentation to substantiate the costs.
          (d) In the event Z-KAT fails to make any payment when due and payable under any one of the License Agreements and MAKO makes the payment Z-KAT is otherwise obligated to pay, MAKO may, at its option, pay to the Licensor the amount due, in which case it may seek reimbursement from Z-KAT for Z-KAT’s share of the payment that was due.
          (e) In the event MAKO fails to make any payment which it is obligated to make under this Agreement with respect to any sublicense granted hereunder, to Z-KAT or to any particular Licensor within thirty (30) days after receiving written notice by Z-KAT of MAKO’s failure to make such payment, then such sublicense granted to MAKO hereunder for which such payment was due shall terminate; provided, that this Agreement shall remain in full force and effect. However, if there is a genuine dispute between MAKO and a Licensor under a License Agreement regarding any amount due, MAKO’s failure to pay such amount will not give rise to termination of the sublicense granted hereunder, though MAKO will remain obligated to reimburse Z-KAT for MAKO’s share of any amounts paid by Z-KAT to such Licensor within 15 days of resolution of such dispute.
     4.6 Renunciation of License. MAKO may give up its license with respect to any one or more Licensed Patents by giving written notice to Z-KAT of its intention to do so, which will be effective immediately. MAKO will remain liable for any Prosecution Costs and Maintenance Costs incurred prior to giving up its license, but will have no further rights or obligations under this Article 4 with respect to the particular patent or patent application.
     4.7 Records and Audit. Unless MAKO otherwise comes to an agreement with the Licensor pursuant to Section 4.5(a), MAKO will keep all books, records and other information necessary for Z-KAT to comply with its obligations under each License Agreement with respect to sublicensees. In the event MAKO pays Z-KAT Running Royalties and Minimum Royalties pursuant to Section 4.4(a), MAKO (including related companies and sublicensees) will keep full, clear and accurate records with respect to all Licensed Products necessary for determining the amounts due to Z-KAT under this Agreement, and will furnish any information which Z-KAT

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

may reasonably prescribe from time to time to enable Z-KAT to ascertain the amounts due. Z-KAT may, not more than once per calendar year and only through accredited auditors, make an examination, following advance notice and during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. The auditors may disclose only the amounts due and may not disclose any records or other information of MAKO and their customers. Payments must be made within 60 days to compensate for any errors or omissions disclosed by such examination. If such audit discloses under-reporting of 5 percent or greater with respect to the reported sums paid to Z-KAT by MAKO during the applicable period subject to such audit, MAKO will fully reimburse Z-KAT within 60 days after demand, for the reasonable fees and disbursements for completing such audit. Otherwise, Z-KAT will be responsible for payment of the actual costs (including professional fees and disbursements) for each such audit.
ARTICLE 5
OTHER OBLIGATIONS OF MAKO
     5.1 Marking. MAKO will place a patent notice in accordance with 35 U.S.C. §287 on any products made by or on behalf of MAKO, which are covered by, or made with a process covered by, a US patent included within the Licensed IP Rights. MAKO will also require that each such product made under its authority (other than a product made by, on behalf of, or under authority of the other Party) will also be marked with a notice in accordance with 35 U.S.C. §287. Otherwise, MAKO shall not have any obligation to mark any product.
     5.2 Sublicensee Obligations under License Agreements. Notwithstanding anything to the contrary in this Agreement, MAKO will, with respect to its sublicense under each of the License Agreements, assume each obligation that a sublicensee must have under the License Agreement in order to avoid breach of the License Agreement and warrants that it comply with all terms and conditions of each License Agreement that apply to sublicensees.
     5.3 Grant Back of Non-Exclusive License. MAKO grants to Z-KAT a fully paid, royalty-free, non-exclusive, irrevocable, non-terminable license in the Z-KAT Field to make, have made, use, sell, offers for sale, copy, publicly distribute, perform, display and transmit (except as otherwise limited below), prepare derivatives, disclose and make available, publish arising from any Improvements (defined below) owned, invented, created or discovered either solely or jointly with others by MAKO or its employees, or otherwise licensable by MAKO without payment to an unrelated third party. This foregoing license is fully transferable, in whole or in part, without permission of MAKO and includes the right to grant sublicenses at any level. “Improvements” are (a) any inventions (whether or not patented) that would, if practiced, come within the scope of any Patents included in the Licensed IP Rights; (b) derivatives of any works of authorship (including software) that is the subject of the License granted to MAKO, or any work (including software) that, but for the License granted to MAKO, would infringe any of the Copyrights included in the Licensed IP Rights; and (c) inventions, software or additional technical information incorporating or embodying Technical Information licensed to MAKO, or that, but for the Technical Information licensed to MAKO, could not have been developed or discovered. MAKO must disclose any Improvements not previously disclosed to Z-KAT to Z-KAT promptly after Z-KAT’s request. Technical information developed by MAKO and disclosed to Z-KAT will be treated as Confidential Information of MAKO under Article 3.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     5.4 Good Faith Negotiation for Additional Licenses. MAKO will negotiate with Z-KAT in good faith to grant to Z-KAT on commercially reasonable, but mutually agreeable terms, a royalty-bearing license to Z-KAT in the Z-KAT Field, in addition to the royalty-free, non-exclusive license for Improvements under Section 5.3, under any IP Rights to any inventions (whether or not patentable), works of authorship (including software), or technical information conceived of, reduced to practice, created, developed or discovered, either solely or jointly with others, by MAKO, its employees and contractors. MAKO’s failure to offer or agree to an exclusive license will not be evidence of a lack of good faith or unreasonable.
ARTICLE 6
ENFORCEMENT
     6.1 No Obligation to Enforce; Cooperation. Subject to the rights of the Licensors of the Licensed IP Rights, neither Party has an obligation to enforce through a legal proceeding any Licensed IP Rights. MAKO will not enforce any of the Licensed IP Rights outside the MAKO Field without the prior consent of Z-KAT. Z-KAT will not enforce the Licensed IP Rights inside the MAKO Field without the prior consent of MAKO. In the event one Party desires to bring a legal action to enforce any of the Licensed IP Rights, the Parties will act promptly and in good faith, subject to the rights of the relevant Licensor of each of the Licensed IP Rights to be enforced, to negotiate terms and conditions under which one or both of the Parties may bring the action.
ARTICLE 7
LIMITED WARRANTIES; REPRESENTATIONS AND COVENANTS
     7.1 Each Party covenants that it will not terminate or knowingly take any action that would cause or permit termination of the License Agreements. Z-KAT covenants that it will not amend the License Agreements or knowingly take any other actions that would limit sublicenses granted under this Agreement.
     7.2 To the knowledge of Z-KAT, practice of the Licensed IP Rights, within the scope of the License granted in this Agreement (including all of its limitations), does not infringe any third party IP Rights.
     7.3 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO MARKETABILITY, USE OR FITNESS FOR ANY PARTICULAR PURPOSE, AND NON-INFRINGEMENT.
ARTICLE 8
BANKRUPTCY
     Z-KAT and MAKO each acknowledges and agrees that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the “Code”)), and (ii) is an executory contract, with significant obligations to be performed by Z-KAT and MAKO. The parties hereto agree that each may fully exercise all of its rights and elections under the Code following any event of bankruptcy affecting the other, including, without limitations, those set forth in Section 3 65(n) of the Code. If requested by

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MAKO, MAKO shall be entitled to (a) enjoy all of the rights, benefits and use granted hereunder for the remaining duration of the terms plus any renewal periods and (b) Z-KAT shall immediately make available to MAKO all product, source code, formulas, information, documents and raw materials as may be necessary for MAKO to continue to utilize the License and sublicenses granted hereunder following a rejection of the License and/or the sublicenses set forth in this Agreement in a Z-KAT bankruptcy.
ARTICLE 9
INDEMNIFICATION
     9.1 Indemnification.
          (a) Subject to the provisions of this Article 9, including, without limitation, Section 9.2, Z-KAT will indemnify in respect of, and hold MAKO and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and reasonable attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”), resulting from a third party claim of: (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of Z-KAT under this Agreement or (ii) failure to maintain any of the License Agreements. Z-KAT further agrees to indemnify in respect of, and hold MAKO, its officers, directors, employees and agents harmless against, all Damages, injuries and deaths claimed by a third party resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Z-KAT or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of MAKO, its employees, officers and directors.
          (b) Subject to the provisions of this Article 9, including, without limitation, Section 9.2, MAKO agrees to indemnify in respect of, and hold Z-KAT and its officers, directors, employees and agents harmless against, any and all Damages resulting from a third party claim of: (i) any misrepresentation, breach of warranty, or (ii) failure to perform any covenant or agreement on the part of MAKO under this Agreement, except to the extent such Damages result from the negligence, gross negligence or intentional misconduct of Z-KAT or its respective employees, officers and directors. MAKO further agrees to indemnify in respect of, and hold Z-KAT, the Licensors, and their respective offices, directors, employees and agents harmless against, all Damages, injuries and deaths claimed by a third party resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by MAKO or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Z-KAT, the Licensors, or their respective employees, officers and directors.
     9.2 Method of Asserting Claims, Etc. The party or parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article 9 will be asserted and resolved as follows:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (a) MAKO shall have the right to enforce all claims in connection with the use of the Licensed Patents in the MAKO Field and Z-KAT shall have the right to enforce all claims in connection with the use of the Licensed Patents in the Z-KAT Field.
          (b) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (x) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (y) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (z) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article 9, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE 10
TERM AND TERMINATION
     10.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated according to its terms or until all of the License Agreements terminate and all Licensed IP Rights have expired.
     10.2 Voluntary Termination By MAKO. MAKO may voluntarily terminate this Agreement upon 60 days written notice to Z-KAT.
     10.3 Survival.
          (a) To the extent permitted by the respective License Agreements, or to the extent MAKO and the respective Licensor agree, Z-KAT’s grant of sublicense to MAKO under the License Agreement will survive termination of the License Agreement. Otherwise, the sublicense will terminate with respect to any terminated License Agreement.
          (b) If a grant of sublicense to MAKO is terminated (or does not survive termination of the License Agreement under which it is granted), MAKO will cease all use of the Technical Information that is sublicensed pursuant to the terminated sublicense and either destroy all copies of it or return it to Z-KAT, as directed by Z-KAT or the Licensor of the Technical Information.
          (c) Articles 1, 3 and 9 will survive and continue after termination. Any amounts due under Article 4 prior to termination will remain due and become immediately payable.
ARTICLE 11
MISCELLANEOUS PROVISIONS
     11.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article 3, each Party consents to registration of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees. Specifically, and without limiting the foregoing, each Party consents to recordation of this Agreement in connection with any patents or copyright registrations included in the Licensed IP Rights. However, Exhibits to this Agreement must be

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

removed or redacted to show only the patents and copyright registrations and no additional information.
     11.2 Assignment. MAKO may assign this Agreement, but only upon (a) a written notice to Z-KAT specifying the assignee, (b) the assignee agrees to be bound by all of the terms and conditions of this Agreement as applicable to such assignee, and, if applicable, (c) a prior written consent from the third party Licensor as required under the applicable License Agreement. This Agreement will be binding on successors in interest and permitted assigns. Z-KAT may assign this Agreement with the prior written consent of MAKO, which shall not be unreasonably withheld only if the assignee agrees to be bound by all of the terms and conditions of the Agreement.
     11.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to Z-KAT:

Z-KAT, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer

With copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.
555 Thirteenth Street, NW
Washington, DC 20004
Telephone: 202-637-5600
Fax: 202-637-5910
Attention: Christopher J. Hagan, Esq.

If to MAKO:

MAKO Surgical Corp.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     11.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     11.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     11.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     11.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     11.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.
     11.9 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     11.10 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     11.11 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles 2 and 3 are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles 2 and 3 and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles 2 and 3 the claim or defense that such remedy at law exists. Furthermore, the parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles 2 and 3.
     11.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     11.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     11.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     11.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[NEXT PAGE IS SIGNATURE PAGE]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Z-KAT, Inc.
By:	/s/ Maurice R. Ferré
	Name:	Maurice R. Ferré
	Title:	President
	Date:	12-17-04

MAKO Surgical Corp.
By:	/s/ Maurice R. Ferré
	Name:	Maurice R. Ferré
	Title:	President
	Date:	12-17-04

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.8
LICENSED PATENTS
Z-KAT OWNED PATENTS

					Application		Grant
Ref No.	Ctry	Status	Short Title	Application No.	Date	Grant No.	Date	EXP Date
	US	PEN	Image Guided Interventional Method and Apparatus	60/409,339	09-Sep-02			2022
Temp	US	PEN	Digital Minimally Invasive Surgery System	09/978,599	16-Oct-01			16-Oct-2021
15-2	MY	PEN	System and Method for Using a Haptic Device in Combination with a Computer Assisted Surgery System	PI 20030792	06-Mar-03			06-Mar-2022
15-3	TW	PEN	System and Method for Using a Haptic Device in Combination with a Computer Assisted Surgery System	92104819	06-Mar-03			06-Mar-2022
15-4	WO	PEN	System and Method for Using a Haptic Device in Combination with a Computer Assisted Surgery System	PCT/US03/07063	06-Mar-03			2023
17-1	US	PEN	System and Method for Intra-Operative Haptic Planning of a Medical Procedure	10/384,077	06-Mar-03			06-Mar-2023
18-1	US	PEN	System and Method for Using a Haptic Device as an Input Device	10/384,078	06-Mar-03			06-Mar-2023
19-1	US	PEN	System and Method for Haptic Sculting of Physical Objects	10/384,072	06-Mar-03			06-Mar-2023
23-1	US	PEN	System and Method for Interactive Haptic Positioning of a Medical Device	10/384,194	06-Mar-03			06-Mar-2023
38-1	US	PEN	Guidance System and Method for Surgical Procedures with Improved Feedback	10/621,119	16-Jul-03
29-2	US	NAT	Interactive Computer-Assisted Surgery System and Method	10/772,083	04-Feb-04
29-3	WO	PCT	Interactive Computer-Assisted Surgery System and Method	PCT/US04/03066	04-Feb-04
37-2	US	NAT	Portable, Low-Profile Integrated Computer, Screen and Keyboard for Computer Surgery Applications	10/772,137	04-Feb-04
37-3	WO	PCT	Portable, Low-Profile Integrated Computer, Screen and Keyboard for Computer Surgery Applications	PCT/US04/03067	04-Feb-04
38-2	WO	PEN	Guidance System and Method for Surgical Procedures with Improved Feedback	PCT/US04/22978	16-Jul-2004

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Licensed from Z-KAT (as co-owner)

					Application		Grant
Ref. No.	Ctry	Status	Short Title	Application No.	Date	Grant No.	Date	EXP Date
7-1	US	PEN	Tool Position Indicator	08/756,257	25-Nov-96			25-Nov-2016
6-2	US	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	09/963,873	25-Sep-01			25-Sep-2021
6-4	AU	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2001294718	25-Sep-01			25-Sep-2021
6-5	CA	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2,422,950	22-Sep-01			25-Sep-2021
6-6	CN	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	1816221.5	25-Sep-01			25-Sep-2021
6-7	EP	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	1975384.7	25-Sep-01			25-Sep-2021
6-8	JP	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2002-538364	25-Mar-03			25-Sep-2021
6-9	KR	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2003-7004328	25-Mar-03			25-Sep-2021
12-2	US	PEN	Tool Calibrator and Tracker System	10/062,842	30-Jan-02			30-Jan-2022
12-4	CN	PEN	Tool Calibrator and Tracker System	2807775.X	30-Jan-02			30-Jan-2022
12-5	JP	PEN	Tool Calibrator and Tracker System	2002-561895	07-30-03			30-Jan-2022
12-3	EP	PEN	Tool Calibrator and Tracker System	2707675.1	30-Jan-02			30-Jan-2022
6-10	HK	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	3106125.2	26-Aug-03
16-1	US	PEN	Image Guided Interventional Method and Apparatus	10/658,110	09-Sep-03
16-2	WO	PCT	Image Guided Interventional Method and Apparatus	PCT/US03/28161	09-Sep-03
24-2	US	NAT	Microscope Calibrator*	08/938,116	26-Sep-1997	6,081,336		26-Sep-2017
24-3	US	NAT	Tool Calibrator*	08/938,210	26-Sep-1997	5,987,960		26-Sep-2017
24-4	US	NAT	Localizing and Orienting Probe for View Devices*	08/938,209	26-Sep-1997	5,999,837		26-Sep-2017
6-3	WO	PCT/NAT	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	PCT/US01/30038	25-Sep-2001
12-6	EP	PEN	Tool Calibrator and Tracker System	2707675.1	30-Jan-2002			30-Jan-2022
12-7	HK	PEN	Tool Calibrator and Tracker System	4103792	27-May-2004
41-2	EP	DIV/PEN	Microscope Calibration	4005670.7	10-Mar-2004
	US	GRA	Microscope Calibrator	08/938,116	26-Sep-97	6,081,336	27-Jun-00	26-Sep-2017

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

					Application		Grant
Ref. No.	Ctry	Status	Short Title	Application No.	Date	Grant No.	Date	EXP Date
	US	GRA	Tool Calibrator	08/938,210	26-Sep-97	5,987,960	23-Nov-99	26-Sep-2017
	US	GRA	Localizing and Orienting Probe for View Devices	08/938,209	26-Sep-97	5,999,837	07-Dec-99	26-Sep-2017
24-5	US	PEN	Method and Apparatus for Calibrating a Surgical Tool*	09/437,564	10-Nov-99			10-Nov-2019
24-6	US	GRA	Auto Positioner*	09/429,127	27-Oct-99	6,187,018	13-Feb-01	27-Oct-2019
24-7	JP	PEN	Microscope Calibrator*	10-273883	28-Sep-98			28-Sep-20 18
24-8	EP	PEN	Tool Calibration*	98306678.8	20-Aug-98			20-Aug-2018
24-9	JP	PEN	Tool Calibrator*	10-273884	28-Sep-98			28-Sep-2018
40-1	EP	PEN	Microscope Calibrator Probe	98307430.3	14-Sep-98			14-Sep-2018
24-11	JP	PEN	Microscope Calibrator Probe*	10-271276	25-Sep-98			25-Sep-2018
41-1	EP	PEN	Microscope Calibration	98306677.0	20-Aug-98			20-Aug-2018
42-1	US	PEN	Interpolation in Transform Space for Multiple Rigid Object Registration	09/419,949	18-Oct-99			18-Oct-2019
26-26	EP	PEN	Position Tracking	97307554.2	26-Sep-97			26-Sep-2017
42-1	US	GRA	Interpolation in Transform Space for Multiple Rigid Object Registration**	09/419,949	18-Oct-1999	6,674,916		18-Oct-2019

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents Exclusively Sub-Licensed from Z-KAT (Licensor: Dr. Allen/Marker, LLC)

				Application
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Method and Apparatus for Providing Related Images Over Time of a Portion of the	07/223,975	18-Jul-88	4,945,914	07-Aug-90	18-Jul-2008
US	GRA	Method and Apparatus for Providing Related Images Over Time of a Portion	07/119,353	10-Nov-87	4,991,579	12-Feb-91	12-Feb-2008
US	GRA	Localization Cap for Fiducial Markers	08/909,990	12-Aug-97	5,916,164	29-Jun-99	12-Aug-2017
US	GRA	Apparatus for Imaging the Anatomy	07/467,242	19-Jan-90	5,094,241	10-Mar-92	19-Jan-2010
US	GRA	Interactive Image-Guided Surgical System	07/677,083	29-Mar-91	5,142,930	01-Sep-92	29-Mar-201 1
US	GRA	Method of Locating a Target on a Portion of Anatomy	07/677,088	29-Mar-91	5,211,164	18-May-93	29-Mar-201 1
US	GRA	Method for Implanting a Fiducial Implant into a Patient	07/677,096	29-Mar-91	5,178,164	12-Jan-93	29-Mar-201 1
US	GRA	Method and Apparatus for Imaging the Anatomy	07/859,256	26-Mar-92	5,222,499	29-Jun-93	26-Mar-2012
US	GRA	Interactive Image-Guided Surgical System	07/873,535	22-Apr-92	5,230,338	27-Jul-93	22-Apr-2012
US	GRA	Localization Cap for Fiducial Markers	08/186,946	27-Jan-94	5,575,794	19-Nov-96	27-Jan-2014
US	GRA	Method and Apparatus for Imaging the Anatomy	08/026,223	26-Feb-93	5,397,329	14-Mar-95	26-Feb-2013
US	GRA	Automatic Ultrasonic Localization of Targets Implanted in a Portion of the Anatomy	08/139,139	21-Oct-93	5,394,875	07-Mar-95	21-Oct-2013
US	GRA	Method for Providing Medical Images	08/427,634	21-Apr-95	5,590,215	31-Dec-96	21-Apr-2015
US	GRA	Tool for Implanting a Fiducial Marker	08/471,451	06-Jun-95	5,595,193	21-Jan-97	06-Jun-2015
US	GRA	Localization Cap for Fiducial Markers	08/459,549	02-Jun-95	5,730,130	24-Mar-98	02-Jun-2015
US	GRA	Method for Relating Image Space to Physical Space	08/459,873	02-Jun-95	5,551,429	03-Sep-96	02-Jun-2015
US	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in CT and MR Volume Images of the Head	08/471,456	06-Jun-95	5,799,099	25-Aug-98	25-Aug-2015
US	GRA	Biopsy Guide	08/723,402	30-Sep-96	5,984,930	16-Nov-99	30-Sep-2016
US	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in Volume Images of the	09/111,114	06-Jun-98	6,052,477	18-Apr-00	06-Jun-2018
US	GRA	Method and Apparatus for Imaging the Anatomy	07/467,243	19-Jan-90	5,119,817	09-Jun-92	19-Jan-2010
US	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	08/840,533	22-Apr-97	5,769,789	23-Jun-98	22-Apr-2017

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

				Application
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Method for Determining the Location in Physical Space of a Point of FID Marker that is Selectively Detachable to a Base	09/296,342	22-Apr-99	6,073,044	06-Jun-00	22-Apr-2019
JP	PEN	Interactive Image-Guided Surgical System	303753/90	08-Nov-90			08-Nov-2010
JP	PEN	Automatic Ultrasonic Localization of Targets Implanted in a Portion of the Anatomy	257188/94	21-Oct-94			21-Oct-2014
EP	PEN	Method for Providing Medical Images	94116088.9	12-Oct-94			12-Oct-2014
JP	PEN	Method for Providing Medical Images	251011/94	17-Oct-94			17-Oct-2014
EP	PEN	Localization Cap for Fiducial Markers	94909815.6	10-Feb-99			10-Feb-2019
JP	PEN	Localization Cap for Fiducial Markers	6-518402	14-Aug-95			14-Aug-2015
EP	PEN	Localization Cap for Fiducial Markers	95904841.4	05-Jun-96			05-Jun-2016
IT	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	16-Oct-02	08-Dec-2014
FR	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
DE	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	98904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
GB	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
SE	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
EP	PEN	Biopsy Guide	97307600.3	26-Sep-97			26-Sep-2017
JP	PEN	Biopsy Guide	9-267299	30-Sep-97			30-Sep-2017
DE	GRA	Method and Apparatus for Imaging the Anatomy	P3838011.0	09-Nov-88	P3838011.0	10-Sep-98	09-Nov-2008
JP	GRA	Method and Apparatus for Imaging the Anatomy	310112/90	15-Nov-90	3016396	24-Dec-99	15-Nov-2010
JP	GRA	Method and Apparatus for Imaging the Anatomy	284811/88	10-Nov-88	119353	10-Nov-87	10-Nov-2008
GB	GRA	Method and Apparatus for Imaging the Anatomy	9113229	25-Oct-88	2246936	02-Sep-92	25-Oct-08
FR	GRA	Method and Apparatus for Imaging the Anatomy	8814653	09-Nov-88	8814653	30-May-97	09-Nov-08
US	PEN	Localization Cap for Fiducial Markers	08/480,709
US	PEN	Localization Cap for Fiducial Markers	09/742,411

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Sub-Licensed from Z-KAT (Licensor: Cleveland Clinic Foundation)

				Application
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Trackable Guide Block	08/938,299	26-Sep-97	5,904,691	18-May-99	26-Sep-2017
US	GRA	Apparatus for Anatomical Tracking	08/935,796	23-Sep-97	5,980,535	09-Nov-99	23-Sep-2017
US	GRA	Frameless Stereotaxy System	07/983,390	30-Nov-92	5,309,913	10-May-94	30-Nov-2012
US	GRA	Frameless Stereotaxy System for Indiating the Position and Axis of a Surgical Probe	08/650,312	20-May-96	5,776,064	07-Jul-98	20-May-2016
US	GRA	Stereotaxy Wand and Tool Guide	08/224,955	08-Apr-94	5,517,990	21-May-96	08-Apr-2014
US	GRA	Magnetic Resonance Stereotactic Surgery with Exoskeleton	08/378,511	26-Jan-95	5,682,890	04-Nov-97	26-Jan-2015
US	GRA	Fiducial Positioning Cup	08/986,863	08-Dec-97	6,011,987	04-Jan-00	08-Dec-2017
US	PEN	Tool Guide for a Surgical Tool	09/087,370	29-May-98			29-May-2018
US	GRA	Noninvasive Spine and Bone Registration for Frameless Stereotaxy	08/987,406	09-Dec-97	5,967,982	19-Oct-99	09-Dec-2017
EP	PEN	Trackable Guide Block	97307576.5	26-Sep-97			26-Sep-2017
FR	GRA	Frameless Stereotaxy System	93308694.4	01-Nov-93	600610	03-Jun-98	01-Nov-2013
GB	GRA	Frameless Stereotaxy System	93308694.4	01-Nov-93	600610	03-Jun-98	01-Nov-2013
DE	GRA	Frameless Stereotaxy System	93308694.4	01-Nov-93	69318944.4	03-Jun-98	01-Nov-2013
JP	PEN	Frameless Stereotaxy System	315798/93	24-Nov-93			24-Nov-2013
EP	PEN	Fiducial Positioning Cup	98310069.4	08-Dec-98			08-Dec-2018
DE	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
FR	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
GB	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
JP	PEN	Apparatus for Orientating and Guiding the Applications of Tools	94437/95	28-Mar-95			28-Mar-2015
NL	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
DE	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	69515288.2	01-Mar-00	13-Dec-2015
FR	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	728446	01-Mar-00	13-Dec-20 15
GB	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	728446	01-Mar-00	13-Dec-2015
NL	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	728446	01-Mar-00	13-Dec-2015
US	GRA	Stereotaxy Wand and Tool Guide	08/650,455	20-May-96	5,732,703	31-Mar-98	20-May-2016
US	GRA	Voice Control	605,372	30-Oct-90	5,303,148	12-Apr-94	30-Oct-2010
US	PEN	Frameless Stereotaxy System for Indicating the Position and Axis of a Surgical Probe

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Sub-Licensed from Z-KAT (Licensor: Northwestern University)

				Filing
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	08/649,798	17-May-96	5,799,055	25-Aug-98	17-May-2016
US	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	09/020,767	09-Feb-98	6,069,932	30-May-00	09-Feb-2018
TW	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	86106479	15-May-97	NI-112390	11-Mar-00	15-May-2017
AU	PEN	Stereotactic Surgical Procedure Apparatus and Method	57823/01	06-Aug-01			06-Aug-2021
CA	PEN	Stereotactic Surgical Procedure Apparatus and Method	2,255,041	14-May-97			14-May-2017
IL	PEN	Stereotactic Surgical Procedure Apparatus and Method	127027	14-May-97			14-May-2017
JP	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure using Coordinated Fluoroscopy	541086/97	14-May-97			14-May-2017
KR	PEN	Stereotactic Surgical Procedure Apparatus and Method	709294/98	14-May-97			14-May-2017
NZ	GRA	Stereotactic Surgical Procedure Apparatus and Method	332764	14-May-97	332764	07-Dec-00	14-May-2017
EP	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	97925562.7	14-May-97			14-May-2017
US	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	09/483,107	14-Jan-00	6,198,794	06-Mar-01	14-Jan-2020
HK	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	102906.9	16-May-00			16-May-2020
NZ	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure using Coordinated Fluoroscopy	505171	14-Jun-00			14-Jun-2020
US	PEN	Apparatus and Method for measuring Anatomical Objects Coordinated Using Fluoroscopy	09/484,809	18-Jan-00			18-Jan-2020
US	PEN	Apparatus and Method for measuring Anatomical Objects Using Coordinated Fluoroscopy	10/384,179	06-Mar-03
CA	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2,360,572	16-Jul-01			16-Jul-2021
IL	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	144320	15-Jul-01			16-Jul-2021
JP	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2000-593243	16-Jul-01			16-Jul-2021
KR	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2001-7008976	16-Jul-01			16-Jul-2021
EP	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	902434	18-Jan-00			18-Jan-2020
HK	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2104250.5	05-Jun-02			05-Jun-2022

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Sub-Licensed from Z-KAT (Licensor: Barrett Technologies)

				Filing
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	PRETENSIONING MECHANISM FOR TENSION -ELEMENT DRIVE SYSTEMS			5,388,480	2/14/1995
US	GRA	ROBOTIC WRIST			D352,050	11/01/1994
US	GRA	ROBOTIC SHOULDER			D351,849	10/25/1994
US	GRA	COMPACT CABLE TRANSMISSION WITH CABLE DIFFERENTIAL			5,207,114	05/04/1993
US	GRA	COMPACT CABLE TRANSMISSION WITH CABLE DIFFERENTIAL			5,046,375	09/10/1991
US	GRA	COMPACT CABLE TRANSMISSION WITH CABLE DIFFERENTIAL			4,903,536	02/27/1990

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Nonexclusively Sub-Licensed from Z-KAT (Licensor: Cedara Software Corp)

Patents	ID/Status
Apparatus, System and Method of Calibrating Medical Imaging Systems [Beadless C-arm calibration patent]	CA Ref # 08-887635CA US Ref# 08-887635US
Computer-Assisted Positioning Method and System [Patent for Minimal Invasive Hip replacement system: acetabular side]	CA 2,334,495 PCT/CA02/00128
Computer Assisted System and Method for Minimal Invasive Hip, Uni Knee and Total	Provisional U.S. Patent Application Number:
Knee Replacement [Method to help replace hip acetabular and femoral components and unicondylar or total knee replacement]	60/390,188

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents Nonexclusively Sub-Licensed from Z-KAT, Inc. (Licensor: Biomet Manufacturing Corp.)

				Patent Application	Application
Ref No.	Ctry	Status	Patent Short Title	No.	Date
30-2	US	NAT	Providing Computer Assistance with Spinal Fixation	10/771,850	04-Feb-04
30-3	WO	PCT	Providing Computer Assistance with Spinal Fixation	PCT/US04/03132	04-Feb-04
31-2	US	NAT	Computer-Assisted Knee Replacement Apparatus and Method	10/772,139	04-Feb-04
31-3	WO	PCT	Computer-Assisted Knee Replacement Apparatus and Method	PCT/US04/02994	04-Feb-04
32-2	US	NAT	Computer-Assisted External Fixation Apparatus and Method	10/772,142	04-Feb-04
32-3	WO	PCT	Computer-Assisted External Fixation Apparatus and Method	PCT/US04/02993	04-Feb-04
33-2	US	NAT	Computer-Assisted Knee Replacement Apparatus and Method	10/772,085	04-Feb-04
33-3	WO	PCT	Computer-Assisted Knee Replacement Apparatus and Method	PCT/US04/03130	04-Feb-04
34-2	US	NAT	Computer Assistance with Total Hip Replacement Procedure	10/772,092	04-Feb-04
34-3	WO	PCT	Computer Assistance with Total Hip Replacement Procedure	PCT/US04/031 33	04-Feb-04
35-2	US	NAT	Computer Assistance with Intramedullary Nail Procedure	10/771,851	04-Feb-04
35-3	WO	PCT	Computer Assistance with Intramedullary Nail Procedure	PCT/US04/03068	04-Feb-04

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
[ CCF LICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
[ CEDARA LICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
[ NWU LICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
[ALLEN LICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
[BARRETT LICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT F
[BIOMET CROSS LICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT G
[BIOMET SUBLICENSE AGREEMENT]

[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit R.B. to such Asset Contribution Agreement Addendum (i.e., the License Agreement between Z-KAT, Inc. and MAKO Surgical Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit R. C.
EXECUTION VERSION
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into this 24th day of March, 2006 (the “Effective Date”), by and among Z-KAT, INC., a Florida corporation (“Z-KAT”), and MAKO Surgical Corp., a Delaware corporation (“MAKO”). Z-KAT and MAKO are each referred to as a “Party” and collectively as “Parties.”
     WHEREAS, Z-KAT and MAKO have entered that certain License Agreement, dated as of December 17, 2005 (the “Original License”), in which MAKO granted to Z-KAT a fully paid, royalty-free, non-exclusive, irrevocable, non-terminable license in the Z-KAT Field (as defined herein) to make, have made, use, sell, offers for sale, copy, publicly distribute, perform, display and transmit (except as otherwise limited in the Original License, prepare derivatives, disclose and make available, publish arising from any Improvements (as such term is defined in the Original License Agreement) owned, invented, created or discovered either solely or jointly with others by MAKO or its employees, or otherwise licensable by MAKO without payment to an unrelated third party (the “MAKO Improvement Sublicense”);
     WHEREAS, also pursuant to the Original License MAKO agreed to negotiate with Z-KAT in good faith to grant to Z-KAT on commercially reasonable, but mutually agreeable terms, a royalty-bearing license to Z-KAT in the Z-KAT Field, in addition to the MAKO Improvements Sublicense, under any IP Rights (as defined below) to any inventions (whether or not patentable), works of authorship (including software), or technical information conceived of, reduced to practice, created, developed or discovered, either solely or jointly with others, by MAKO, its employees and contractors;
     WHEREAS, contemporaneous herewith, MAKO and Z-KAT are entering in a certain License Agreement with International Business Machines Corp. (“IBM”), whereby both Z-KAT and MAKO shall grant certain rights to IBM in exchange for a grant back to MAKO of certain rights by IBM (the “IBM License”); and
     WHEREAS, in consideration for Z-KAT’s contribution of a license to IBM under the IBM License, the Parties hereto are entering into this Agreement.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITION
     1.1 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.2 “IP Rights” mean patents and patent applications, including provisional patents, design patents and registrations, utility patents, utility models, petty patents; any continuation, continuations-in-part, divisional, extension, provisional application, substitute, reissue, reexamination, renewal, or extension (including any supplementary protection certificate) of any such patent or patent application; any confirmation patent or registration patent or patent of addition based on any such patent; all foreign counterparts of any of the foregoing, and any patent claiming priority to any such patent or patent application (collectively “Patents”); U.S. and foreign copyrights and copyright registrations, database protection rights, mask works and mask work registrations, and all renewals, continuations, and extensions thereof (collectively “Copyrights”); ownership and all rights to control possession, use and/or disclosure of trade secrets and other confidential information; all causes of action relating to any of the forgoing, including the right to collect and receive past damages; all applicable rights under all international and transnational treaties and conventions relating to protection of intellectual or industrial property arising from any of the forgoing, and all other legal rights (whether they arise under contract, statute or common law) for the protection of intellectual or industrial property throughout the world. Specifically excluded from IP Rights are trademarks, trade dress, trade names, and similar rights in indicia of origin.
     1.3 “License” has the meaning given to it in Section 2.1.
     1.4 “Licensed IP Rights” means (a) all the Licensed Patents and (b) all IP Rights, excluding however Patents, throughout the world that, as of the Effective Date, may not, by their terms be licensed by MAKO to Z-KAT.
     1.5 “Licensed Patents” means those Patents shall mean all patents, including utility models and typeface design patents and registrations (but not including any other design patents or registrations): (a) issued or issuing on patent applications entitled to an effective filing date prior to March 31, 2011; and (b) under which patents or the applications therefor MAKO or any of its Affiliates has as of the Effective Date, or thereafter obtains, the right to grant licenses to Z-KAT. Licensed Patents shall include said patent applications, continuations-in-part, divisionals, and continuations of said patent applications, and all reissues, reexaminations, and extensions of any of the aforesaid patents or issuing from the aforesaid patent applications.
     1.6 “MAKO Field” means the medical specialty of orthopedic surgery, which includes, without limitation, the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures, including, without limitation, the spine and neck, but which expressly excludes non-bone oncology, blood vessels and vital organs, neurology (which is the medical specialty concerned with the brain, spinal cord and nervous system), non-spine neurosurgery, cranial neurosurgery, ENT and otolaryngology.
     1.7 “Technical Information” means, collectively, all technical information, including without limitation software, documentation, files, data and information contained therein, in
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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MAKO’s possession relating to the Z-KAT Field, to the extent is owned or otherwise licensable (including sub-licensable) by MAKO to others.
     1.8 “Z-KAT Field” means all fields other than the MAKO Field.
ARTICLE 2
GRANTS OF LICENSE
     2.1 Grant of License to Z-KAT. Subject to all of the terms and conditions of this Agreement, and in particular the limitations of Section 2.3, MAKO grants to Z-KAT, to the extent it has a right to do so, a worldwide, fully transferable, perpetual, royalty-free and fully paid-up license (or sublicenses, as the case may be) under the Licensed IP Rights within, and limited to, the Z-KAT Field (the “License”). The License granted hereunder (a) shall not include the right to sublicense, (b) is irrevocable and cannot be terminated for any reason (including material breach of this Agreement) except as expressly provided herein, and (c) is not transferable.
     2.2 Scope of Grant.
          (a) The License is non-exclusive within the Z-KAT Field, but only to the extent that the Licensed IP Rights are possessed or licensable by MAKO in the Z-KAT Field.
          (b) The License includes, unless it is otherwise expressly stated in this Agreement, and subject specifically to the limitations of Section 2.3, the following rights:
               (i) with respect to Patents, to make, have made, use, lease, sell, offer to sell, and import machines and articles of manufacture for use within the Z-KAT Field; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of products for use within the Z-KAT Field, which are made or imported under the authority of the licensee;
               (ii) with respect to Technical Information, to make, use, sell, lease, distribute, publicly display, and make available products solely within the Z-KAT Field incorporating or embodying the Technical Information; and
               (iii) to convey to any purchaser, lessee, or user of any product for use within the Z-KAT Field, which is made under authority of Z-KAT or its sublicensee, rights to use and resell the product.
     2.3 Limitations on and Exclusions from Grant.
          (a) Notwithstanding section 2.1, Z-KAT may not, without the consent of or notice to MAKO, grant further sublicenses under the License, and, even with consent, only to the extent and within the scope of the License that it has been granted under this Agreement.
          (b) Notwithstanding section 2.2(a), Z-KAT may not, and will not, make available to third parties any part or portion of software that is included with or that contains
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Technical Information except pursuant to a license that obligates the licensee not to disclose the software or use it except as permitted by this Agreement, and subject to all the terms and conditions of this Agreement.
          (c) For the avoidance of any doubt, and notwithstanding anything to the contrary in this Agreement, MAKO is not granting to Z-KAT a license or sublicense that it is not otherwise permitted to grant under the Licensed IPRights, or that extends beyond the scope of, or otherwise constitutes a breach of, any agreement to which MAKO is a party as of the Effective Date. MAKO’s foregoing grant of a License to Z-KAT under this Article 2 is subject to all of the limitations of the license agreements to which MAKO is now and shall become a party.
     2.4 No Other Licenses; No Assignments. Other than the licenses expressly set forth above or in other written agreements, MAKO is not granting any other license or sublicense, whether by implication, estoppel or otherwise. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to, or other ownership interest in, any IP Right. Nothing contained herein shall impair or alter the rights and obligations resulting from the Original License Agreement, which shall be unaffected by the terms hereof.
ARTICLE 3
PUBLICITY AND CONFIDENTIALITY
     3.1 Confidentiality of Technical Information Exchanged by the Parties. Each Party will hold any technical or other information that is disclosed to it by the other Party, and that is owned, and not licensed to, such other Party (“Confidential Information”) in confidence and take reasonable precautions to maintain and protect the confidentiality of the Confidential Information, but in no event less than reasonable care that it would take to protect its own confidentiality and proprietary information. Technical Information that is owned, and not licensed to, MAKO will be treated as Confidential Information. Technical Information that is licensed to MAKO and sublicensed to Z-KAT herein will be treated pursuant to Section 3.3. A receiving Party may disclose Confidential Information of the disclosing Party to, and share the Confidential Information of the disclosing Party with, its employees, contractors, representatives, and others who have a need to know it, so long as each such person is obligated not to disclose such information to others and to use it only for the purposes for which access is being given. Parties other than employees having access to software or to Confidential Information must be licensed to use the Confidential Information, and may only use it to the same extent as the receiving Party is licensed to use it under this Agreement.
     3.2 Exceptions. Notwithstanding the forgoing obligations of confidentiality,
          (a) The receiving Party may, except with respect to software, make available to third parties products and related user documentation incorporating or made using the Confidential Information. The receiving Party may only distribute to third parties Software that is part of, or that includes the Confidential Information, pursuant to a written agreement that obligates each third party not to disclose the software and not to use the software except as expressly permitted by this Agreement, and that expressly forbids use of the software beyond the limits of the licenses granted to the receiving Party in this Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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          (b) The receiving Party may disclose Confidential Information as required by law, but only to the extent required by law, and also in response to a valid order of a court or other government body or any political subdivision thereof, but only if the receiving Party has taken reasonable action to seek a protective order limiting the scope of the disclosure and has promptly notified the disclosing Party of the requirement to disclose the Confidential Information.
          (c) Confidential Information does not include information that (i) is or becomes publicly known through no unauthorized act of a receiving Party or those that it has licensed or given access to the Confidential Information, (ii) is rightfully received by the receiving Party from a third party without obligation of confidentiality, or (iii) is approved by the disclosing Party for public disclosure.
     3.3 Confidentiality of Technical Information of Licensors. Z-KAT’s obligations under this Agreement with respect to any Technical Information licensed to MAKO and sublicensed to MAKO under this Agreement are the same as the obligations placed by the respective licensors on MAKO with respect to such Technical Information, and in no event less than the obligations imposed on a receiving Party by Sections 3.1 and 3.2. Z-KAT may disclose to others, use and permit others to use any of Technical Information licensed to MAKO by a licensor only to the extent the subject license agreement of the licensor under which the Technical Information is licensed to MAKO permits disclosure and use.
     3.4 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
ARTICLE 4
PATENTING; MAINTENANCE OF PATENTS; PAYMENTS
     4.1 Patent Prosecution and Maintenance.
          (a) MAKO will retain the sole right to prosecute, control prosecution of, and maintain the Licensed Patents.
          (b) MAKO shall have no duty to consult or cooperate with Z-KAT in determining the best course of action for prosecuting each patent application that is included in the Licensed Patents.
          (c) Should MAKO decide to give up control and responsibility for prosecution of a patent application, or decide to abandon such application with the intent not to continue examination of the claimed invention in another application, it must give Z-KAT reasonable notice of its intentions and take all reasonable steps to cooperate with Z-KAT and to transfer to it control of the application without loss of rights.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     4.2 Maintenance Fees and Prosecution Costs.
          (a) MAKO shall have the sole obligation to pay any costs associated with prosecution and issuance of each patent or patent application and all maintenance, renewal fees or annuities and other periodic fees and taxes that must be paid to maintain a patent or patent application.
     4.3 Running Royalties. For activities undertaken by, on behalf of, or under the authority of Z-KAT, its affiliates, and its sublicensees, Z-KAT will pay all royalties and other amounts of money that, if these activities were undertaken by MAKO, MAKO would otherwise be obligated to pay under any license agreement as a consequence of the activities (“Running Royalties”).
     4.4 Payments.
          (a) Z-KAT will pay all amounts due under this Agreement to any licensor directly to the licensor if the licensor agrees to accept such payments directly from Z-KAT and to relieve MAKO from all obligations or responsibilities for collecting and paying amounts due from Z-KAT (as a sublicensee) and for providing reports. Otherwise, Z-KAT will pay to MAKO all such amounts and provide to MAKO any reports required of MAKO or a sublicensee under the subject license agreement. MAKO will immediately pay those amounts to the respective Licensors.
          (b) Unless Z-KAT comes to a different agreement with any licensor, all of Z-KAT’s payments will be due and payable on the same schedules as MAKO’s payments are due under any license agreement. If Z-KAT must pay Running Royalties to MAKO pursuant to section 4.3, Z-KAT must pay to MAKO any and all amounts within 15 days after receipt of written notice from MAKO that such payment is due. Z-KAT must also deliver to MAKO any reports on the activities of Z-KAT and those under its authority that are due under any subject license agreement.
          (c) In the event MAKO fails to make any payment when due and payable under any license agreement and Z-KAT makes the payment MAKO is otherwise obligated to pay, Z-KAT may, at its option, pay to such licensor the amount due, in which case it may seek reimbursement from MAKO for MAKO’s share of the payment that was due.
          (d) In the event Z-KAT fails to make any payment which it is obligated to make under this Agreement with respect to any sublicense granted hereunder, to MAKO or to any particular licensor within thirty (30) days after receiving written notice by MAKO of Z-KAT’s failure to make such payment, then such sublicense granted to Z-KAT hereunder for which such payment was due shall terminate; provided, that this Agreement shall remain in full force and effect. However, if there is a genuine dispute between Z-KAT and a licensor under a license agreement regarding any amount due, Z-KAT’s failure to pay such amount will not give rise to termination of the sublicense granted hereunder, though Z-KAT will remain obligated to reimburse MAKO for Z-KAT’s share of any amounts paid by MAKO to such Licensor within 15 days of resolution of such dispute.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     4.5 Renunciation of License. Z-KAT may give up its license with respect to any one or more Licensed Patents by giving written notice to MAKO of its intention to do so, which will be effective immediately.
     4.6 Records and Audit. Unless Z-KAT otherwise comes to an agreement with a licensor, Z-KAT will keep all books, records and other information necessary for MAKO to comply with its obligations under any license agreement with respect to sublicensees. In the event Z-KAT pays MAKO Running Royalties, Z-KAT (including related companies and sublicensees) will keep full, clear and accurate records with respect to all Licensed Products (as such term is defined in any subject license agreement) necessary for determining the amounts due to MAKO under this Agreement, and will furnish any information which MAKO may reasonably prescribe from time to time to enable MAKO to ascertain the amounts due. MAKO may, not more than once per calendar year and only through accredited auditors, make an examination, following advance notice and during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. The auditors may disclose only the amounts due and may not disclose any records or other information of Z-KAT and their customers. Payments must be made within 60 days to compensate for any errors or omissions disclosed by such examination. If such audit discloses under-reporting of 5 percent or greater with respect to the reported sums paid to MAKO by Z-KAT during the applicable period subject to such audit, Z-KAT will fully reimburse MAKO within 60 days after demand, for the reasonable fees and disbursements for completing such audit. Otherwise, MAKO will be responsible for payment of the actual costs (including professional fees and disbursements) for each such audit.
ARTICLE 5
OTHER OBLIGATIONS OF Z-KAT
     5.1 Marking. Z-KAT will place a patent notice in accordance with 35 U.S.C. §287 on any products made by or on behalf of Z-KAT, which are covered by, or made with a process covered by, a US patent included within the Licensed IP Rights. Z-KAT will also require that each such product made under its authority (other than a product made by, on behalf of, or under authority of the other Party) will also be marked with a notice in accordance with 35 U.S.C. §287. Otherwise, Z-KAT shall not have any obligation to mark any product.
     5.2 Sublicensee Obligations under License Agreements. Notwithstanding anything to the contrary in this Agreement, Z-KAT will, with respect to its sublicense under any license agreement subject to this Agreement, assume each obligation that a sublicensee must have under such license agreement in order to avoid breach of the license agreement and warrants that it comply with all terms and conditions of each license agreement that apply to sublicensees.
ARTICLE 6
ENFORCEMENT
     6.1 No Right to Enforce; Cooperation. Z-KAT will not enforce any of the Licensed IP Rights either inside or outside the Z-KAT Field without the prior consent of MAKO. MAKO may enforce the Licensed IP Rights inside or outside the MAKO Field without the prior consent of Z-KAT. In the event MAKO desires to bring a legal action to enforce any of the Licensed IP
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Rights, Z-KAT will act promptly and in good faith to cooperate with MAKO, subject to the rights of the relevant licensor of each of the Licensed IP Rights to be enforced.
ARTICLE 7
LIMITED WARRANTIES; REPRESENTATIONS AND COVENANTS
     7.1 Each Party covenants that it will not terminate or knowingly take any action that would cause or permit termination of any license agreement subject to this Agreement.
     7.2 To the knowledge of MAKO, practice of the Licensed IP Rights, within the scope of the License granted in this Agreement (including all of its limitations), does not infringe any third party IP Rights.
     7.3 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO MARKETABILITY, USE OR FITNESS FOR ANY PARTICULAR PURPOSE, AND NON-INFRINGEMENT.
ARTICLE 8
BANKRUPTCY
     Z-KAT and MAKO each acknowledges and agrees that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the “Code”)), and (ii) is an executory contract, with significant obligations to be performed by Z-KAT and MAKO. The parties hereto agree that each may fully exercise all of its rights and elections under the Code following any event of bankruptcy affecting the other, including, without limitations, those set forth in Section 365(n) of the Code. If requested by Z-KAT, Z-KAT shall be entitled to (a) enjoy all of the rights, benefits and use granted hereunder for the remaining duration of the terms plus any renewal periods and (b) MAKO shall immediately make available to Z-KAT all product, source code, formulas, information, documents and raw materials as may be necessary for Z-KAT to continue to utilize the License and sublicenses granted hereunder following a rejection of the License and/or the sublicenses set forth in this Agreement in a MAKO bankruptcy.
ARTICLE 9
INDEMNIFICATION
     9.1 Indemnification.
          (a) Subject to the provisions of this Article 9, including, without limitation, Section 9.2, MAKO will indemnify in respect of, and hold Z-KAT and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and reasonable attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”), resulting from a third party claim of any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of MAKO under this Agreement. MAKO further agrees to indemnify in respect of, and hold Z-KAT, its officers, directors, employees and agents
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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harmless against, all Damages, injuries and deaths claimed by a third party resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by MAKO or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Z-KAT, its employees, officers and directors.
          (b) Subject to the provisions of this Article 9, including, without limitation, Section 9.2, Z-KAT agrees to indemnify in respect of, and hold MAKO and its officers, directors, employees and agents harmless against, any and all Damages resulting from a third party claim of: (i) any misrepresentation, breach of warranty, or (ii) failure to perform any covenant or agreement on the part of Z-KAT under this Agreement, except to the extent such Damages result from the negligence, gross negligence or intentional misconduct of MAKO or its respective employees, officers and directors. Z-KAT further agrees to indemnify in respect of, and hold MAKO, the Licensors, and their respective offices, directors, employees and agents harmless against, all Damages, injuries and deaths claimed by a third party resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Z-KAT or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of MAKO, any licensor hereunder, or their respective employees, officers and directors.
     9.2 Method of Asserting Claims, Etc. The Party or Parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article 9 will be asserted and resolved as follows:
          (a) MAKO shall have the right to enforce all claims in connection with the use of the Licensed Patents in the MAKO Field and Z-KAT shall have the right to enforce all claims in connection with the use of the Licensed Patents in the Z-KAT Field.
          (b) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (x) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (y) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (z) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article 9, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE 10
TERM AND TERMINATION
     10.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated according to its terms or until all of the Licensed IP Rights have expired.
     10.2 Voluntary Termination By Z KAT. Z-KAT may voluntarily terminate this Agreement upon 60 days written notice to MAKO.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     10.3 Survival.
          (a) To the extent permitted under any subject license agreement, or to the extent Z-KAT and the respective licensor agree, MAKO’s grant of sublicense to Z-KAT under this Agreement will survive termination of this Agreement. Otherwise, the sublicense will terminate with respect to any terminated license agreement.
          (b) If a grant of sublicense to Z-KAT is terminated (or does not survive termination of the license agreement under which it is granted), Z-KAT will cease all use of the Technical Information that is sublicensed pursuant to the terminated sublicense and either destroy all copies of it or return it to MAKO, as directed by MAKO or the licensor of the Technical Information.
          (c) Articles l, 3 and 9 will survive and continue after termination. Any amounts due under Article 4 prior to termination will remain due and become immediately payable.
ARTICLE 11
MISCELLANEOUS PROVISIONS
     11.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article 3, each Party consents to registration of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees. Specifically, and without limiting the foregoing, each Party consents to recordation of this Agreement in connection with any patents or copyright registrations included in the Licensed IP Rights. However, Exhibits to this Agreement must be removed or redacted to show only the patents and copyright registrations and no additional information.
     11.2 Assignment. Z-KAT may assign this Agreement, but only upon (a) a written notice to MAKO specifying the assignee, (b) the assignee agrees to be bound by all of the terms and conditions of this Agreement as applicable to such assignee, and, if applicable, (c) a prior written consent from the third party Licensor as required under the applicable License Agreement. This Agreement will be binding on successors in interest and permitted assigns. MAKO may assign this Agreement with the prior written consent of Z-KAT, which shall not be unreasonably withheld only if the assignee agrees to be bound by all of the terms and conditions of the Agreement.
     11.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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If to MAKO:

MAKO Surgical Corp.
2901 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer

With copy (which shall not constitute notice) to:
Foley & Lardner LLP
3000 K Street, N.W., Suite 500
Washington, D.C. 20007-5109
Phone: 202-672-5300
Fax: 202-672-5399
Attention: Thomas L. James, Esq.

If to Z-KAT:

Z-KAT, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer

With copy (which ,shall not constitute notice) to:

Hogan & Hartson L.L.P.
555 Thirteenth Street, NW
Washington, DC 20004
Telephone: 202-637-5600
Fax: 202-637-5910
Attention: Christopher J. Hogan, Esq.
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     11.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     11.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     11.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     11.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     11.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instances) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.
     11.9 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     11.10 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     11.11 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles 2 and 3 are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles 2 and 3 and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles 2 and 3 the claim or defense that such remedy at law exists. Furthermore, the parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles 2 and 3.
     11.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     11.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     11.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     11.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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[NEXT PAGE IS SIGNATURE PAGE]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

MAKO Surgical Corp.

By:

Name:

Title:

Date:

Z-KAT, Inc.

By:

Name:

Title:

Date:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Exhibit 1.1(a)
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT, made and dated as of the 31st day of August, 2001, by and between George S. Allen, M.D., Ph.D., an individual having offices at 4405 Warner Place, Nashville, TN 37205 (“Dr. Allen”) and Z-KAT, Inc., a Florida corporation having offices at 2901 Simms Street, Hollywood, Florida 33020 (“Z-KAT”).
Witnesseth
     WHEREAS, Dr. Allen, as owner, previously granted exclusive rights under certain patents and registration software copyrights to Picker International, Inc. a/k/a Marconi Medical Systems (“Picker” or “Marconi”); and
     WHEREAS, Z-KAT purchased certain image guided surgery assets from Marconi in September 2000; and
     WHEREAS, Z-KAT, by its purchase of the Marconi image guided surgery assets and rights took on certain obligations of Marconi with respect to the License Agreement of September 9, 1997 with Dr. Allen (the “Original Agreement”) as provided herein; and
     WHEREAS, as described more fully below, Z-KAT desires to retain certain modified rights and obligations under the Original Agreement and Dr. Allen wishes to continue the grant of such rights and obligations in a modified format, including those relating to the patents and registration software.
1 — Definitions
1.1	Affiliate when used in connection with Z-KAT shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with Z-KAT. For the purpose of the preceding sentence, control shall mean ownership of fifty percent (50%) or more of the outstanding voting shares.

1.2	Asset Purchase Agreement shall mean a certain asset purchase agreement between Dr. Allen, Acustar, L.L.C. and Picker dated September 9, 1997, and attached
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

hereto as Exhibit 1.2. Through Z-KAT’s purchase of certain Marconi assets, it has certain rights respective of such agreement.

1.3	Trigger Date shall mean the earlier of the first commercial sale by Z-KAT of a Licensed Temporary or Permanent Marker or October 1, 2001.

1.4	Extended Royalty Period shall mean the period of time beginning upon expiration of the Initial Royalty Period and continuing until the last of the Licensed Patents to expire.

1.5	Fiducial Marker shall mean a marking device placed on or in the body to provide a reference, including Permanent and Temporary Markers, and further including related fixation, implantation, removal, and protection tools and devices.

1.6	Field shall mean:
1.6.1	navigational apparatus and methods for human or animal body parts, including the head, which utilize Fiducial Markers or define the location of any point in or on the body, including the research, design, evaluation, development, or improvement of such devices, apparatus, and methods;

1.6.2	Fiducial Markers and methods of use, including the research, design, evaluation, development, or improvement of devices, apparatus and methods; and

1.6.3	Surgical Guides, including the research, design, evaluation, development, or improvement of devices, apparatus and methods.
1.7	Image Guided Surgery System shall mean a frameless stereotaxic surgical system comprising a stand-alone workstation, infrared localizer and application software for real time and intra-operative revisualization of medical diagnostic images. Image Guided Surgery System shall not mean or include an MR, CT, or other diagnostic imaging system or any components or subsystems thereof with which an Image Guided Surgery System may be sold or used.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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1.8	Improvement shall mean any invention or discovery (including copyrightable material) in the Field, provided that the manufacture, use or sale of such invention or discovery, either alone or in connection with a Licensed Product or a Licensed Process, if unlicensed, would infringe one or more claims of one or more Licensed Patents.

1.9	Improvement Patent shall mean any patent or patent application which Dr. Allen during the term of this Agreement acquires title or otherwise the right to grant licenses thereunder and relating to any Improvement, together with any divisionals, continuations, continuations-in-part, or reissues thereof and any corresponding foreign applications or patents.

1.10	Initial Royalty Period shall mean the period of time beginning on the Trigger Date and continuing for the average term of the issued U.S. Patents listed in Schedule 1.13 and U.S. Patents issuing from U.S. Appl. Ser. No. [***] and U.S. Appl. Ser. No. [***], not including any patent issuing from a continuation in part application. An example of the calculation of the average term is attached as Schedule 1.10. The Original Agreement determined for the purpose of the foregoing calculation, any patent issuing from U.S. Appl. Ser. No. [***] shall be deemed to have issued the earlier of (i) its issue date; or (ii) three years from the Original Agreement. Schedule 1.13 reflects a date for this patent application of September 8, 2000 as determined by subsection (ii).

1.11	Licensed Surgical Guides shall mean Surgical Guides manufactured substantially in accordance with certain designs covered by one or more claims of one or more Licensed Patents.

1.12	Licensed Temporary Marker shall mean a Temporary Marker covered by one or more claims of one or more Licensed Patents.

1.13	Licensed Patents shall mean the patents and patent applications listed in Schedule 1.13 attached hereto and incorporated by reference herein and any patents resulting therefrom, together with any divisionals, continuations,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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continuations-in-part, or reissues thereof and any corresponding foreign applications or patents, and any and all Improvement Patents and Permanent Marker Patents.

1.14	Licensed Permanent Markers shall mean Permanent Markers covered by one or more claims of one or more Permanent Marker Patents.

1.15	Licensed Process shall mean any process that practices a method covered by one or more of the claims of one or more Licensed Patents.

1.16	Licensed Products shall means any Z-KAT or sublicensee product covered by one or more claims of one or more Licensed Patents.

1.17	Licensed Registration Software shall mean certain software for the registration of Fiducial Markers in physical space and image space, including software for locating a Fiducial Marker in image space, the copyright interest which resides in Dr. Allen; but not including certain software purchased by Picker as part of the Asset Purchase Agreement and subsequently sold to Z-KAT.

1.18	Minimum Royalty shall mean the following for each year (12 consecutive month period, not a calendar year) beginning on the Trigger Date: year 1 — $[***]; year 2 - $[***]; year 3 — $[***]; year 4 — $[***]; and years 5 to the end of the Initial Royalty Period — $[***]; provided that, in the last year of the Initial Royalty Period, the Minimum Royalty shall be multiplied by a fraction whose numerator is the number of days between the starting date of the last year (determined in relation to the Trigger Date) and the end of the Initial Royalty Period and whose denominator is three hundred sixty five (365).

1.19	Net Sales shall mean the aggregate price at which products or processes are sold or leased by Z-KAT or an Affiliate, as charged or invoiced, whether by staggered payments or otherwise, to end-users, dealers, or distributors, after deducting any allowances expressly granted such as trade discounts, and after deducting commissions and royalties paid to third parties, sales and other taxes, tariffs and custom duties, freight and associated insurance costs, installation costs to the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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extent such costs are included in the price of the product or process, warranty costs to the extent such costs are included in the price of the product or process, insurance costs, and customs or excise duties, and in connection with sales of Registration Software, Z-KAT’s actual reasonable out-of-pocket expenses for the development of an integrator’s package for use in connection with the Registration Software. If a product is leased, the selling price shall not be the price as charged but shall be the lease payments as they are made. Net Sales shall not be less than [***] percent of the aggregate invoiced price for domestic sales and not less than [***] percent than the aggregate invoiced price for international (non-U.S.) sales.

1.20	Permanent Marker shall mean a Fiducial Marker designed for substantially permanent attachment to the body. Permanent Marker includes related tools and devices, including fixation, implantation, location, removal, and protection tools and devices, includes tools and devices designed for use with Temporary Markers, but in no event would the royalty be duplicative. A requirement by the U.S. Food and Drug Administration or like foreign regulatory agency which limits the implant period of the Fiducial Marker which otherwise satisfies the requirements of this Section 1.20 shall not prevent a Fiducial Marker from being deemed a Permanent Marker.

1.21	Permanent Marker Patent shall have the meaning ascribed to it in Section 5.7 of this Agreement.

1.22	Permanent Marker Royalty Period shall mean the period of time beginning on the first commercial sale by Z-KAT of a Licensed Permanent Marker and extending until the earlier of (i) fourteen (14) years from the date of such commercial sale; or (ii) expiration of the last to expire of the Permanent Marker Patents.

1.23	Surgical Guides shall mean apparatus usable in connection with an Image Guided Surgery System for controlling the trajectory and/or the penetration of diagnostic or therapeutic medical instruments.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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1.24	Temporary Marker shall mean a Fiducial Marker other than a Permanent Marker, together with related tools and devices, including fixation, implantation, location, removal, and protection tools and devices. All implantable markers, by example the current Acustar kits, that are not Permanent Markers are also considered Temporary Markers.

1.25	Surface Marker may be either Temporary Markers or Permanent Markers, but have some portion on or above the surface of the tissue and is not attached to a bony structure.

1.26	Call Option shall mean the right of Dr. Allen to terminate this Agreement and regain control over the Licensed Patents and Licensed Process within the Call Option Period for the Call Option Price. Those rights that would transfer upon Dr. Allen’s exercise of the Call Option would include the transfer of ownership, title or other rights from Z-KAT to Dr. Allen for all Licensed Temporary Markers, Licensed Surgical Guides, Licensed Permanent Markers, Acustar production and related assets related to the Licensed Process and Patents, Acustar regulatory materials and termination of Z-KAT’s rights to any of the Licensed Patents and Licensed Process, except a world-wide, non-exclusive royalty free license to Z-KAT for the Licensed Registration Software for the use with Licensed Temporary or Permanent Markers; otherwise the parties will negotiate in good faith a royalty on the Net Sales value of the Licensed Registration Software. Dr. Allen’s exercise of the Call Option would waive and release Z-KAT of any obligation under this Agreement and only obligate Z-KAT to assist for sixty (60) days in transitioning the installed base and regulatory components of Licensed Products. Additionally, Dr. Allen will assume all distribution obligations for the Licensed Products.

1.27	Call Option Period shall mean the period of time starting on the date that Dr. Allen first provides Notice to Z-KAT of his intention to exercise his Call Option, and expiring 180 days later.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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1.28	Call Option Price shall be equal to all obligations of Z-KAT associated with the exercise of the Call Option (for example, the amount outstanding to the manufacturer for inventory of Temporary Markers) and expenses directly related to such transfer (for example, delivery and removal, regulatory fees), provided that Dr. Allen shall be entitled to all revenues associated with the expenses included in the Call Option Price, or such other amounts as the parties may agree. The Call Option Price shall be due in immediately available funds at the earlier of the transfer of the subject assets under the Call Option or 180 days from Dr. Allen’s first Notice to Z-KAT of his intention to exercise his Call Option.
2 — Grant
Dr. Allen hereby grants to Z-KAT the following licenses:
2.1	An exclusive, world-wide license to make, have made, use, sell, and otherwise dispose of Licensed Products and Licensed Processes.

2.2	An exclusive, world-wide right to sublicense the Licensed Patents and Licensed Processes to third parties to make, have made, use, sell, lease, and otherwise dispose of (at a royalty reflecting their fair market value) Licensed Products and Licensed Processes; provided, however, that Dr. Allen will have the right of approval with respect to sublicenses for the manufacture of such Licensed Products by third parties, which approval shall not be unreasonably withheld. Dr. Allen and Marconi identified to Z-KAT that Medsource f/n/a Act Medical could be an acceptable sublicensee to manufacture. Both parties understand that Medsource has not produced certain Licensed Products prior to its introduction by Dr. Allen and Marconi to Z-KAT. Dr. Allen acknowledges and agrees with Z-KAT’s hiring of Medsource to determine Medsource’s ability to properly manufacture certain Licensed Products. If Medsource is able to properly produce one or more Licensed Products according to the Z-KAT specifications, including good manufacturing practices, and such end-product meets Z-KAT’s specifications and Dr. Allen’s review, then Medsource will be an acceptable sublicensee to manufacture such one or more Licensed Products. In the event
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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that a sublicense for the manufacture of Licensed Products includes a provision allowing the sublicensee to have Licensed Products manufactured on its behalf by a third party, the sublicense shall include a provision which grants Dr. Allen a right of approval with respect to such third-party manufacturer(s) and any changes thereof, which approval shall not be unreasonably withheld. No such approvals shall be required for sublicenses granted to Affiliates of Z-KAT.

2.3	An exclusive, world-wide license to use, reproduce, modify (including the right to prepare derivative works), perform, display, and distribute the Licensed Registration Software, including the right to sublicense.
3 — Compensation
In consideration of the licenses granted hereunder, Z-KAT agrees to pay Dr. Allen royalties as follows:
3.1	For the Initial Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Temporary Markers.

3.2	If Z-KAT sells the Licensed Registration Software as a separate line item in its invoice having a separate designated price, or as a stand alone product, then [***] percent ([***]%) of the Net Sales of the Licensed Registration Software is due to Dr. Allen. In any other event, no royalty shall be due for Licensed Registration Software to Dr. Allen as long as the Licensed Registration Software is used with the Licensed Fiducial Markers. However, the parties acknowledge that Z-KAT may be required to give away (free of charge) Licensed Registration Software to increase potential distribution of Fiducial Markers. Unless otherwise agreed by the parties, Z-KAT shall not sublicense, sell or otherwise provide Licensed Registration Software for use with Fiducial Markers other than Licensed Temporary or Permanent Markers.

3.3	For the Extended Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Temporary Markers.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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3.4	For the Initial Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Surgical Guides.

3.5	For the Permanent Marker Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Permanent Markers less any royalty or other payment required to be paid by Z-KAT to a third party (including Vanderbilt University) in order to exercise its license rights in the Permanent Markers. The parties agree to negotiate in good faith an appropriate downward adjustment in the foregoing royalty, if any, consistent with licenses of similar inventions or discoveries and the scope of the available patent protection. In any event, the royalty to Dr. Allen shall not be less than [***]%.

3.6	For Licensed Temporary Markers in the Initial Royalty Period and Licensed Permanent Markers in the Permanent Marker Royalty Period, the royalty as described above in sections 3.1 and 3.5, respectively, unless Z-KAT in good faith believes it is necessary to license additional intellectual property from a third party in order to enhance the marketability, manufacturability, safety, efficacy or reliability of the respective marker. For every percentage point that Z-KAT must pay for such other intellectual property, it shall be entitled to reduce the royalty due to Dr. Allen by [***]% of the percentage amount paid. By example, if Z-KAT pays [***]% royalty for additional intellectual property, it shall be entitled to reduce Dr. Allen’s royalty by [***]% to a [***]% royalty for Surface Markers. In any event, the royalty to Dr. Allen shall not be less than [***]%.

3.7	All royalties resulting from sublicenses for the manufacture of Licensed Products shall be shared equally by Dr. Allen and Z-KAT, subject to a reasonable credit for expenses incurred by Z-KAT in obtaining the sublicense.

3.8	Reflecting the grant of exclusive rights under Section 2 above, the licenses granted under Section 2 above shall be subject to the Minimum Royalty. If the royalty paid to Dr. Allen in a given year exceeds the Minimum Royalty, the excess will be credited toward the Minimum Royalty obligation in succeeding
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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years. The above potential credit against the Minimum Royalty obligation in succeeding years shall not include the legal fee credit under Section 5.4.

Satisfaction of the Minimum Royalty is considered complete satisfaction of any duty, whether express or implied, imposed upon Z-KAT to commercially exploit its rights under this Agreement, and is accepted by Dr. Allen in lieu of any best efforts obligation on the part of Z-KAT.

Within sixty (60) days after the first days of January, April, July and October in each year that royalties are due, Z-KAT shall render a written report to Dr. Allen stating the quantity and Net Sales of all royalty bearing products sold or otherwise disposed of during the preceding three calendar months. The report for the quarter ending September 30 shall be deemed the final report for the year. Each report shall be accompanied by a remittance in full covering the royalties shown therein to be due. Royalties paid on royalty bearing products that are returned by customers may be credited against future royalty payments provided royalties are paid on such returned royalty bearing products that are later sold. Royalties need not be paid on royalty bearing products furnished to customers without charge to replace returned royalty bearing products on which royalties had previously been paid provided no credit is taken against royalty payments for such returned royalty bearing products. Royalty shall not be due for any royalty bearing products transferred to third party without charge for clinical testing, research or validation. Z-KAT shall be entitled to a royalty credit in instances where, contrary to the terms of sale or lease, payment has not been received within one hundred eighty (180) days of such sale despite reasonable efforts by Z-KAT to collect the amount due, provided that any such royalty credit shall be remitted to Dr. Allen if and when payment is received by Z-KAT.

3.9	Z-KAT shall keep true books of account containing an accurate and complete record of all data relating to the sales of royalty bearing products as necessary for the computation of royalties payable to Dr. Allen hereunder. Dr. Allen, at his expense, shall have the right to nominate an independent certified public
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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accountant, satisfactory to Z-KAT, who shall have access with one (1) month’s Notice, during reasonable business hours, to such of Z-KAT’s records as are reasonably necessary to verify the accuracy of the royalty payments required to be made and made under this Agreement, but this right may not be exercised more than once during each calendar year. Notwithstanding the foregoing, Z-KAT may, as a condition to granting access to its records, require the certified public accountant enter into an agreement not to disclose any information other than his determination of the royalty due hereunder to any person, except Dr. Allen. It being understood that information regarding customers, and marketing and other such information are confidential to Z-KAT and are not to be disclosed to third parties and Dr. Allen.

3.10	On the effective date of this Agreement, Z-KAT shall grant Dr. Allen or his designees an option to purchase 185,200 common shares of Z-KAT with an exercise price of $1.35 exercisable at any time for a period of 10 years after the date of this Agreement. This grant shall be governed by the provisions of the Stock Option Plan and attached hereto as Exhibit 3.10.
4 — Duties
4.1	At all times during the term of this Agreement, Dr. Allen will cooperate with Z-KAT in satisfying the requirements of all federal, state and local laws and regulations, and particular in relation to the requirements of the United States Food and Drug Laws and such other applicable laws and regulations as they relate to obtaining and retaining approval and/or clearance for the use of the items licensed hereunder.

4.2	Dr. Allen and Z-KAT agree that each party will not disclose to any third party, publish in any way, use for his own benefit or for the benefit of others without the prior written agreement of the parties as may be provided in this Agreement or otherwise, during or after the term of this Agreement, any information, ideas, conceptions, developments, processes, products, instrumentation, inventions or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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commercial, financial or marketing information, except that there shall be no obligation as to such information which:
4.2.1	is or becomes part of the public domain or of public knowledge through no act or omission of the receiving party;

42.2	was in the possession of the receiving party prior to the disclosure by the other;

4.2.3	is disclosed to the public by a patent or in a patent application filed pursuant to this Agreement;

4.2.4	is independently developed without reference to confidential information disclosed hereunder;

4.2.5	is disclosed pursuant to discovery obligations in a litigation, subject to a protective order designed to preserve the confidentiality of the information so disclosed, and provided that both Dr. Allen and Z-KAT are provided with Notice of such disclosure prior to disclosure.
4.2.6 is used by Z-KAT, to the same extent that Z-KAT does not keep its own similar information confidential, in conjunction with its ability to market, sell or perform a product launch of a royalty bearing product.

4.3	Z-KAT, through the Marconi asset purchase, shall have no obligation of confidentiality with respect to those Assets purchased pursuant to the Asset Purchase Agreement. Use of the Licensed Registration Software pursuant to the licenses granted in the Agreement shall not be subject to this Section 4.2.

4.4	The obligation of confidence set forth in this Section 4 shall endure permanently and shall survive expiration or termination of this Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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5 — Inventions, Patents, and Copyrights
5.1	Effective as of September 7, 2000, Z-KAT will assume responsibility, at its expense, for prosecution of pending Licensed Patent applications and maintenance of the Licensed Patents. In the event that Z-KAT should elect not to maintain or prosecute a Licensed Patent, Z-KAT shall so advise Dr. Allen in writing, and Dr. Allen may do so at his expense, provided that Z-KAT’s license under said Licensed Patent shall become non-exclusive. Z-KAT’s election not to maintain or prosecute a Licensed Patent shall not be without reasonable basis.

5.2	Z-KAT shall have full and complete control over the prosecution of Licensed Patent applications but shall consult in good faith with and keep Dr. Allen advised as to such patent prosecution, including timely supplying to Dr. Allen copies of Official Actions, amendments and responses, and copies of any patents or other material provided therewith.

5.3	Upon request of Z-KAT, Dr. Allen will, alone or with others, execute all proper papers and cooperate to the fullest degree with Z-KAT in securing and maintaining the Licensed Patents and related copyrights.

5.4	Z-KAT assumed responsibility for reasonable legal fees and expenses incurred by Dr. Allen in connection with the Liebinger Interference beginning on September 7, 2000. The Original Agreement contemplated that, in the event that the cumulative expenses incurred in connection with the Liebinger Interference exceed [***] dollars ($[***]), any excess would be a credit toward future royalties due Dr. Allen in excess of the Minimum Royalty. Accordingly, such fees and expense paid by Picker plus those paid by Z-KAT, as detailed in Schedule 5.4, in connection with the Leibinger Interference in excess of [***] dollars ($[***]) shall be available for credit toward future royalties due Dr. Allen in excess of the Minimum Royalty.

5.5	In the event that one or more claims of one or more Licensed Patents is adjudicated invalid, the parties agree to negotiate in good faith appropriate
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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downward adjustments to the royalties and Minimum Royalties. In the event that the parties are unable to agree on an appropriate adjustment, the matter shall be subject to Section 10.1 of the Agreement. The arbitrator shall establish an appropriate downward adjustment, if any. The parties agree that the McCory claims involved in the Liebinger Interference were not material for purposes of such downward adjustment. The parties further agree that one or more claims of the Licensed Patents, other than the McCory claims involved in the Liebinger Interference, may be material for purposes of such downward adjustment.

5.6	In the event that Z-KAT does not elect to maintain or prosecute a Licensed Patent or Licensed Patent application pursuant to Section 5.1 above, at Dr. Allen’s option, he will assume responsibility for such Licensed Patents and Licensed Patent applications, including the responsibility for associated legal fees and expenses.

5.7	It is agreed that any inventions or discoveries (whether patentable or otherwise and including copyrightable material) in the Field conceived or first reduced to practice by Dr. Allen or by those working under this direction, solely or jointly with others, during the term of this Agreement will be disclosed to Z-KAT within forty five (45) days of the earlier of such conception or reduction to practice. For inventions or discoveries comprising Permanent Markers or Temporary Markers, Z-KAT may assume responsibility, at its expense, for prosecution of appropriate U.S. and foreign patent application(s), and any resulting patent(s) shall be deemed Permanent Marker Patents or Temporary Marker Patents, respectively. For inventions or discoveries comprising an Improvement or an improvement to the Licensed Registration Software, but not comprising Permanent Markers or Temporary Markers, Z-KAT may assume responsibility, at its expense, for prosecution of appropriate U.S. and foreign patent applications(s), and any resulting patent(s) shall be deemed an Improvement Patent; provided that in the event that Z-KAT does not elect to assume such responsibility, Dr. Allen may do so at his expense, and any resulting patent(s) shall be deemed an Improvement Patent, except that Z-KAT’s license therein shall be non-exclusive.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Z-KAT shall have the right of first refusal to negotiate an exclusive or non-exclusive, as may be desired by Z-KAT, license in all other inventions or discoveries in the Field under reasonable terms and conditions, including royalties, consistent with the terms, conditions, and royalties for licenses of similar inventions or discoveries. Dr. Allen is required to properly document his work, including conception, attempts to reduce to practice and all other records related to reduction to practice, through use of an engineering laboratory notebook (bound notebook having numbered pages) written in ink, dated and signed by a witness.

5.8	The parties agree and acknowledge that Z-KAT will offer consulting agreements to Dr. Allen, and at its option, other members of the Vanderbilt faculty and staff. Z-KAT and Dr. Allen agree that the results of work performed under the consulting agreements (the “Results”) shall be the property of Z-KAT. Notwithstanding the foregoing, the parties agree that, to the extent the Results comprise a Permanent Marker or Temporary Marker an Improvement, or an improvement to the Licensed Registration Software, any such items shall be subject to the payment of the royalty by Z-KAT to Dr. Allen which would otherwise be due pursuant to this Agreement, it being understood that such royalty shall not be additive to the royalties otherwise payable, subject to Section 3.5 regarding Vanderbilt University for Permanent Markers.
6 — Representations, Warranties, and Covenants
6.1	Z-KAT warrants to the best of its knowledge that it has obtained all of Picker’s rights and assumed those Picker obligations due subsequent to the acquisition of the subject rights, as described in the Original Agreement. The parties acknowledge and agree that the subject rights and obligations, per the September 9, 1997 agreement, are not duplicative or additional.

6.2	Each party hereto represents and warrants that it has the requisite power and authority to enter into this Agreement and to perform each and every term, provision and obligation of this Agreement, and that neither the execution nor
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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delivery of this Agreement will conflict with, or result in, a breach of the terms, provisions or obligations, or constitute a default under, any other agreement or instrument under which the party is obligated.

6.3	Dr. Allen further represents and warrants that, except as set forth in Schedule 6.3, no third party, including without limitation an academic institution (including Vanderbilt University), member of an academic institution, corporation or other entity, or any local state or federal government holds any property rights in the subject matter licensed hereunder and that Dr. Allen is able to consummate this Agreement in the capacity of a free agent.

6.4	Dr. Allen expressly represents and warrants that he holds record title, free and clear of all liens and encumbrances, in the Licensed Patents and that he holds title to the Registration Software, including the copyright interests therein, free and clear of all liens and encumbrances. The Licensed Patents have not been pledged or used as collateral in any respect whatsoever. There exists no condition affecting title to or use of any part of the Licensed Patents, which would prevent Z-KAT from exercising the rights granted hereunder.

6.5	Dr. Allen expressly represents and warrants that no claim of misappropriation or infringement related to the subject matter of the Licensed Patents or the Registration Software have been made by any third party, nor to Dr. Allen’s actual knowledge, have any such claims been threatened.

6.6	To Dr. Allen’s actual knowledge, the manufacture, use, performance or sale of products or services incorporating or in connection with the Licensed Patents does not infringe any intellectual property right of any third person.

6.7	Dr. Allen expressly represents and warrants that all tax returns, reports and declarations (the “Tax Returns”) required by any governmental authority to be filed in connection with the Licensed Patents and the Licensed Registration Software, properties, business, income, expenses, and net worth of Dr. Allen have been filed or will be filed when due, and such returns are or will be correct and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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complete in all material respects. All tax due in connection with such properties, business, income, expenses, and net worth has been paid, or will be paid when due. There are no liens on Dr. Allen’s assets in respect of outstanding taxes.

6.8	Dr. Allen expressly represents and warrants that the patents listed in Exhibit A are valid and in full force and effect and, except as set forth in Schedule 6.7, are not subject to any taxes, maintenance fees or actions falling due within the next three months. Except in connection with the Leibinger Interference (Interference No. 103,657), there have been no interference actions, oppositions, requests for reexamination or other judicial, arbitration, or other adversary proceedings concerning the patents or patent applications listed in Schedule 1.13. Each patent application listed in Exhibit A is awaiting action by its respective patent office, or has recently been subject to such action and a timely response is being prepared.

6.9	Dr. Allen provided to Picker a favorable Opinion of Counsel as to the matters addressed in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8, and the same have been provided by Picker to Z-KAT.

6.10	Dr. Allen covenants and agrees that he will (i) pay any and all taxes, when due, on payments made by Z-KAT hereunder to Dr. Allen or his designee; (ii) not assign, encumber, or otherwise transfer, excluding sublicenses, the Licensed Patents without Z-KAT’s prior written consent, which consent shall not be unreasonably withheld; and (iii) not take any action which may impair Z-KAT’s exercise and engagement of the rights and licenses granted hereunder.
7 — Indemnity
7.1	Dr. Allen shall indemnify Z-KAT, its Affiliates, shareholders, directors, employees, officers and agents (against and hold them harmless from all liability loss, damage, or deficiency resulting from or arising out of any (i) inaccuracy in or breach of any representation or warranty by Dr. Allen in connection with this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Agreement; or (ii) breach by Dr. Allen of any covenants or obligations under this Agreement.

7.2	Z-KAT shall indemnify Dr. Allen against and defend and hold him harmless from all liability, loss, damage, or deficiency asserted by a third party insofar as such liability, loss, damage, or deficiency arises from (i) defects in design, material or workmanship of Licensed Products or Licensed Processes sold or otherwise disposed of by Z-KAT; (ii) Z-KAT’s advertising or promotional materials; (iii) inaccuracy in or breach of any representation or warranty by Z-KAT in connection with this Agreement; or (iv) breach by Z-KAT of any covenants or obligations under this Agreement. This indemnity does not include claims against Dr. Allen or any other physician for medical malpractice.

7.3	Each party shall notify the other in writing within a reasonable time after initiation or threat of any claim, suit, action, or legal proceeding to which it may be entitled to indemnity under this Section 7. Subject to Section 7.1, Dr. Allen and Z-KAT agree to negotiate in good faith to determine whether Dr. Allen or Z-KAT shall undertake the defense of the Indemnitees (“Indemnitees” includes Dr. Allen or Z-KAT, its Affiliates, shareholders, directors, employees, officers and agents).

In the event that Z-KAT undertakes the defense of the Indemnitees as provided in Section 7.3 and Z-KAT is entitled to indemnification, then Z-KAT’s out-of-pocket costs and expenses in defending such suit (for the purposes of this Section 7.1, the “Defense Costs”) shall be a credit against payments which are or may be due Dr. Allen. In the event that Dr. Allen undertakes the defense of the Indemnitees, the cost and expense of such defense shall be borne be Dr. Allen.

The party undertaking the defense of the Indemnitees shall receive from the other the full and complete authority (after due consultation with the indemnified party), information, and assistance to the extent reasonably necessary to defend or settle any claim, suit, or proceeding. In the event Z-KAT undertakes such defense, Dr. Allen agrees to provide such information and assistance at his cost and expense.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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In the event Dr. Allen undertakes such defense, Z-KAT agrees to provide such information and assistance at its cost and expense. The party undertaking the defense of the Indemnitees agrees to consult with the other prior to selecting counsel for the purpose of discharging his obligations under this section. The parties agree to engage in such consultation in good faith, to give due consideration in good faith to the comments of the other, and to refrain from engaging any counsel who has or may have a conflict with the other. Each Indemnitee hereunder reserves and shall have the right to be represented by and to participate actively through his or her own counsel in any suit, action, or proceeding identified in this section, at his or her cost and expense. Z-KAT shall receive timely notification of any settlement agreement relating to claims of infringement prior to the execution thereof. No such settlement shall include any term or condition which would restrict, limit, impair, or otherwise affect any rights which Z-KAT (or any Indemnitee) otherwise may enjoy under this License without first receiving the prior written consent specifically agreeing to such restriction, limitation, impairment, or other effect.

7.4	Subject to the limitations contained in this Section 7.4, all payments which are or may be due to Dr. Allen, if any, shall be subject, as Z-KAT’s sole and exclusive remedy, to setoff in the amount of (i) any indemnification, including Defense Costs, to which Z-KAT may be entitled under this Agreement; or (ii) except for those royalties identified in Section 3.6 and Schedule 6.3, the amount of any royalty required to be paid by Z-KAT to a third party in order to exercise the license rights granted under this Agreement.

Z-KAT may setoff against all payments which are or become due Dr. Allen a reserve adequate to cover any reasonably anticipated liability resulting from a settlement, judgment, order or the like (the “Reserve Setoff”) with respect to any claim, suit, action, or proceeding to which Z-KAT (or any Indemnitee) may be entitled to indemnity under this Agreement. In any given quarter, the Reserve Setoff maybe taken only to the extent that the sum of the Defense Costs and the Reserve Setoff does not exceed fifty percent (50%) of the payments which would
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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otherwise be due to Dr. Allen during such quarter. The Reserve Setoff shall be deposited by Z-KAT in escrow until such time as the amount of the settlement, judgment, order or the like is finally determined. Any excess shall be returned to Dr. Allen; any shortfall may be setoff against any and all payments which are or may be due Dr. Allen under this Agreement.

Upon making any deduction for the Reserve Setoff, Z-KAT shall provide Dr. Allen with written Notice of same which written Notice shall set forth in reasonable detail the basis for such deduction. The parties shall attempt to resolve the issues giving rise to the deduction for the Reserve Setoff during the thirty (30) day period from and after the date of such written Notice. If the parties are unable to resolve such issues, the parties shall subject the dispute to non-binding mediation in Ft. Lauderdale or Miami, Florida with a mutually agreeable mediator, otherwise the local office of Ernst & Young, which shall seek to mediate a resolution for a sixty (60) day period from and after the expiration of the thirty (30) day period. If the parties are still unable to reach a resolution, either party may submit the matter to arbitration pursuant to Section 10.1 of this Agreement.
8 — Term and Termination
8.1	Unless otherwise terminated as provided herein, the Agreement shall remain in force until the expiration of the last to expire of the patents under which Z-KAT is licensed pursuant to this Agreement for each country where the patent has been obtained.

8.2	Upon termination of the Agreement for any cause, nothing herein shall be construed to release either party from any obligation accrued prior to the date of such termination. Z-KAT shall have the right to make, have made, use, and sell, at any time after termination, any products and processes licensed under this Agreement that are in inventory or being manufactured at the time of termination subject only to the obligation to pay royalties as provided in this Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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8.3	In the event that the Minimum Royalty for a given year has not been satisfied and after giving Z-KAT thirty (30) days written Notice to cure, or after Z-KAT provides written Notice that it will not satisfy the Minimum Royalty, Dr. Allen may, upon written Notice to Z-KAT within thirty (30) days from Dr. Allen’s receipt Z-KAT’s anticipatory Notice or after its failure to cure, as his sole and exclusive remedy, inform Z-KAT of his intention to act in the following manner:
(i)	Waive the Minimum Royalty for that given year, accept the amount paid as satisfaction, and continue under the Agreement as if the complete and full payment has been satisfied for that given year; or

(ii)	Exercise his Call Option within the Call Option Period for the Call Option Price, less the amount of any actual unpaid royalty, excluding the balance of any Minimum Royalty, due to Dr. Allen.
8.4	In the event Z-KAT no longer desires to maintain this exclusive license or practice under the Licensed Patents and this Agreement, it shall notify Dr. Allen in writing of such event and Dr. Allen may, upon written Notice to Z-KAT within thirty (30) days from Dr. Allen’s receipt of such Notice, as his sole and exclusive remedy, inform Z-KAT of his intention to act in the following manner:
(i)	Waive the Minimum Royalty obligations for two (2) years or more years, as negotiated, and accept any amounts paid as satisfaction of Minimum Royalty obligations for at least those two (2) years, and continue under the Agreement as if the complete and full payment of Minimum Royalty obligations for at least those two (2) years; or

(ii)	Exercise his Call Option within the Call Option Period for the Call Option Price, less the amount of any actual unpaid royalty, excluding the balance of any Minimum Royalty, due to Dr. Allen.
8.5	If Dr. Allen exercises his Call Option, to the extent the Fiducial Markers are subsequently available for sale, Dr. Allen will ensure the Z-KAT’s customers have access on terms and conditions reasonably similar to non-Z-KAT customers.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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9 — Patent Litigation
9.1	If, at any time during which Z-KAT has exclusive rights under this Agreement pursuant to Section 2 above, Z-KAT or Dr. Allen becomes aware of infringement of one or more the Licensed Patents, Z-KAT or Dr. Allen, as the case may be, shall give to the other party to this Agreement written Notice identifying the person, firm, corporation or other entity thought to be infringing the Licensed Patent and the circumstances of such infringement. Within one hundred twenty (120) days of receiving or giving the Notice, Z-KAT may, at its own expense and in the manner and to the extent provided below (i) take action to cause the cessation of such infringement or initiate legal action against the alleged infringer; or (ii) undertake to negotiate a sublicense to the Licensed Patent on terms agreeable to both Dr. Allen and Z-KAT.

In the event that Z-KAT receives a recovery from an infringer pursuant to clause (i) above or receives royalties from a sublicense negotiated pursuant to clause (ii) above, in excess of the costs and expenses of procuring such sublicense or recovery, Z-KAT shall pay to Dr. Allen forty (40%) percent of any such recovery. In the event Z-KAT files suit to enforce a Licensed Patent, Z-KAT may join Dr. Allen as a party in such suit, if it pays for all related expenses, as a party in such suit. In the event Dr. Allen files suit to enforce a Licensed Patent, Dr. Allen may join Z-KAT, if he pays for all related expenses, as a party in such suit. In the event that Z-KAT elects not take action against the identified infringer within the one hundred twenty (120) day period from receiving/providing the Notice, Z-KAT shall timely notify Dr. Allen. Dr. Allen and Z-KAT will consult with one another in an effort to determine whether a reasonably prudent licensor would institute such action to enforce the Licensed Patent(s) in question in light of all relevant legal, business, and economic factors (including, but not limited to, the projected costs of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims, the diversion of Dr. Allen’s and Z-KAT’s human and economic resources, and the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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impact of any possible adverse outcome on Dr. Allen’s and Z-KAT’s respective reputations and goodwill). After such consultation, if Z-KAT and Dr. Allen have not reached agreement and Z-KAT does not file suit forthwith against the identified infringer, then Dr. Allen shall have the right to enforce the Licensed Patents against the infringer at his costs and expense, join Z-KAT as a co-plaintiff in such suit and Dr. Allen shall pay to Z-KAT fifty (50%) percent of any such recovery in excess of the costs and expense of procuring such recovery.

The parties recognize that each benefits from the continued sale by Z-KAT of Registration Software and Licensed Fiducial Markers, therefore, the parties recognize that Z-KAT shall have broad latitude, subject to good faith consultation with Dr. Allen, to enter into cross-licenses without additional compensation as may be necessary to allow the continued sale of Licensed Products and Licensed Processes by Z-KAT.

9.2	In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, each party shall make available to the other at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and the like which are in its possession. If the subject matter is confidential or proprietary in nature, the party wishing to disclose such material must obtain a sufficient protective order.
10 — Miscellaneous
10.1	Dr. Allen and Z-KAT will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. The parties acknowledge that Sections 3.5, 5.5, 7.3, 7.4 and 9.2 in particular require consultation and cooperation among them. In the event that, after consultation, the parties are unable to reach agreement, any claim or controversy arising out of Sections 3.5, 5.5, 7.3, 7.4 and 9.2 shall be settled by arbitration administered by the American Arbitration Association under its then-current Commercial Arbitration Rules, and judgment on any award rendered
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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by or finding of the arbitrator may be entered in any court having jurisdiction thereof. The site of the arbitration will be Ft. Lauderdale or Miami, Florida.

10.2	Subject to certain provisions of Sections 5.1 and 5.7, the failure of Z-KAT or Dr. Allen at any time or from time to time to exercise any of their respective rights under this Agreement shall not be deemed to be a waiver of any such rights or in any way to prevent Z-KAT or Dr. Allen from subsequently exercising any such rights.

10.3	All notices, elections, communications, and deliveries provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, overnight delivery with signature or when actually received as shown by United States postal service receipt for registered or certified mail addressed to the party at their respective addresses or addresses as either party may later specify by written notice to the other (“Notice”);

Z-KAT:	Z-KAT, Inc.
2901 Simms Street
Hollywood, Florida 33020
Attn: Paul K. Silverberg, Vice President and General Counsel

With a copy to: Rony Abovitz, CEO

Dr. Allen:	George S. Allen, M.D., Ph.D.
4405 Warner Place
Nashville, TN 37205
10.4	Neither party shall assign or transfer its rights or privileges under this Agreement without the prior written consent of the other party; however, Z-KAT may assign or transfer its rights and privileges in connection with the transfer of substantially all of the assets of this product line or its Image Guided Surgery business or to an Affiliate. Any attempted assignment in contravention of the foregoing shall be void. This Agreement shall inure to the benefit of and be binding on the heirs, legal representatives, executors, administrators, successors and permitted assigns of the parties hereto.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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10.5	During the term of this Agreement, as to any claims, litigation, arbitrations, governmental investigations or audits of any sort related to the licenses granted hereunder, the parties shall cooperate with and assist each other in making available such records and other information, which are related to such claims, litigation, arbitrations, government investigations and audits as either party may reasonably request. The party requesting assistance hereunder shall reimburse the other party for its reasonable out-of-pocket expenses incurred in connection with the request.

10.6	Each party acknowledges that it has retained and utilized its own legal counsel in the negotiation and completion of this Agreement. Each party hereto shall pay its own expenses incurred in the completion of this transaction.

10.7	This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereto and supersedes all previous understandings, agreements and representations between the parties. Any modification of this Agreement shall be in writing and shall be signed by a duly authorized representative of each party. There are no understandings, representations, or warranties except as herein expressly set forth, and no rights are granted hereunder except as expressly set forth herein.

10.8	This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida, United States of America, notwithstanding principles of conflict of laws. Venue for any matters between the parties shall be in Broward County Florida. Both parties agree to and waive any object to personal jurisdiction in the State of Florida and this County.

10.9	The parties hereto agree that the terms of this Agreement shall remain confidential, and that neither party shall disclose the terms hereof to any third party without first securing the other party’s prior written consent except that either party may disclose this Agreement to any of its affiliates and representatives as defined in the Confidentiality Agreement executed between the Parties on October 20, 2000 attached hereto as Exhibit 10.9, its auditors or attorneys or pursuant to obligations
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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of law. In the event this document is described referenced, identified or subject to any legal process requiring disclosure thereof, the party on whom such legal process is served shall notify the other party hereto as soon as practicable of the pendency of such legal proceedings.

10.10	Neither party shall be liable to the other for punitive, special or consequential damages of any kind arising out of this Agreement or any related action or for any cause of action whatsoever, whether based in contract or tort including negligence.

10.11	If any part of this Agreement or the application thereof in the circumstances is declared invalid or inoperative, the application thereof in other circumstances and the remainder of this Agreement, shall not be effected thereby provided the basic intent of the parties has not been thus rendered incapable of achievement. It is agreed and understood between the parties that where any provisions of this Agreement are in violation of any of the laws and/or regulations of the United States government/or State of Florida, such provisions shall be automatically rendered null and void and the parties agree to negotiate in good faith an acceptable substitute where possible to such provisions.

10.12	Headings used in this Agreement are for reference purposes only and shall not be deemed part of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement.

10.13	This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.14	Nothing in this Agreement shall be construed to create relationship of partners or joint venturers or principal and agent, or employer and employee, or master or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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servant, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

10.15	Neither Dr. Allen nor Z-KAT shall be responsible for and the terms of this Agreement shall be inapplicable to any defaults or delays which are due to causes beyond Dr. Allen’s or Z-KAT’s control including, without limitation, acts of God or public enemy, acts or any order of a government, fire, flood or other natural disasters, embargoes, accidents, explosions, strikes or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delay of transportation facilities, incidents or war, or other events causing the inability of Dr. Allen or Z-KAT acting in good faith with due diligence, to perform its obligations under this Agreement.
IN WITNESS WHEREOF the undersigned parties represent that they have carefully read the foregoing terms of this Agreement on behalf of their respective interests, and that they know the contents of this Agreement, and that they have signed the same as their own respective free acts.

Z-KAT, INC.	GEORGE S. ALLEN, M.D., Ph.D.

/s/ Rony Abovitz	/s/ George S. Allen

Rony Abovitz	George S. Allen, M.D., Ph.D.
CEO

Date: 8-31-2001	Date: 9-10-2007
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 1.2
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 1.10
Replace with existing spreadsheet
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 1.13
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 5.4
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 6.3
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 6.7
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Exhibit A
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Exhibit 1.2
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Exhibit 3.10
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Exhibit 10.9
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(a) to such Asset Contribution Agreement Addendum (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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George S. Allen, M.D., Ph.D.
VIA FACSIMILE and U.S. MAIL
February 06, 2004
Maurice Ferré
President & CEO
Z-KAT Corporation
2001 Simms Street
Hollywood, Florida 33020

Re:	Amendment Of 31 August License Agreement
Dear Maurice:
I am writing to confirm the details of an amendment to the agreement between George S. Allen, M.D., Ph.D. (“Allen”) and Z-KAT, Inc. (“Z-KAT”) dated 31 August, 2001 (“License Agreement”). The changes are reflected for applicable sections and paragraphs, with text elimination and additions represented by strike-thrus and underline respectively.
• Paragraph 1.10: Initial Royalty Period shall mean the period of time beginning on the Trigger Date and continuing for the average term of the issued U.S. Patents listed in Schedule 1.13 and U.S. patents issuing from U.S. Appl. Ser. No. [***] and U.S. Appl. Ser. No. [***], not including any patent issuing from a continuation in part application. Pursuant to agreement between the parties as of 01, January 2004, the Initial Royalty Period shall include and mean a period of one year after the average term (“the Extended Average Term”) as such average term is determined by the methods established by the provisions of the License Agreement between the parties dated 31, August 2001. An example of the calculation of the average term and the Extended Average Term is attached* as Schedule 1.10. The Original Agreement determined........”
• Paragraph 1.18: Minimum Royalty shall mean the following for each year (12 consecutive month period, not a calendar year) beginning on the Trigger Date: year 1 — $[***]; year 2 -$[***]; year 3 — $[***]; year 4 — $[***]; year 5 — $[***]; and year 6 to the end of the Initial Royalty Period - $[***]; provided that, in the last year.......”.
If this letter accurately reflects your understanding of the amendments as set forth above, please sign the two copies of this letter as included herein, retain one for your files, and return one copy to the undersigned.
Best regards,
George S. Allen, M.D., Ph.D.
GSA/rd
Enclosures
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

George S. Allen, M.D., Ph.D.
For George S. Allen

For George S. Allen, M.D., Ph.D.	For Z-KAT, Inc.:

/s/ George Allen	/s/ Fritz LaPorte

George S. Allen, M.D., Ph.D.	Fritz LaPorte, CFO

2/27/04	2/24/07

Date	Date
* A revised Schedule 1.10 will be prepared and attached to this amendment at a later date.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO LICENSE AGREEMENT
     THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into as of the 18th day of August, 2004 (the “Effective Date”), by and between Z-KAT, Inc., a Florida corporation having an office at 2901 Simms Street, Hollywood, Florida 33020 (“Z-KAT”), and George S. Allen, M.D., Ph.D., with an address at 4405 Warner Place, Nashville, Tennessee 37205 (“Dr. Allen”).
WITNESSETH:
     WHEREAS, Z-KAT and Dr. Allen entered into that certain License Agreement dated as of August 31, 2001, with respect to the grant of a license to certain patents owned by Dr. Allen to Z-KAT to make, have made, use, sell, lease and otherwise dispose of any product covered by one or more claims in the patents identified therein in consideration for royalties to be paid by Z-KAT to Dr. Allen in accordance with the terms thereof (the “License Agreement”); and
     WHEREAS, the parties desire to reflect the assignment of the License Agreement from Dr. Allen to Marker, LLC, a Tennessee limited liability company; and
     WHEREAS, Z-KAT and Dr. Allen desire to enter into this Amendment for the purpose of amending the License Agreement and evidencing said assignment and assumption, all as more particularly hereinafter set out; and
     WHEREAS, Marker, LLC is a party to this Amendment for the sole purpose of assuming the obligations of Dr. Allen under the License Agreement.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings given to them in the License Agreement.
     2. Amendment of Licensing Agreement. Dr. Allen hereby conveys, grants, transfers and assigns to Marker, LLC his entire right, title and interest in the License Agreement. Marker, LLC accepts the foregoing assignment and hereby assumes, and agrees to perform, all the terms, covenants and conditions to be performed on the part of Dr. Allen under the License Agreement to the extent such obligations accrue from and after the Effective Date hereof. The reference to “George S. Allen, M.D., Ph.D., an individual having offices at 4405 Warner Place, Nashville, TN 37205” in the first paragraph of the License Agreement shall be changed to “Marker, LLC, a Tennessee limited liability company” and all references to “Dr. Allen” under the terms of the License Agreement shall be changed to “Marker, LLC”.
     3. Acknowledgement of Assignment by Z-KAT. Z-KAT hereby acknowledges, consents and agrees to the assignment of the License Agreement by Dr. Allen to Marker, LLC. Z-KAT acknowledges (a) Marker, LLC as a party to the License Agreement and as the licensor of the Licensed Patents; and (b) Marker, LLC’s right, title and interest in and to the Licensed Patents. Pursuant to the terms of the License Agreement, Marker, LLC shall be entitled to
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

receive, and Z-KAT shall pay to Marker, LLC, the Minimum Royalty and royalties based on Z-KAT’s Net Sales in accordance with the terms thereof.
     4. License Agreement in Full Force and Effect. Except as amended by this Amendment, the License Agreement, as originally executed by Z-KAT and Dr. Allen, shall continue in full force and effect and is hereby ratified and confirmed.
     5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to the choice of law provisions thereof.
     6. Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
     7. Entire Agreement; Modification. This Amendment is hereby incorporated into the License Agreement by reference. This Amendment together with License Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations, or inducements except as herein provided. The terms and provisions of this Amendment may not be modified, supplemented, or amended except in writing signed by all parties hereto. All teams of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
[Signature Page Follows.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date first above written.

Z-KAT, INC.			GEORGE S. ALLEN, M.D., Ph.D.

By:	/s/ Maurice R. Ferre		By:	/s/ G.S. Allen

		(Authorized Signature)		(Authorized Signature)

Maurice R. Ferre’			G.S. Allen

		Printed Name		Printed Name

President & CEO			8/09/04

		Title		Date

Aug. 18, 2004

Date

MARKER, LLC

			By:	/s/ G. S. Allen

(Authorized Signature)

G. S. Allen

Printed Name

President

Title

8/09/04

Date
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 1.1(b)(A)
MANUFACTURING AND TECHNOLOGY SUBLICENSE AGREEMENT
     This Manufacturing and Technology Sublicense Agreement (the “Agreement”), is made and entered into as of the last date of execution appearing on the signature page hereto (the “Effective Date”), by and between Z-Kat, Inc. (Z-Kat, Inc., together with its Affiliates, being hereafter referred to as “Z-Kat”), a Florida corporation, having an office at, 2901 Simms Street, Hollywood FL 33020, and Image-Guided Neurologics, Inc., a Delaware corporation, having its principal place of business at 2290 W. Eau Gallie Blvd., Melbourne, FL 32935 (Image-Guided Neurologics, Inc., together with its Affiliates, being hereafter referred to as “IGN”). Z-Kat and IGN are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
     A. The Parties were parties to that certain Distribution Agreement, made and entered into April 27, 2004 (the “Distribution Agreement”);
     B. The Parties have agreed to terminate the Distribution Agreement; and
     C. Z-Kat has agreed to grant to IGN a limited, non-exclusive sublicense under that certain License Agreement granted to Z-Kat by George S. Allen, M.D., Ph.D. (“Allen”) and assigned to Marker, LLC, a Tennessee limited liability company (“Marker”), as successor in interest to Allen.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
ARTICLE I.
Definitions
     1.1 “Activation Date” means the earlier of (a) the date of the first documented sale of a Licensed Product that was manufactured by or for IGN and transferred by IGN to a third party; and (b) January 1, 2005.
     1.2 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the Effective Period of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.3 “Bone Fiducial” means bone-implantable, fiducial markers and accessories for implanting and removing such markers and probes to be used solely for registering the markers. Any item that is not expressly included in this definition is excluded. For the avoidance of any doubt, Bone Fiducials specifically excludes computer-based surgical navigation system.
     1.4 “Effective Date” has the meaning given in the preamble.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.5 “Field” means cranial neurosurgical procedures, excluding however external beam radiotherapy.
     1.6 “Kit” means a surgical kit that includes Licensed Products and an IGN Product that is sold, leased or otherwise distributed or transferred as a single unit, and a surgical kit that contains only Licensed Products to be sold, leased or otherwise distributed for use with an IGN Product.
     1.7 “IGN Products” mean any trajectory guidance products and components, tools and procedures for use in performing patient registration that require the use of an external intra-operative position tracking system to align the physical trajectory guide with an intra-operative or pre-operative surgical plan.
     1.8 “License Agreement” means that certain License Agreement by and between Z-Kat and Allen, effective as of August 31, 2001, as amended, a copy of which is attached hereto as Exhibit A, which Allen has validly assigned to Marker, LLC.
     1.9 “Licensed Product” means Bone Fiducials, the manufacture, use or sale of which would infringe one or more of the claims of the Sublicensed IP Rights.
     1.10 “Licensor” refers to Marker, LLC.
     1.11 “Sublicensed IP Rights” means the “Licensed Patents” as defined in Section 1.13 of the License Agreement, specifically including those patents set forth on Exhibit B, together with (a) any inventions owned or under development by Z-Kat, or which Z-Kat has the right to license or sublicense, on the Effective Date of this Agreement that relate to Bone Fiducials, and (b) any additional patents and patent rights relating to Bone Fiducials that are in existence as of the Effective Date of this Agreement to which Z-Kat acquires ownership after the Effective Date (including any divisionals, continuations, continuations-in-part, or reissues thereof), but, with respect to this clause (b), only to the extent Z-Kat has the right to license such patents within the Field for Bone Fiducials, and only to the extent Z-Kat is not required by a third Party to pay or collect any amounts in consideration for licensing to IGN the patents or patent right that is not assumed and performed by IGN.
ARTICLE II.
Grants of License
     2.1 Grant of License to IGN. Subject to all of the terms and conditions of this Agreement, Z-Kat grants to IGN a non-transferable (except as expressly permitted under Section 10.1), non-exclusive, royalty-bearing, worldwide sublicense under the Sublicensed IP Rights within, and limited to, the Field to make Licensed Products, to lease, sell, offer to sell, and import the Licensed Products sold as part of Kits for use in solely in combination with IGN Products in the Field, and to use, and to sublicense its customers to use, such Licensed Products, when sold as part of Kits and for which a Running Royalty will be paid, in combination with the IGN Products solely as part of a registration process carried out in combination with a computer-based navigation system in the Field (the “Sublicense”).
     2.2 Sublicensing. The sublicense granted to IGN under Section 2.1 does not include
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any right to IGN to grant further sublicenses, except that IGN may grant limited, non-transferable sublicenses, which must terminate upon sale of all Licensed Product previously manufactured at the date of termination of the grant of sublicense to IGN, under the Sublicensed IP Rights (i) to its vendors for the sole and limited purposes of having components made, and/or Licensed Products assembled on behalf of IGN, to IGN’s original specifications; and (ii) to its sales representatives, distributors and other sales agents to market and sell Licensed Products solely for use in combination with IGN Products.
     2.3 Limitations on Grant.
     (a) The grant of sublicense does not include any right or license to make, use, sell or offer for sale Licensed Products for use outside the Field or for use with any trajectory guide other than IGN Products. Furthermore, for the avoidance of any doubt, the sublicense granted to IGN in this Agreement does not include, and no rights may be conveyed to any party, with respect to making, selling, or offering for sale, any apparatus, article or process, including computer based navigation systems, other than the Licensed Products as expressly permitted by Section 2.1, or the use of any apparatus, article or process other than the use of Licensed Products in combination with IGN Products and computer-based surgical navigation systems, as part of a registration process as expressly permitted under Section 2.1.
     (b) Z-Kat acknowledges that the Kits, including the IGN Products and Licensed Product that comprise the Kits, are designed for use with computer-based navigation systems for surgery manufactured, sold and distributed by third parties. Accordingly, Z-Kat and Licensor covenant and agree that neither will bring any administrative action, or any action at law, in equity, or otherwise, against IGN or any third party based on a claim of infringement, contributory infringement or inducement of infringement of any of the Sublicensed IP Rights solely as a result of (i) the marketing of a computer based navigation system for use, as expressly permitted by this Agreement, with Licensed Products, (ii) the marketing of Licensed Products for use, as expressly permitted by this Agreement, with computer based navigation systems, or (iii) the bona fide use of a Licensed Product solely within and as a part of a registration process carried out by a computer-based navigation system, but, with respect to items (i)-(iii), only if the Licensed Product is sold or distributed by IGN under the license granted pursuant to Section 2.1 as part of a Kit and implanted for use with IGN Products. Furthermore, Z-Kat and Licensor covenant and agree that neither will bring any administrative action, or any action at law, in equity, or otherwise, against IGN or any third party based on a claim of infringement, contributory infringement or inducement of infringement of any of the Sublicensed IP Rights solely as a result of the sale of a computer based navigation system that has been bundled with a Licensed Product sold or distributed by IGN under the license granted pursuant to Section 2.1 as part of a Kit, for use in registration of IGN Products. However, none of foregoing covenants extend to any sales or use of computer based navigation systems (whether or not bundled) to the extent that those systems are sold or used for any purpose other than for registering IGN Products using Licensed Products sold or distributed by IGN, or to use of a computer-based navigation system other than as expressly stated above.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     (c) Notwithstanding anything to the contrary in this Agreement, except as provided in Section 9.4(a), the grant of sublicense to IGN does not include rights beyond those licensed to Z-Kat, or include rights, the granting of which by Z-Kat would breach the License Agreement. Z-Kat’s foregoing grant of a sublicense to IGN under this Article II is subject to all of the limitations of the License Agreement.
     2.4 No Other Licenses; No Assignments. Other than the license expressly set forth above, Z-Kat is not granting any other license or sublicense, whether by implication, estoppel or otherwise. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to or other ownership interest in any intellectual property right. The foregoing grant of sublicense does not constitute a non-infringement representation, warranty or covenant.
ARTICLE III.
Publicity and Confidentiality
     3.1 Confidentiality of Agreement. The terms, but not the existence, of this Agreement and the licenses granted herein will be treated as confidential information by the Parties, and neither Party may disclose such terms to any third party without the prior written consent of the other Party, except as follows:
     (a) Each Party may represent to third parties that IGN is sublicensed as provided by this Agreement.
     (b) Each Party may (i) disclose this Agreement and its terms to potential acquirers of, investors in or lenders to such Party (including any representatives of the Parties in such transaction), or disclosures reasonably necessary in connection with the divestiture, merger, transfer or sale of all or any portion of a Party’s respective businesses, but only if such disclosure is made pursuant to a written confidentiality agreement binding upon such potential acquirer, investor, lender or other parties, which obligates such party not to disclose and to take reasonable precautions against unauthorized disclosure of the Agreement and its terms; (ii) disclose this Agreement and its terms in any arbitration, mediation or other official dispute resolution procedure pursuant to a written confidentiality agreement binding upon the parties, which obligates such parties not to disclose and to take reasonable precautions against unauthorized disclosure of the Agreement and its terms; (iii) disclose this Agreement and its terms to its professional advisors who are under an ethical obligation of confidentiality in order to comply with, or determine compliance with, any law, rule, regulation, or accounting or similar requirement; and (iv) disclose this Agreement and its terms, in response to a judicial or governmental request, requirement or order, or as required by law, on the condition that such Party provides the other Party with sufficient prior notice in order to contest such request, requirement or order or seek protective measures. In addition, this Section 3.1 will not prevent a Party from making disclosures reasonably required by law or as required by a stock exchange.
     3.2 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a Licensed Product, any reference to the other Party (or any
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such Licensed Product is in any way certified by the other Party hereto or its Affiliates.
     3.3 Obligations of Confidentiality with Respect to Technical Information.
     (a) IGN will hold all technical information (“Technical Information”) provided by Z-Kat to IGN pursuant to this Agreement in confidence and take reasonable precautions to maintain and protect the confidentiality of the Technical Information. IGN may disclose and share the Technical Information to employees, contractors, representatives, and others who have a need to know it, so long as each such person is obligated in writing not to disclose the information to others and to use it only for the purposes for which access is being given. Parties other than employees having access to the Technical Information must be licensed to use the Technical Information, and may only use it solely in connection with the license granted in Section 2.1.
     (b) Exceptions. Notwithstanding the forgoing obligations of confidentiality,
     (i) IGN may make available to third parties Bone Fiducials, but only as permitted by the license of Section 2.1, and related user documentation incorporating or made using the Technical Information, but only as much as required by law.
     (ii) IGN may disclose Technical Information as required by law, but only to the extent required by law, and in response to a valid order of a court or other government body or any political subdivision thereof, but only if IGN has taken reasonable action to seek a protective order limiting the scope of the disclosure and has promptly notified Z-Kat and Licensor of the requirement to disclose the Technical Information.
     (iii) No Technical Information is required to be treated as confidential if such information, (i) is or becomes publicly known through no unauthorized act of IGN or its Affiliates, (ii) is rightfully received by IGN from a third parry without obligation of confidentiality, or (iii) is approved in writing by Z-Kat and Licensor for public disclosure.
ARTICLE IV.
Payments
     4.1 Running Royalties. For activities undertaken by, on behalf of, or under the authority of IGN (and its sublicensees, if any) IGN will pay continuing payments to Z-Kat (or its assignee, if any) throughout the Effective Period of the Agreement equal to $[***] for each Kit sold, leased or otherwise distributed or transferred to a third party by IGN (the “Running Royalties”). However, IGN may distribute a maximum of 250 Kits in the aggregate solely for non-clinical, training purposes, so long as the Kits are labeled for non-clinical, training use only and are specifically identified as Kits used for training, including the names of the parties who are trained, in reports submitted pursuant to Section 4.4. If additional Kits are required for training, IGN may request Z-Kat for permission to distribute additional Kits without obligation
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to pay a Running Royalty, which request will not be unreasonably withheld. For the avoidance of doubt, no Running Royalty is due on Licensed Products purchased from Z-Kat or purchased from a third party licensed by Z-Kat (including fiducials purchased by IGN from Streiker-Leibinger prior to March 31, 2004.)
     4.2 Minimum Royalties. Notwithstanding IGN’s obligations under Section 4.1 hereto, for the period commencing as of the Activation Date and ending on the fifth (5th) anniversary of the Activation Date, within 60 days of each Minimum Royalty Payment Date (as defined below), IGN will pay Z-Kat an annual minimum royalty payment (each a “Minimum Royalty Payment”), which shall be equal to the difference between (a) the Guaranteed Minimum Royalty Amount for such date (as set forth in Exhibit C hereto); and (b) the sum of all Running Royalties paid to Z-Kat that accrued during the prior twelve month period (each a “Minimum Royalty Period”), provided however, that there shall be no Minimum Royalty Payment due on any Minimum Royalty Payment Date for which the Running Royalties paid during such applicable Minimum Royalty Period shall exceed the respective Guaranteed Minimum Royalty Amount and provided further that any such excess of the Running Royalties over the Guaranteed Minimum Royalty Amount shall be carried forward and shall be considered, solely for purposes of clause (b) above, Running Royalties for the next successive twelve month period. For the purposes of this Article IV, a “Minimum Royalty Payment Date” shall mean each of the five (5) consecutive anniversary dates following the Activation Date.
     4.3 Due Dates.
     (a) Running Royalties. Running Royalties on a Kit will accrue immediately upon the transfer or distribution (whether by sale, lease or otherwise) of the Kit by IGN to a third parry and will be due and payable by IGN to Z-Kat or its designee 30 days after the end of the month in which the transfer occurred. Z-Kat acknowledges that IGN may pay Running Royalties on Kits that IGN does not believe include Licensed Products in order to avoid disputes with Z-Kat, and that, therefore, no payment of a Running Royalty with respect to a Kit shall in any way imply that IGN believes that the Kit contains Licensed Product.
     (b) Minimum Royalties. IGN will pay to Z-Kat or its designee within 30 days of each Minimum Royalty Payment Date the Minimum Royalty Payment for the immediately preceding Minimum Royalty Period.
     4.4 Records and Audit. IGN (including related companies and sublicensees, if any) will keep full, clear and accurate records with respect to all Licensed Products necessary for determining the amounts due to Z-Kat under this Agreement, and will furnish any information which Z-Kat may reasonably prescribe from time to time to enable Z-Kat to ascertain the amounts due, including without limitation reports with the payment of Running Royalties detailing the number of Kits distributed and the amount of Running Royalty due for each such Kit. Z-Kat and Licensor may each make, only through accredited auditors, one examination per calendar year, following advance notice and during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. The auditors may disclose only the amounts due and may not disclose any records or other information of IGN and their customers. Payments must be made within 30 days to compensate for any errors or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

omissions disclosed by such examination. If such audit discloses under-reporting of 5 percent or greater with respect to the reported sums paid to Z-Kat by IGN during the applicable period subject to such audit, IGN will fully reimburse Z-Kat within 30 days after demand, for the reasonable fees and disbursements for completing such audit. Otherwise, Z-Kat will be responsible for payment of the actual costs (including professional fees and disbursements) for each such audit.
     4.5 Termination for Non-Payment. Subject to Section 9.3, failure by IGN to make timely payment of any amounts due and owing pursuant to this Article IV constitute a material breach of this Agreement and shall, after written notice by Z-Kat and failure by IGN to cure such breach within 60 days of service of such notice, render the Agreement (and any license granted hereunder) terminable by Z-Kat in its sole discretion, immediately upon written notice to IGN.
ARTICLE V.
Other Obligations of the Parties
     5.1 Marking. IGN will place a patent notice in accordance with 35 U.S.C. §287 on any Licensed Products, or on the packaging of any Licensed Products, made by or on behalf of IGN. IGN will also require that each such Licensed Product, or the packaging of any Licensed Product, made under its authority (other than a Licensed Product made by, on behalf of, or under authority of Z-Kat) also be marked with a notice in accordance with 35 U.S.C. §287. IGN will also provide appropriate labeling on the Licensed Product as required by the Food and Drug Administration under 21 C.F.R. Part 801.
     5.2 Marketing. IGN will market Licensed Products only for use with IGN Products. IGN will also place labels on Kits sold, leased or otherwise distributed by or on behalf of IGN containing a statement to the effect that the Licensed Products are intended to be, and may only be, used with an IGN product.
     5.3 Sublicensee Obligations under License Agreement. Notwithstanding anything to the contrary in this Agreement, IGN will, with respect to its sublicense under the License Agreement, assume each obligation that a sublicensee must have under the License Agreement in order to avoid breach of the License Agreement and covenants that it will comply with all terms and conditions of such License Agreement that apply to sublicensees.
     5.4 Covenants of Z-Kat.
     (a) Z-Kat shall not market for its own account, or license any third parry to market, any Bone Fiducials for use with any IGN Products. Z-Kat will include a label on packaging for Licensed Products a statement to the effect that the Licensed Products are not for use with IGN Products.
     (b) If Z-Kat licenses any unrelated third party to make and distribute Bone Fiducials under the Sublicensed IP Rights for use with navigation systems in the Field, and for the specific purpose of use with a physical trajectory guide, that require a payment of royalty per unit or per surgical procedure that is materially less than the Running Royalties required in this Agreement, Z-Kat will offer to amend this Agreement with IGN by reducing Running Royalties under this Agreement to an equivalent royalty
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

per unit or procedure. An “unrelated third party” includes any person or entity other than a person or entity (i) in which Z-Kat has a direct or indirect financial interest, (ii) which has a direct or indirect financial inserts in Z-Kat, or (iii) in which a third party having a direct or indirect financial interest in Z-Kat also has a direct or indirect financial interest. For purposes of any license to an unrelated third party under the Sublicensed IP Rights, for which consideration is promised that does not consist solely of cash, the Parties agree to value such non-cash consideration in good faith, based on the entirety of transactions giving rise to the license arrangement with such third party. In the event the Parties are unable to agree on the appropriate reduction, in any, the reduction, if any, shall be determined by arbitration as set forth in Section 10.10 of this Agreement using the standards set forth in this section 5.4.
     5.5 Access and Information. Subject to Article III, during the Effective Period of this Agreement and at no cost to Z-Kat, Z-Kat agrees to provide IGN access to information relating solely to Bone Fiducials developed by or under development by or at the direction of Z-Kat as of the Effective Date, which are covered by or make use of a process covered by the Licensed IP Rights, including relevant 510(K)s, technical files, know how, test data, product specifications, drawings, design history files, validations, clinical data, and risk analysis associated with current or prior Bone Fiducial products designed or manufactured by Z-Kat. However, for the avoidance of any doubt, Z-Kat has no obligation to provide any information on or relating to devices other than Bone Fiducials, and in particular including, without limitation, information relating to software, computer-based surgical systems, and accessories for such systems.
ARTICLE VI.
Representations and Warranties
     6.1 Z-Kat Representations. Z-Kat represents and warrants the following:
     (a) The execution, delivery and performance by Z-Kat of this Agreement do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which Z-Kat is a party or by which Z-Kat or its assets or properties are bound, do not conflict with any provision of the articles of incorporation or bylaws of Z-Kat and do not constitute an event which, with the lapse of time or action by a third parry, could result in any default under any of the foregoing.
     (b) Z-Kat has full power, authority and legal right to enter into this Agreement and grant the sublicenses and rights set forth in this Agreement and has not made, and will not make, any commitments to others inconsistent with or in derogation of such rights. Upon execution and delivery by Z-Kat of this Agreement it will be a valid and binding obligation of Z-Kat, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws effecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies.
     (c) To the actual knowledge of Z-Kat, the manufacture, sale and use of
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

bone-implantable fiducial markers distributed by Z-Kat under the mark “Acustar” as of the Effective Date, and the bone-implantable fiducial markers designed by Stryker-Leibinger and distributed by Z-Kat as of the Effective Date (the “Leibinger Fiducials”), do not infringe the patents or copyrights of, or misappropriate information of, a parry other than Z-Kat or Licensor. To the actual knowledge of Z-Kat, without investigation, Z-Kat is not required, and IGN would not be required, to obtain any license, other than the license granted herein, from any parry to distribute the Leibinger Fiducials.
     (d) To the actual knowledge of Z-Kat there are, as of the Effective Date, no outstanding claims of Marker, LLC that could affect its license in and to the Sublicensed IP Rights.
     (e) The Sublicensed IP Rights are the only inventions, patents or patent applications now owned and/or controlled by Z-Kat, which IGN would infringe through the manufacture, use and sale of Bone Fiducials.
     (f) Z-Kat is not in possession of any information which would, to the knowledge of Z-Kat, render any claim of the Sublicensed IP Rights invalid and/or unenforceable.
     (g) Except for those parties listed on the attached Schedule 6.1(g), Z-Kat has no knowledge of facts sufficient for it to have a good faith belief, formed after investigation, that there are any third parties infringing, as of the date of this Agreement, any of the Sublicensed IP Rights by selling Bone Fiducials in the Field. The listing of parties in Schedule 6.1(g) is not, however, a representation that each is in fact infringing, or that Z-Kat has a good faith belief that each such party is infringing.
Notwithstanding any of the foregoing in this Section 6.1, the failure by Z-Kat to conduct an investigation will not be deemed to be a breach of any warranty or representation under this Section 6.1.
     6.2 IGN Representations and Warranties. IGN represents and warrants the following:
     (a) The execution, delivery and performance by IGN of this Agreement do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which IGN is a parry or by which IGN or its assets or properties are bound, do not conflict with any provision of the articles of incorporation or bylaws of IGN and do not constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing.
     (b) IGN has full power, authority and legal right to enter into this Agreement. Upon execution and delivery by IGN of this Agreement it will be a valid and binding obligation of IGN, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws effecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     6.3 Disclaimer.
     (a) Other than the representations, warranties and covenants expressly made in this Agreement, neither Party, nor any of its Affiliates, nor Licensor, make any representations or extend any warranties of any kind, express or implied. Z-Kat, Licensor and IGN each disclaim all implied warranties, including without limitation warranties of merchantability, fitness for a particular purpose, and non-infringement.
     (b) Without limiting the foregoing disclaimer, nothing contained in this Agreement shall be construed as:
     (i) a warranty or representation by Z-Kat or Licensor as to the scope of any of the Sublicensed IP Rights or, except as specifically stated in Section 6.1(c) solely, as to the validity of the Sublicensed IP Rights;
     (ii) a warranty or representation that any manufacture, offer for sale, sale, use, lease, importation, or other disposal of any Licensed Product in combination with any inventions, processes or practices added by IGN will be free from infringement of any patent or other industrial or intellectual property rights of any third parry;
     (iii) requiring Z-Kat or Licensor to file or maintain any patent application, or to secure or maintain in force any patent; or
     (iv) except as set forth in Section 5.5, requiring either Party to furnish any manufacturing or technical information or assistance to the other Party; conferring on either Party any right to use, in advertising, publicity or otherwise, any name, trade name or trademark of the other Party, or any contraction, abbreviation or simulation thereof.
     (c) EXCEPT IN CONNECTION WITH INDEMNIFICATION FOR THIRD PARTY CLAIMS OF PERSONAL INJURY PURSUANT TO ARTICLE VIII, BREACH OF SECTIONS 2.1 AND 2.2, OR AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, IN NO EVENT WILL IGN OR Z-KAT BE LIABLE FOR ANY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.
     (d) IN NO EVENT WILL Z-KAT OR LICENSOR BE LIABLE FOR DAMAGES OF ANY TYPE (COMPENSATORY, INDIRECT, SPECIAL, PUNITIVE OR OTHERWISE), COSTS, CLAIMS OR OTHER AMOUNTS ARISING FROM CLAIMS OF PERSONAL INJURY ARISING OUT OF OR RELATED IN ANY WAY TO THE MANUFACTURE, SALE, DISTRIBUTION, ADVERTISEMENT, MARKETING, USE OR EXISTENCE OF LICENSED PRODUCTS DESIGNED, MADE, DISTRIBUTED, OR MARKETED BY IGN, ITS AGENTS AND LICENSEES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND HEIRS.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     (e) IN NO EVENT WILL LICENSOR OR ALLEN BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND WITH RESPECT TO, ARISING OUT OF, OR RELATED TO THIS AGREEMENT.
ARTICLE VII.
Enforcement of Sublicensed IP Rights
     7.1 Prosecution and Maintenance. Consistent with Section 5.1 of the License Agreement, Z-Kat and Licensor reserve the right to: (1) file, prosecute and maintain the Sublicensed IP Rights, including, without limitation, the payment of any applicable maintenance fees; and (2) prosecute and amend any patent applications included in the Sublicense IP Rights in the normal course during prosecution thereof before the appropriate patent granting authority in each applicable country. In the event that neither Z-Kat nor Licensor elect to maintain or prosecute a material US patent or patent application included in the Sublicensed IP Rights, the Parties agree to negotiate in good faith a downward adjustment of the Minimum Running Royalties, with the amount of the adjustment being based on the scope of protection of the abandoned patent or patent application patent, relative to the Licensed Products, compared to the scope of protections remaining patents included in the Sublicensed IP Rights for the Licensed Products. A material US patent or patent application is one that IGN would be, but for the sublicenses granted in this Agreement, infringing by the manufacture, use or sale of Licensed Products. In the event the Parties are unable to agree on the appropriate adjustment, the adjustment shall be determined by arbitration as set forth in Section 10.10 of this Agreement, using the standards set forth in this Section 7.1.
     7.2 Enforcement. Z-Kat and Licensor shall have the exclusive right, at their cost and expense, to enforce the Sublicensed IP Rights. All proceeds obtained due to such enforcement by Z-Kat and Licensor shall belong to Z-Kat and/or Licensor, with IGN assigning to Z-Kat any rights it might otherwise have to damages. IGN must promptly notify Z-Kat in writing of any alleged or suspected third party infringement, misappropriation or violation of the Sublicensed IP Rights. Neither Z-Kat nor Licensor shall have an obligation to file suit enforce the Sublicensed IP Rights against such third party infringers.
     7.3 Relief from Minimum Royalty Payments. If Z-Kat or Licensor fails to take legal action against any continuing, unlicensed infringement within the United States of one or more material, US patents included within the Sublicensed IP Rights within 180 days after receiving written notice from IGN of the infringement, and if the infringement causes a material reduction sales of IGN Products, then (i) IGN will be relieved from any obligation to pay Minimum Royalty Payments under Section 4.2 unless and until the infringement is stopped, and (ii) the Parties agree to negotiate in good faith an equitable downward adjustment in the Running Royalties until the infringement ceases or the infringing parry is licensed. Material US patents are those patents that IGN would be, but for the sublicenses granted in this Agreement, infringing through the manufacture, use or sale of Licensed Products. The amount of the adjustment will be based on the relative value of the infringed patent to all the patents included in the Sublicensed IP Rights with respect to the Licensed Products and the harm to IGN directly attributable to the infringement. In the event the Parties are unable to agree on the appropriate adjustment, the adjustment shall be determined by arbitration as set forth in Section 10.10 of this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement using the standards set forth in this section 7.3. However, notwithstanding the forgoing, Z-Kat has no obligation under this Section 7.3 unless the notice given by IGN specifies the third party infringer and the infringing products, and provides evidence sufficient to satisfy the requirements to investigate and to possess a good faith belief under the Federal Rules of Civil Procedure prior to bringing suit.
     7.4 Partial Invalidity. In the event that some, but not all, of the material patents included in the Sublicensed IP Rights are finally adjudged to be invalid by a court of competent jurisdiction, without any further right to appeal, that, in the reasonable good faith belief of IGN reduces, but does not eliminate, the value of the Sublicensed IP Rights, then the Parties agree to negotiate in good faith downward adjustment of the Minimum Running Royalties based on the scope of coverage of the remaining patents and patent applications relative to the Licensed Products, and the contribution to the total value of the Sublicensed IP Rights of the subject matter claimed in the abandoned patents, relative to the Licensed Products. A material US patent or patent application is one that IGN would be, but for the sublicenses granted in this Agreement, infringing by the manufacture, use or sale of Licensed Products. In the event the Parties are unable to agree on the appropriate adjustment, the adjustment shall be determined by arbitration as set forth in Section 10.10 of this Agreement, using the standards set forth in this Section 7.4. In the event of a reduction in the Running Royalties, there shall be a proportionate reduction in the Minimum Royalty Payments in Section 4.2.
ARTICLE VIII.
Indemnification
     8.1 Indemnification.
     (a) Subject to the provisions of this Article VIII, including, without limitation, Section 8.2, Z-Kat agrees to indemnify in respect of, and hold IGN and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”) resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of Z-Kat under this Agreement.
     (b) Subject to the provisions of this Article VIII, including, without limitation, Section 8.2, IGN agrees to indemnify in respect of, and hold Allen, Z-Kat and Licensor, and their respective officers, directors, members, managers, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of IGN under this Agreement. IGN further agrees to indemnify in respect of, and hold Allen, Z-Kat, Licensor, and their respective officers, directors, members, managers, employees and agents harmless against, all Damages resulting from injuries and deaths from the use of a product or service manufactured, produced, sold or marketed by IGN or its affiliates, except to the extent such injury or death results from the negligence, gross negligence or intentional misconduct of Z-Kat and its employees, officers and directors.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     8.2 Method of Asserting Claims, etc. The party or parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article VIII will be asserted and resolved as follows:
     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will, with reasonable promptness, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of the Indemnified Parties, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel subject to the approval of such legal counsel by the Indemnifying Party, such approval not to be unreasonably withheld. If such
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article VIII, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE IX.
Term, Termination and Expiration
     9.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated (the “Effective Period”) according to its terms or until expiration of all Sublicensed IP Rights (the “Expiration”).
     9.2 Voluntary Termination By IGN. IGN may voluntarily terminate this Agreement upon 60 days written notice to Z-Kat.
     9.3 Material Breach. Z-Kat or, in the even Licensor assumes Article II, Sections 3.1 and 5.4(b) hereof pursuant to Section 9.4(a), Licensor may terminate this Agreement upon a material breach or default by IGN of the Agreement by giving notice to IGN. If the material breach or default is not cured within 60 days, the Agreement will automatically terminate. Material breaches include, but are not limited to, a breach of any obligation to pay money owed and any breach of Article II or Section 3.3. However, if the breach relates to an alleged failure to pay a Running Royalty and IGN reasonably disputes in good faith that a Running Royalty is not due or owed and promptly notifies Z-Kat of the nature of its dispute, then Z-Kat may not terminate this Agreement unless and until such a determination is made by an arbitrator in accordance with the dispute resolution procedure in Section 10.10(c). IGN and Z-Kat each agree to submit all such disputes for arbitration, to be conducted in the manner set forth in Section 10.10(c). IGN must continue to pay all Minimum Royalty Payments and any undisputed Running Royalties as required under the Agreement, and otherwise abide by all the terms of this Agreement, during the dispute resolution procedure.
     9.4 Survival.
     (a) Notwithstanding any provision contained, herein to the contrary, in the event the License Agreement is terminated at any time during the Effective Period of this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement when IGN is not in breach of this Agreement, such termination of the License Agreement shall cause a notation of this Agreement to the Licensor, but only with respect to the Sublicensed IP Rights owned by Licensor, such that the obligations of IGN to Z-Kat hereunder shall become obligations of IGN to Licensor, and the obligations of Z-Kat to IGN solely under Article II, Sections 3.1 and 5.4(b) shall become obligations of Licensor to IGN.
     (b) If a grant of sublicense to IGN is terminated (or does not survive termination of the License Agreement under which it is granted), IGN will cease all use of the Sublicensed IP Rights; provided, however, that IGN shall be entitled for a period of 1.5 years to sell, directly or through its agents as provided in Section 2.2(ii), any finished goods inventory of Licensed Product manufactured prior to such termination, but only on the condition that IGN pays within 30 days of termination all past due amounts under the License Agreement and Running Royalties on all such finished goods inventory that would otherwise be due and payable upon sale of the finished goods as if this Agreement was in effect.
     (c) Articles III, V, VIII and IX, and Sections 6.3(d) and 6.3(e) will survive and continue after termination. Any amounts due under Articles IV or VI prior to termination will remain due and become immediately payable.
     (d) Upon termination of this Agreement for any reason prior to the fifth Minimum Royalty Payment Date, IGN must immediately pay to Z-Kat a prorated Minimum Royalty Payment equal to the difference between (i) the Guaranteed Minimum Royalty Amount that would otherwise be due for the Minimum Royalty Period in which the termination occurs, multiplied by the fraction where A is the day within the Minimum Royalty Period that termination occurs and B is equal to 365, and (ii) the sum of all Running Royalties accruing during the Minimum Royalty Period in which the termination occurs and paid to Z-Kat.
     9.5 Rights Upon Expiration. If this Agreement shall terminate due to expiration and absent any breach of the its terms by IGN during the Effective Period, IGN will continue to have a perpetual, non-exclusive, royalty-free sublicense to the Sublicensed IP Rights after Expiration to the extent required for IGN to continue to exercise the sublicense granted by this Agreement.
ARTICLE X.
Miscellaneous Provisions
     10.1 Assignment. Z-Kat and Licensor may assign this Agreement upon notice to IGN. This Agreement shall not be assignable by IGN absent the written consent of Z-Kat and Licensor, except that no such consent will be required for succession by merger, consolidation, sale of all or substantially all of the assets, or change of control of IGN, but only if the assignee, successor or surviving entity agrees to be bound in writing to all of its terms and conditions. This Agreement will be binding on successors in interest and permitted assigns. An assignment other than as expressly permitted by this Section 10.1 will be void.
     10.2 Notices. All notices and other communications which are required or which
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to Z-Kat:	Z-Kat, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer

If to IGN:	Image-Guided Neurologics, Inc.
2290 W. Eau Gallie Blvd.
Melbourne, Florida 32935
Phone: 321.757.8990
Fax: 321.757.8616
Attention: Chief Executive Officer
or to such other address designated by the Parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     10.3 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     10.4 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     10.5 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     10.6 Severability and Reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     10.7 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement. No act or conduct of or by IGN under this Agreement, including any payment of a royalty, shall be evidence, or deemed an admission or suggestion, that any product manufactured, licensed, or distributed by IGN infringes the Sublicensed IP Rights or any other intellectual property right.
     10.8 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other parry or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a parry’s reasonable control. The Parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     10.9 Legal Costs. Each of the Parties will be responsible for its own expenses, including legal and accounting fees of advisors, incurred in connection with the negotiation and preparation of this Agreement. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.10 Dispute Resolution.
     (a) Z-Kat and IGN will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. The Parties acknowledge that Sections 5.1, 7.1, 7.2, 7.3, 7.4, and 9.4 require consultation and cooperation among them.
     (b) In the event that, after reasonable consultation, but within 30 days, the Parties are unable to reach agreement, any claim or controversy arising out of Sections 5.1, 7.1, 7.2, 7.3, 7.4 or 9.4 shall be settled by arbitration administered by the American Arbitration Association under its then current Commercial Arbitration Rules, before a single arbitrator and judgment on any award rendered by or finding of the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award actual money damages (with interest on unpaid amounts from the date due), temporary injunctive relief, and reasonable attorney’s fees and expenses, but except as provided in subsection (c), the arbitrator shall not have the authority to award exemplary or punitive damages, and the parties expressly waive any claimed right to such damages. Except as set forth in subsection (c), the costs of arbitration shall be borne by the parties in accordance with the award of the arbitrator. If a parry fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other parry is entitled to costs, including reasonable attorney’s fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the parties and the arbitrator agree to maintain as confidential all information, documents and other data of any kind or nature whatsoever obtained during the arbitration process, including the fact that such arbitration is being undertaken and the final award of the arbitrator.
     (c) In the case of an arbitration brought pursuant to Section 9.3, to settle a genuine dispute as to payment of Running Royalties arising out of a genuine dispute regarding whether a product made, used, offered for sale or sold by IGN or IGN’s customers (an “IGN Disputed Product”) is a Licensed Product (a “Coverage Dispute”), the arbitration procedures set out above in Section 10.10(b) will be modified as follows. Section 10.10(a) will not apply. The arbitration shall be before a single arbitrator in Miami, Florida, unless IGN and Z-Kat agree to a different location. Notwithstanding the ABA Commercial Arbitration Rules, the arbitrator in any Coverage Dispute shall be an independent attorney skilled in patent matters jointly selected by the parties within 15 days of commencement of arbitration. If an arbitrator cannot be agreed to, IGN and Z-Kat will each pick an arbitrator, and the two arbitrators will pick the arbitrator to hear the matter. The arbitration hearing shall be scheduled as promptly as possible, and in no event later than 30 days after appointment of the Arbitrator, unless Z-Kat agrees to extend such date. The arbitrator shall be directed to render a decision as promptly as practical, and in no even more than 30 days after such hearing. The Coverage Dispute shall be limited solely to the question of whether the IGN Disputed Product is a Licensed Product, and shall not include any issues relating to validity or enforceability of any of the Sublicensed Patents. The decision of the arbitrator will be confidential and based solely on information submitted by the parties relating to the Sublicensed IP Rights and the IGN Disputed Product. In the event that the arbitrator determines that the IGN
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Disputed Product is a Licensed Product, IGN shall promptly pay Z-Kat all past due Running Royalties with respect to such IGN Licensed Product, plus the following amounts: (i) penalty equal to 50% of the Running Royalties to discourage frivolous disputes; (ii) interest at the rate of 8% per annum from the date such Running Royalties where otherwise due; and (iii) all of the costs of Z-Kat, including reasonable attorney fees, in conducting such arbitration. If, however, the arbitrator determines that Z-Kat unreasonably delayed in giving notice to IGN of its failure to pay Running Royalties on a Disputed Product, which delay must be at least 90 days from the time Z-Kat has sufficient information, after a reasonable period for investigation, to make a determination that the Disputed Product is infringing and that IGN has failed to Running Royalties on it, for purposes of increasing the amount of the penalty to be paid by IGN under this section 10.10(c), IGN will be relieved of payment of the penalty for the period of the delay. IGN shall be solely responsible for any and all fees of the arbitrator and the arbitration proceedings. If IGN pays such amounts within 15 days of the determination of the arbitrator and the submission of invoices as to fees, this Agreement shall not terminate but shall continue and shall be reformed to give effect to the arbitrator’s decision.
     10.11 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles II and III are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles II and III and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles II and III the claim or defense that such remedy at law exists. Furthermore, the Parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles II and III.
     10.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them; provided, however, that for the avoidance of doubt, this Agreement shall not affect the Parties’ obligations under that certain confidentiality agreement dated August 30, 2002. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     10.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     10.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

with the same effect as if all signing Parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     10.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[NEXT PAGE IS SIGNATURE PAGE]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.
     Z-KAT, INC.
     By: /s/ Maurice R. Ferré
     Name: Maurice R. Ferré, M.D.
     Title: President & CEO
     Date: 10/11/2004
     IMAGE-GUIDED NEUROLOGICS, INC.
     By: /s/ R. Mazzocciti
     Name: R. Mazzocciti
     Title: President / CEO
     Date: 10/12/04
     ACKNOWLEDGEMENT BY MARKER, LLC
By signing below, the undersigned, an authorized officer of Marker, LLC, hereby (1) acknowledges the existence, pendency and validity of the License Agreement as of the Effective Date, and (2) expressly acknowledges, ratifies and approves of this Agreement, and in particular the sublicense granted under Section 2.1 hereof and waives any rights to object to the terms of this Agreement, including, without limitation, those rights contained in Section 2.2 of the License Agreement, and (3) agrees to the provisions of Section 2.3(b) and 9.4(a) of the Agreement.
By: /s/ Dr. George S. Allen
Dr. George S. Allen
Title: Chief Manager
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

21

SCHEDULE 6.1(g)
Calypso Medical Technologies, Inc.
FHC, Inc.
Image-Guided Neurologics, Inc.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1

EXHIBIT A
LICENSE AGREEMENT
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(b)(A) to such Asset Contribution Agreement Addendum (i.e., the Manufacturing and Technology Sublicense Agreement between Z-KAT, Inc. and Image-Guided Neurologics, Inc.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
SUBLICENSED IP RIGHTS
U.S. Patents of Licensor:

Patent No.	Issue Date
[***]	August 7, 1990
[***]	February 12, 1991
[***]	March 10, 1992
[***]	June 9, 1992
[***]	September 1, 1992
[***]	January 12, 1993
[***]	May 18, 1993
[***]	June 29, 1993
[***]	March 7, 1995
[***]	July 27, 1993
[***]	March 14, 1995
[***]	September 3, 1995
[***]	November 19, 1996
[***]	December 31, 1996
[***]	January 21, 1997
[***]	March 24, 1998
[***]	June 23, 1998
[***]	August 25, 1998
[***]	June 29, 1999
[***]	November 16, 1999
[***]	April 18, 2000
[***]	June 6, 2000
[***]	December 25, 2001

Foreign Patents of Licensor:

Country Patent No.	Issue Date
Japan — [***]	December 26, 1997
France — [***]	May 30, 1997
Germany — [***]	September 10, 1998
Japan — [***]	December 24, 1999
UK — [***]	September 2, 1992
EPO — [***]	October 1, 2003
EPO — [***]	October 16, 2002

EXHIBIT B (cont.)
SUBLICENSED IP RIGHTS (cont.)
Patents of Z-Kat:
US[***] of [***] “[***] markers”
US[***] of [***] “[***] system”
US[***] of [***], “[***] calibrator”
US[***] of [***] “[***] registration”

EXHIBIT C
ANNUAL GUARANTEED ROYALTY PAYMENTS

Anniversary	Annual
Following	Guaranteed Minimum
Activation Date	Royalty Amount
1	$ [***]
2	[***]
3	[***]
4	[***]
5	[***]

TOTAL:	$ [***]

Exhibit 1.1(b)(B)
INTERFERENCE AND OPPOSITION
SETTLEMENT AGREEMENT AND CROSS LICENSE
     THIS AGREEMENT is made as of February 9, 2001, by and between Surgical Navigation Technologies, Inc. (“SNT”), a corporation organized under the laws of the State of Delaware, having a place of business at 826 Coal Creek Circle, Louisville, Colorado 80027, St. Louis University (“SLU”), having a place of business at 3556 Caroline Street, St. Louis, Missouri 63104, Z-KAT, lnc. (“Z-KAT”), a corporation organized under the laws of the State of Florida, having a place of business at 2903 Simms Street, Hollywood, Florida 33020, and Cleveland Clinic Foundation (“CCF”), a corporation organized under the laws of the State of Ohio, having a place of business at 9500 Euclid Avenue, Cleveland, Ohio 44195.
     WHEREAS, SNT and SLU are the owners of U.S. Patent Application No. [***], filed [***], in the names of [***] et al., and certain earlier filed U.S. applications relied upon for filing date benefit;
     WHEREAS, CCF, is the owner of U.S. Patent No. [***], issued [***], U.S. Patent No. [***], issued [***], and U.S. Patent No. [***], issued [***], all in the names of [***] et al., and Z-KAT is the exclusive licensee of these patents;
     WHEREAS, SNT, SLU, CCF, and Z-KAT desire to enter into a cross-licensing agreement relating to the subject matter of U.S. Patent Application No. [***] and certain claims in U.S. Patent Nos. [***], [***], and [***];
     WHEREAS, U.S. Patent Application No. [***] and certain claims in U.S. Patent Nos. [***],[***], and [***] are currently involved in Interference No. [***], pending before the United States Patent and Trademark Office (“PTO”);
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     WHEREAS, it is the desire of SNT, SLU, CCF, and Z-KAT to resolve the issues presented by Interference No. 104,545 expeditiously and inexpensively, on the basis of priority determined in accordance with the laws of the United States and the rules of practice of the PTO;
     NOW, THEREFORE, for and in consideration of the mutual understandings and obligations set forth herein, SNT, SLU, CCF, and Z-KAT agree as follows:
ARTICLE 1 – DEFINITIONS
     Section 1.1. The “Foley Party” shall refer to SNT and SLU collectively.
     Section 1.2. The “Kalfas Party” shall refer to CCF and Z-KAT collectively.
     Section 1.3. “Parties” shall refer to the Foley Party and the Kalfas Party.
     Section 1.4. “Party” shall refer to either (a) the Foley Party or (b) the Kalfas Party.
     Section 1.5. “Net Sales” shall mean gross revenues received by SNT or Z-KAT, as the case may be, and/or its permitted sublicensees, from the sale of the Licensed Products, less customary trade or quantity discounts, credit for the same returned good, and tariffs paid or borne by SNT or Z-KAT, as the case may be. However, Net Sales shall not be lower than 80% of list price to afford a minimum royalty regardless of its combination with other products.
     In the event a Licensed Product is sold as a component of a combination product or system and is not priced separately, the Net Sales price for such Licensed Product shall be the average Net Sales price of Licensed Products of like kind and quality sold separately during the thirty (30) days preceding the sale of such combination product or system, or if no such Licensed Product was sold separately, then the Net Sales price of
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the Licensed Product sold as a component shall be determined in accordance with the following formula:
NSPLP = NSPCP (List PriceLP ÷ List PriceCP), where
NSPLP is the Net Sales Price of the Licensed Product,
NSPCP is the Net Sales Price of the combination product or system,
List PriceLP is catalog list price of the Licensed Product component, and
List PriceCP is catalog list price of the combination product of system.
     Section 1.6. “Licensed Products” shall mean any (guide devices) apparatus for guiding an application of a tool to a subject from an entry point along a trajectory having a means for emitting signals indicative of the guide axis, as defined by the (re-defined) count of Interference No. 104,545 and any claims designated as corresponding thereto. Licensed Products shall not include any other apparatus used in conjunction with the guide devices. Exemplary of the guide devices of the Foley Party are the assembly presently marketed as the Universal Drill Guide System consisting of a Universal Drill Guide (960-521), Trocar (960-522), Bit Guide (960-523), and Stealth Fighter (960-525) and the Guide Frame Assembly consisting of a Guide Frame – DT (960-220) and Stealth Fighter (960-525). The guide devices of the Kalfas Party shall consist of any comparable assembly of the Kalfas Party.
ARTICLE 2 – CROSS-LICENSE
     Section 2.1. The Foley Party hereby grants to Z-KAT an irrevocable, non-exclusive, worldwide license, without the right to transfer or sublicense, under the respective interference claims of U.S. Patent Application No. [***] (attached hereto Exhibit A), and any patent issuing therefrom, and any continuation, continuation-in-part, division, reissue, reexamination, extension, or foreign counterpart respective of such claims that are relevant to make, use, offer to sell, sell, or import Licensed Products.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Notwithstanding the foregoing, Z-KAT shall have the right to grant a sublicense to any party as part of the normal course of the sale of Licensed Products to an end user, or in the normal course of an OEM relationship involving the Licensed Products in which Z-KAT provides a complimentary product. Complimentary product, as used in this Section 2.1, shall mean a software module or device of greater value than the Licensed Products that is distributed by the OEM partner in conjunction with the Licensed Product.
     Section 2.2. The Kalfas Party hereby grants to SNT an irrevocable, non-exclusive, worldwide license, without the right to transfer or sublicense, under the respective interference claims of U.S. Patent Nos. [***],[***], and [***] (attached hereto as Exhibit A), and any continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, or foreign counterparts respective of such claims that are relevant to make, use, offer to sell, sell, or import Licensed Products. Notwithstanding the foregoing, SNT shall have the right to grant a sublicense to any party as part of the normal course of the sale of Licensed Products to an end user or in the normal course of an OEM relationship involving the Licensed Products in which SNT provides a complimentary product. Complimentary product, as used in this Section 2.2, shall mean a software module or device of greater value than the Licensed Products that is distributed by the OEM partner in conjunction with the Licensed Product.
     Section 2.3. SNT or Z-KAT (and/or their respective OEM or sublicense), as the case may be, of the Party determined not to be the first inventor under the provisions of Article 3, shall pay to SNT or Z-KAT, as the case may be, of the Party determined to be the first inventor, a royalty in an amount equal to [***]% of the Net Sales of the Licensed
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Products until the expiration of the last-to-expire of any applicable patent that is the subject of this Agreement (the “Royalties”). At the time of execution of this Agreement, both parties shall exchange their standard price list with reference to the Licensed Products and shall be obligated for the term of this Agreement to promptly notify the other party of the amended to the standard price list with regard to new, modified or improved Licensed Products. Royalties shall be payable in US$ within forty-five (45) days of the end of SNT’s or Z-KAT’s, as the case may be, business quarter, based upon Net Sales of Licensed Products occurring after the date that a determination of priority is made pursuant to Article 3. Payment of the Royalties shall be accompanied with a report stating at least: (a) the number of Licensed Products sold, leased or distributed, including by OEM or sublicense; (b) the gross price charged for each Licensed Product; (c) calculation of Net Sales; and (d) total royalty payable on Net Sales in U.S. dollars. In the event Licensed Product revenue accrues in a currency other than U.S. dollars, the revenue shall be converted using the sell exchange rate as reported in the Wall Street Journal for the last business day of the calendar quarter in which the Licensed Product revenue accrued. If no amounts are due, the report shall so state. Late payments are subject to interest accruing at 1 1/2% per month for a total of 18% annual, but not to exceed the highest rate allowed by law.
     Section 2.4 SNT or Z-KAT, as the case may be, of the Party determined not to be the first inventor shall maintain complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable in relation to this Agreement, which records shall contain sufficient information to permit the other to confirm the accuracy of any reports delivered and compliance in other respects with this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement. The relevant report producing party shall retain such records for at least three (3) years following the end of the calendar year to which they pertain, during which time the report receiving party or its appointed agents acceptable to the report producing party, shall have the right, at its own expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of ten percent (10%) of any report, the report producing party shall bear the full cost of such audit and shall remit any amounts due plus late fees to the report receiving party within thirty (30) days of receiving notice thereof.
     Section 2.5. The licenses granted in Article 2 do not extend to any patents or patent applications or subject matter other than specified in Sections 2.1 and 2.2.
ARTICLE 3 – DETERMINATION OF PRIORITY
     Section 3.1.
     (a) The Kalfas Party may file a motion to redefine the interference to remove the reference to the term “light” present in the existing count. The Foley Party agrees not to oppose this motion, and the Kalfas Party may so inform the Board that the Foley Party will not oppose this motion. The Parties shall agree to the language stated in such motion. The Parties shall work diligently together to file such motion within ten (10) days from the execution of this agreement.
     If the motion is granted the Parties will proceed on the basis of the new count and, if the motion is denied, the Parties will proceed on the basis of the existing count.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

The parties agree that Kalfas Party’s motion to redefine the interference shall be the only preliminary motion filed under 37 C.F.R. § 1.633.
     (b) No later than April 20, 2001, each Party shall present to the other Party all evidence upon which it intends to rely for priority. No further evidence can be submitted unless requested by an opposing Party or as a result of cross-examination. The evidence may be in the form of, but is not limited to, photocopies of records and documents, demonstrative exhibits, and affidavits and/or declarations of witnesses.
     Section 3.2. On the basis of the evidence so exchanged, the attorneys for the Parties shall make a conscientious effort, within one (1) month (latest possible date being May 21, 2001) of the exchange of evidence, to reach agreement as to the proper resolution of priority for the subject matter of the (re-defined) count in accordance with the applicable laws of the United States and the rules of the PTO.
     Section 3.3. In the event the Parties reach agreement on the issue of priority within one (1) month after exchange of evidence and motions, the Party determined not to be the first inventor of the subject matter defined by the (re-defined) count of the interference shall promptly file in the PTO a request for entry of adverse judgment under 37 C.F.R.§ 1.662.
     Section 3.4. In the event the Parties do not reach agreement on the issue of priority within one (1) month after exchange of evidence, and neither Party is willing to concede priority and file a request for entry of adverse judgment, then within an additional fifteen (15) days each Party shall provide to the other Party a written statement explaining the basis of the Party’s refusal to concede priority and position that it is the first inventor of the subject matter.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     Section 3.5. If within ten (10) days after the exchange of written statements under Section 3.4, neither Party is willing to concede priority and file a request for entry of adverse judgment, the Parties shall submit their evidence to the PTO and the priority issue shall be decided by the PTO in accordance with the applicable rules.
     Section 3.6. if the Parties submit evidence to the PTO in accordance with Section 3.5, the Parties (a) shall not be entitled to rely on evidence that was not previously submitted under Section 3.1 of this Agreement, (b) the Parties may exercise the right of cross-examination of any affiant, declarant, or inventor of the subject patents or application, not to exceed five cross-examination depositions per party (c) agree the decision of the PTO on the issue of priority shall be final, binding, and nonappealable.
     Section 3.7. The parties shall jointly propose the time schedule set forth in Article 3. If the PTO does not agree with the time schedule set forth in this Article 3, the Parties shall accept whatever schedule the PTO imposes.
ARTICLE 4 – FILING OF AGREEMENT
     Section 4.1. The Party determined to be the first inventor of the subject matter of the (re-defined) count shall be obligated to file this Agreement with the PTO, in compliance with 35 U.S.C. § 135(c), and shall serve a copy of such filing on the other Party. Notwithstanding this obligation to file the Agreement, nothing contained herein will prevent the other Party from filing a copy of this Agreement, or any other ancillary agreements.
     Section 4.2. Any Party filing this “Agreement,” or any ancillary agreements, with the PTO shall request that the agreements be kept separate from the file of this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

interference and not be made available to Non-Parties except as permitted by 35 U.S.C. § 135(c).
ARTICLE 5 – PATENT PROSECUTION
     Section 5.1. The Foley Party shall prepare, file, prosecute, and maintain U.S. Patent Application No. [***], and any patent issuing therefrom, and any continuation, continuation-in-part, division, reissue, reexamination, extension, or foreign counterpart. The Kalfas Party shall prepare, file, prosecute, and maintain the respective designated interference claims of U.S. Patent Nos. [***],[***], and [***], and any continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, or foreign counterparts respective of such claims.
     Section 5.2. The Parties shall be solely responsible for their respective fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance.
ARTICLE 6 – INFRINGEMENT
     Section 6.1. Each Party agrees to provide written notice to the other party promptly after becoming aware of any infringement of any patent that is the subject of the cross-license granted under Article 2 of this Agreement.
     Section 6.2 Right to Prosecute Infringements.
     (a) The Foley Party shall have the right to prosecute infringement on U.S. Patent Application No. [***], and any patent issuing therefrom, and any continuation, continuation-in-part, division, reissue, reexamination, extension, or foreign counterpart. The Kalfas Party shall have the right to prosecute infringement on the respective designated interference claims of U.S. Patent Nos. [***],[***], and [***], and any continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

foreign counterparts respective of such claims. If required by law, the Parties shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that the original Party holds the added Party harmless from, and indemnifies it against, any costs, expenses, or liability that incurs in connection with such action.
     (b) Prior to commencing any such action, the commencing Party shall consult with the other Party and shall consider its views regarding the advisability of the proposed action and its effect on the public interest. The Foley Party does not have the right to enter any settlement, sublicense or other compromise regarding the respective designated interference claims of U.S. Patent Nos. [***],[***], and [***], and any continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, or foreign counterparts respective of such claims. The Kalfas Party does not have the right to enter any settlement, sublicense or other compromise regarding U.S. Patent Application No. [***], and any patent issuing therefrom, and any continuation, continuation-in-part, division, reissue, reexamination, extension, or foreign counterpart.
     Section 6.3 Cooperation. Each Party agrees to cooperate in any action under this Article, which is controlled by the other Party, provided that the controlling Party reimburses the cooperating Party promptly for any costs and expenses incurred by the cooperating Party in connection with providing such assistance. Otherwise, the Parties bear their own costs.
     Section 6.4 This Agreement will be executed by each party in quadruplicate originals, each of which shall be deemed an original, but all four originals together will constitute only one and the same instrument. Each Party may execute this Agreement
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

in counterparts, and this Agreement will be deemed executed when all Parties have received (by fax or otherwise) one or more copies of the signature page that collectively contain signatures from all Parties.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

Surgical Navigation Technologies, Inc.			Cleveland Clinic Foundation

By:	/s/		By:	/s/

	Title:	President		Name: Mr. Frank L. Lordeman
	Date:	2-09-07		Title: Chief Operating Officer
Date: February 9, 2001

St. Louis University			Z-Kat

By:	/s/		By:	/s/

	Title:			Title:	CEO
	Date:	2-9-01		Date:	2-09-01

APPROVED AS TO FORM
CCF – OFFICE OF
GENERAL COUNSEL

By:	/s/
Date:	2/9/01

Approved by:

By:	/s/
Name:	Christopher M. Coburn
Title:	Executive Director
CCF Innovations
Date:	February 9, 2001

Approved as to Form for Execution (not a signatory

By: Name:	/s/ Mark G. Bloom, Esq.
Title:	Manager of Technology Licensing
CCF Innovations
Date:	February 9, 2001
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
The claims of the Parties, which correspond to the count are:

Kalfas ‘990	16-18
Kalfas ‘703	11, 14, 15, and 19-21
Kalfas ‘064	1-24
Foley	37-64
The claims of the Parties, which do not correspond to the count are:

Kalfas ‘990	1-15 and 19-23
Kalfas ‘703	1-10, 12, 13 and 16-18
Kalfas ‘064	none
Foley	none
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 1.1(c)
SUBLICENSE AGREEMENT
     This Sublicense Agreement (the “Agreement”), effective as of October 1, 2004 (“Effective Date”) is made by and between Z-Kat, Inc. (“Z-Kat”), a Florida corporation, having an office at, 2901 Simms Street, Hollywood FL 33020, and Biomet Manufacturing Corp. (“Biomet”), and Indiana Corporation with offices at 56 E. Bell Drive, Warsaw, IN 46582. Z-Kat and Biomet are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
Recitals
     A. The Parties were parties to that certain Product Development and Distribution Agreement, made and entered into April 22, 2002 (“The Product Development Agreement”)
     B. The Parties have agreed in that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) to terminate the Product Development Agreement as of the closing of the Asset Purchase Agreement.
     C. As part of the Asset Purchase Agreement, Z-Kat has also agreed to grant to Biomet sublicenses under certain licenses granted to Z-Kat by Northwestern University (“NWU”), The Cleveland Clinic Foundation (“CCF”), Cedara Software Corp. (“Cedara”), and George S. Allen (“Allen”), who has subsequently assigned his interests to Marker, LLC, a Tennessee limited liability company (“Marker”) (Allen and/or Marker, as the case may be, hereinafter referred to as “Allen”).
     The Parties therefore agree as follows:
ARTICLE I.
Definitions
     1.1 “Acumen Business” has the meaning given to it in the Asset Purchase Agreement.
     1.2 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.3 “Biomet Field” means the medical specialty concerned with the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures. For avoidance of doubt, products that may be used in the Biomet Field include, but are not limited to, the following: (a) reconstructive including orthopaedic joint replacement, bone cements and accessories, dental reconstructive products and platelet systems; (b) fixation products including electrical bone growth stimulation, internal and external orthopaedic fixation, craniomaxillofacial devices and bone growth substitute materials; (c) spinal products including spinal stimulation, spinal hardware, pain therapy, and orthobiologics; (d) arthroscopy,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

diagnostics, softgoods, and bracing. However, notwithstanding the forgoing, the following medical specialties are, to the extent that they may otherwise come within the scope of the definition given above, specifically excluded from the Biomet Field:
     (a) Non-bone oncology;
     (b) Blood vessels and vital organs;
     (c) Neurology, which is the medical specialty concerned with the brain, spinal cord and nervous system and including neurosurgery; and
     (d) Cranial neurosurgery, ENT and Otolaryngology.
     1.4 “License Agreements” mean, collectively, that certain Master Agreement by and between Z-Kat and CCF, effective as of January 1, 2003 (the “CCF License Agreement”), a copy of which is attached hereto as Exhibit A; that certain Agreement by and between Z-Kat and Cedara, made effective as of September 19, 2003 (the “Cedara License Agreement”), a copy of which is attached hereto as Exhibit B; and that certain License Agreement, by and between Z-Kat and NWU, made July 30, 1997 (the “NWU License Agreement”), a copy of which is attached hereto as Exhibit C, and that certain License Agreement by and between Z-Kat and George S. Allen, made August 31, 2001 (the “Allen License Agreement”), a copy of which is attached hereto as Exhibit D.
     1.5 “Licensors” refer to CCF, Cedara, NWU, and Allen, collectively. “Licensor” refers to each of them.
     1.6 “Robotic Devices” means a machine or device, which includes mechanical components, logic circuitry, computing components, software and/or other specialized components, that (i) operates automatically, semi-automatically, interactively or by remote control, in which desired and/or measured force, torque, position, orientation, velocity, and/or angular velocity information is processed by a computing source and such computing source is used to control the force, torque, position, orientation, velocity, angular velocity, and/or physical configuration of the device; or (ii) senses force and/or torque information, provides tactile, force and/or torque information to the user, applies a force and/or torque to a medical instrument, and/or fully or partially constrains the position, velocity, orientation, or angular velocity of a medical instrument. Robotic Devices also include those types of devices listed in Section 2.3(b).
     1.7 “Robot Enabled CAS” are computer aided surgery systems that are configured such that a Robotic Device must be utilized in at least one step or portion of a medical procedure, including software and hardware components for, as well as instruments, tools and other materials and items used with, for such systems, processes performed by such systems and process of using such systems. For the avoidance of doubt, a Robot Enabled CAS does not include a Robotic Device. A “computer aided surgery system” means intra-operative computer hardware and software, both with and without an intra-operative tracking system and tracked surgical instruments, tools and other trackable objects, that correlates physical space to medical images or models (including without limitation geometric, graphical and mathematical models), as well as components for such systems and tools, instruments, and other items used in connection with such systems.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     1.8 “Robotic CAS” are combinations of Robot Enabled CAS and one or more Robotic Devices.
     1.9 “Sublicensed IP Rights” means certain patents, patent applications, copyrights and other IP rights (other than Technical Information) identified on Exhibit E that have been licensed to Z-Kat by CCF (the “CCF Sublicensed IP Rights”), Cedara (the “Cedara Sublicensed IP Rights”), and NWU (the “NWU Sublicensed IP Rights”), and patents and patent application that have been licensed to Z-Kat by Allen (the “Allen Sublicensed IP Rights”) pursuant to the respective License Agreements.
     1.10 “Technical Information” means, collectively, the technical information, including without limitation software, documentation and information contained therein, that has been licensed to Z-Kat by CCF, Cedara, and NWU and that is identified on Exhibit E, specifically excluding, however, technical information licensed to Z-Kat by Allen and technical information relating to Robotic Devices.
     1.11 “Z-Kat Field” means all fields other than the Biomet Field.
ARTICLE II.
Grants of License
     2.1 Grant of License to Biomet. Subject to all of the terms and conditions of this Agreement, and in particular the limitations of Section 2.3, Z-Kat grants to Biomet exclusive (even as to Z-Kat) worldwide sublicenses under the Sublicensed IP Rights and Technical Information within, and limited to, the Biomet Field (the “Sublicenses”) including the right to grant sublicenses to others.
     2.2 Scope of Grant.
     (a) The grant of sublicense in this Agreement includes, unless it is otherwise expressly stated in this Agreement, including without limitation in Section 2.3, the following rights:
     (i) with respect to patents, to make, have made, use, lease, sell, offer to sell, and import machines and articles of manufacture solely for use within the Biomet Field; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of products for use solely within the Biomet Field, which are made or imported under the authority of the licensee;
     (ii) with respect to Technical Information, to make, use, sell, lease, distribute, publicly display, and make available products solely within the Biomet Field incorporating or embodying the Technical Information;
     (iii) with respect to copyrights, to copy, publicly distribute, publicly perform, publicly display, prepare derivatives, and digitally transmit the work in which the copyright exists, solely for use within the Biomet Field; and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (iv) to convey to any purchaser, lessee, or user of any product for use within the Biomet Field, which is made under authority of Biomet or its sublicensee, rights to use and resell the product.
     (v) the right to make, copy, and have made any product covered by any Sublicensed IP Rights licensed to Z-Kat under the Allen License Agreement is subject to written approval of Allen. Z-Kat shall diligently work with Allen, and Biomet shall cooperate as required, to obtain such approval within a reasonable period of time after the Effective Date of this Agreement. Until Allen has provided written approval for Biomet to make, copy and have made products covered by the Sublicensed IP Right licensed to Z-Kat under the Allen License Agreement, Biomet may purchase from Z-Kat, and Z-Kat will sell to Biomet on commercially reasonable terms and conditions, fiducial markers and other products that come within the scope of the Sublicensed IP Rights licensed to Z-Kat pursuant to the Allen License Agreement that meet the specifications agreed to by Biomet and Z-Kat. All fiducial markers and other products purchased by Biomet from Z-Kat that are covered by Sublicensed IP Rights under the Allen License Agreement shall be manufactured by an entity approved by Biomet, which approval will not be unreasonably withheld. The price to be paid by Biomet to Z-Kat for such fiducial members and other products shall be the cost charged by the manufacturer, plus any direct costs incurred by Z-Kat, taxes due on the sale to Z-Kat and, any royalty due under the Allen License Agreement on the sale of such fiducial members or other products.
     (b) Biomet may, without the consent of or notice to Z-Kat, grant further sublicenses under the sublicenses granted to it, but only to the extent that it has been sublicensed under this Agreement. However, if any of the License Agreements require notice of grant of sublicense, Biomet must provide notice to the Licensor in accordance with the License Agreement.
     2.3 Limitations on and Exclusions from Grant.
     (a) Notwithstanding section 2.2(a), Biomet will not make available to third parties software that is included with or that contains Technical Information except pursuant to a license that obligates the licensee not to disclose the software or use it except as permitted by this Agreement, and subject to all the terms and conditions of this Agreement.
     (b) Notwithstanding section 2.1, the grant of sublicense to Biomet under section 2.1 excludes any right to make, use, offer for sale, sell, import, publicly display, publicly distribute, or publicly perform, or disclose information relating to, Robotic Devices, Robot Enabled CAS and Robotic CAS, which rights are reserved to Z-Kat. However, beginning 2-1/2 years from the Effective Date Biomet may begin making and using Robot Enabled CAS and Robotic CAS for use solely within the Biomet Field under the Sublicensed IP Rights and Technical Information solely for purposes of internal development, and not clinical use, of Robot Enabled CAS. Beginning 4 years from the Effective Date, Biomet’s license under section 2.1 will include a non-exclusive
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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sublicense, subject to all the terms and conditions of this Agreement, to make, use, offer for sale, sell, import, publicly display, publicly distribute, or publicly perform, or disclose information relating to, Robot Enabled CAS and Robotic CAS solely for use within the Biomet Field. Furthermore, Biomet will have as of the Effective Date a non-exclusive, irrevocable, non-terminable, fully-paid, royalty-free, fully transferable, worldwide license, with the right to sublicense, under the Sublicensed IP Rights and Technical Information for making, using, selling, offering for sell, importing, publicly displaying, publicly performing, and publicly distributing in the Biomet Field the following types of Robotic Devices, Robot Enabled CAS and Robotic CAS solely for these types of Robotic Devices: (i) tensors used for soft tissue balancing of joint replacements, arthroscopy ligament loading, and the like; (ii) mechanical cutting blocks having only manually operated components (as opposed to electro-mechanically actuated components) utilized for orthopaedic surgery and that are not in direct communication with a computing source; (iii) mechanisms having only manually operated components and no electro-mechanically actuated components utilized in devices for the alignment of cutting tools, rails, sliding mechanisms, and the like, and that are utilized for musculoskeletal surgery and that are not in communication with a computing source; and (iv) parallel architecture, electromechanical devices for orienting surgical tools for use solely with procedures on the spine.
     (c) Notwithstanding section 2.1, the grant to Biomet of the sublicense in section 2.1 under the Allen Sublicensed IP Rights is non-exclusive and is subject to the following additional limitations: fiducials and instruments relating to their implantation, use and removal, which are sold under the Allen Sublicensed IP Rights must be labeled only for use with Biomet products, used solely within the Biomet Field, but specifically excluding cranial applications, in connection with surgical procedures for Biomet implants, and work only in conjunction with computer assisted surgery systems made by or on behalf of, and sold by, Biomet. Furthermore, to the extent that it is commercially feasible, Biomet will take commercially reasonable measures to ensure that computer aided surgical systems that are made or sold by Biomet may interact with fiducials that come within the scope of the Allen Sublicensed IP Rights only if such fiducials are made by Biomet or Z-Kat.
     (d) Notwithstanding anything to the contrary in this Agreement, Z-Kat is not granting to Biomet a sublicense that it is not otherwise permitted to grant under the Licensed Agreements, or that extends beyond the scope of, or otherwise constitutes a breach of, any of the License Agreements. Z-Kat’s foregoing grant of a sublicense to Biomet under this Article II is subject to all of the limitations of License Agreements. In particular, and without limiting the generality of this Section 2.3(d), the scope of the sublicenses granted by this Agreement under the licenses granted in the Cedara License Agreement are non-exclusive and are limited to the right to make, have made, use, sell, copy, modify, prepare derivatives, adapt, transmit, perform, and reproduce apparatus, processes, software and other works of authorship and information with respect to “CAOS Applications” and “CAOS Platforms,” as those terms are defined in the Cedara License Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     2.4 No Other Licenses; No Assignments. Other than the licenses expressly set forth above or in other written agreements, Z-Kat is not granting any other license or sublicense, whether by implication, estoppel or otherwise. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to or other ownership interest in any intellectual property right. The foregoing grant of Sublicenses does not constitute a non-infringement representation, warranty or covenant.
     2.5 Further Assurances. In the event that either Z-Kat or Biomet identifies any patent, copyright or technical information licensed to Z-Kat as of the Effective Date, which is not sublicensed by this Agreement, and which would otherwise be infringed by or required for the conduct of the Acumen Business as conducted as of the Effective Date, Z-Kat will cooperate with Biomet in identifying such patent, copyright or technical information and granting, to the extent permitted under the applicable license agreement, a non-exclusive sublicense within the Biomet Field, subject to all the terms of this Agreement and the applicable license agreement. However, notwithstanding the foregoing, and except otherwise set forth in this Agreement, Z-Kat has no obligation to grant sublicenses under any patents, patent applications, copyrights or technical information pertaining to Robotic Devices, including without limitation those sublicensed to Z-Kat by Barrett Technology, or to the assets identified on Schedule 1.2 of the Asset Purchase Agreement.
ARTICLE III.
Publicity and Confidentiality
     3.1 Confidentiality of Technical Information. Biomet will hold all Technical Information in confidence, and will take reasonable precautions to maintain and protect the confidentiality of the Technical Information, to the same extent Z-Kat is required by the respective Licensors of the Technical Information under the License Agreements. Biomet will not disclose or use any Technical Information except to the extent permitted by the Licensor of the Technical Information in the applicable one of the License Agreements. Biomet may disclose to others, use and permit others to use any of Technical Information only to the extent the License Agreement under which the Technical Information is licensed to Z-Kat permits disclosure.
     3.2 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
ARTICLE IV.
Payments
     4.1 Running Royalties. For activities undertaken by, on behalf of, or under the authority of Biomet and its sublicenees, Biomet will pay all royalties and other amounts of money that, if these activities were undertaken by Z-Kat, Z-Kat would otherwise be obligated to pay under the respective License Agreements as a consequence of the activities (“Running
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Royalties”), except that for the sublicense granted under the Cedara License Agreement Biomet will pay royalties to Z-Kat in accordance with Section 4.2.
     4.2 Cedara Royalty Payments.
     (a) For activities undertaken by, on behalf of, or under the authority of Biomet and its sublicensees pursuant to the sublicense granted to Biomet under the Cedara License Agreement, Biomet shall advance to Z-Kat royalties payable by Z-Kat to Cedara under the Cedara License Agreement. Royalties shall be payable by Z-Kat to Cedara on the basis of Net Revenues (as that term is defined in the Cedara License Agreement) that, but for the termination of that certain Product Development and Distribution Agreement dated April 22, 2002 between Biomet and Z-Kat, would have been received or receivable by Z-Kat if Z-Kat had sold to Biomet the Products sold by Biomet or its Affiliates (“Imputed Revenue Payments”). For the avoidance of any doubt, royalties are payable by Z-Kat to Cedara only if Products include “CAOS Applications,” as that term is defined in the Cedara License Agreement. The Imputed Revenue Payments shall be calculated at the end of each calendar quarter according to the following formula and schedule:

Margin	=	(ASP – COGS – SFC)
ASP

Margin	Imputed Revenue Payment
0.00< Margin<0.60	.25 x (ASP – COGS – SFC)

0.60< Margin<0.675	.30 x (ASP – COGS – SFC)

0.6750<Margin<.75	.35 X (ASP – COGS – SFC)

0.75<Margin	.40 x (ASP – COGS – SFC)
     (b) Beginning with the first full calendar year following the Specific Kit Distribution by Biomet, if the aggregate Imputed Revenue Payments do not equal or exceed the amounts for the periods specified below, then within forty-five (45) days following the end of such period, the Imputed Revenue Payments shall be increased by the difference between the amount of the actual Imputed Revenue Payments for such period and the amounts specified below (“Minimum Imputed Revenue Payment”).

Time Period Following Specific Kit Distribution	Minimum Amount
1st year	$500,000.00
2nd year	$750,000.00
3rd year (first 6 months only)	$750,000.00
     (c) Notwithstanding the provisions of this Section 4.2, in the event Biomet is required to pay a non-affiliated third party in connection with the licensing of additional patent rights or know-how necessary to make, use or sell Products as the result of a claim of infringement of such third party’s patent rights or know-how by Z-Kat or Biomet and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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provided further that if the claim is based on activities or components of Z-Kat and Z-Kat is unable to resolve such third party claim within sixty (60) days of receiving notice of such claim, then Biomet may reduce any Imputed Revenue Payments in connection with the sale of the Products under this Section 4.2 by an amount of monies equal to the amount actually paid by Biomet to such third party; provided, however, that in no event shall the Imputed Revenue Payments be reduced by more than fifty percent (50%). Biomet and Z-Kat agree to notify each other of any such third party claim within ten (10) business days after becoming aware of such claim.
     (d) For purposes of this Section 4.2, the following terms shall be defined as follows:
     (i) “Affiliates” means the current and future subsidiary companies ultimately under the control of Biomet, Inc. including, but not necessarily limited to, Arthrotek, Inc., EBI, L.P., Implant Innovations, Inc. (3i), Walter Lorenz Surgical, Inc., and Biomet Europe.
     (ii) “ASP” means the average net selling price per unit for each individual Product which shall be determined by the “Net Sales” (as defined in herein) received by Biomet (including its Affiliates) from the sale of such Products during a calendar quarter divided by the number of units sold in that calendar quarter.
     (iii) “COGS” means fully allocated costs of goods sold determined by the Direct Costs (as defined herein) incurred by Biomet in its manufacturing function (and related procurement, inventory and shipping activities) with respect to the Products.
     (iv) “Direct Costs” means costs that can be directly identified with the manufacture of the Products, including third party expenses incurred by Biomet and costs that vary in direct proportion to changes in the volume of the Products produced, and which costs are traceable to such activities, including direct labor, materials, cost of carrying inventory, and subcontracting costs.
     (v) “Generic Kits” shall mean Products intended for use with products and/or procedures in one or more of the Business Fields other than products and/or procedures distributed by Biomet and its Affiliates.
     (vi) “Net Sales” shall mean gross revenues received by Biomet, its Affiliates and/or its licensees from the sale of the Products, less trade or quantity discounts, credit for returned or recalled goods, and delivery expenses paid or borne by Biomet, its Affiliates and/or its licensees.
     (vii) “Products” shall mean any and all digital, minimally invasive, surgery-integrated software, single use, disposable kits that embody or are made with substantial Technology, including, but not necessarily limited to, “Generic Kits” and “Specific Kits” (as defined herein).
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (viii) “SFC” shall mean sales force compensation, including salaries (directly and solely attributable to the Products) and commissions, paid to sales representatives for Biomet and its Affiliates in the sale of the Products.
     (ix) “Specific Kits” shall mean Products intended for use specifically with products and/or procedures sold by Biomet and its Affiliates.
     (x) “Specific Kit Distribution” means Biomet has distributed all six (6) of the Specific Kits identified in Section 2.1(a)(iii) of that certain Product Development and Distribution Agreement, dated June 22, 2002, by and between Biomet and Z-Kat.
     (xi) “Technology” shall mean the past, present and future knowledge and work product of Z-KAT relating to any and all digital minimally invasive surgery software-integrated systems and components associated with same, including, without limitation, past, present and future formulation, fabrication, design, manufacturing processes and techniques, formulas, ideas, inventions, innovations, discoveries, concepts, know-how, engineering and research data, preclinical and clinical data material specification, drawings, diagrams, descriptions, reports and records. Technology shall also include all advancements, developments, improvements, and/or modifications of the Technology made by Z-KAT during the term of this Agreement, and all patent applications and patents relating thereto that Z-KAT now owns or controls, or hereafter shall own or control. Technology shall include past or present knowledge and work product of Z-KAT relating to digital minimally invasive surgery software-integrated systems, whether or not such knowledge or work product has been disclosed or delivered to BIOMET. Technology shall include all past, present and future intellectual property rights associated with the Technology that are owned or controlled by Z-KAT at any time.
     4.3 Minimum Royalties. Biomet will pay, in addition to Running Royalties, a portion of all minimum royalties and other amounts due under the License Agreements (other than the Allen License Agreement) after the Effective Date that are necessary to maintain a grant of license or exclusivity under a grant of license (“Minimum Royalties”). Except for the minimum payments payable to Z-Kat under Section 4.2, the portion of the Minimum Royalties that Biomet must pay under a given one of the License Agreements is one-half of the difference between the sum of any amounts actually paid by Biomet pursuant to Section 4.1 and by Z-Kat under the License Agreement, and the Minimum Royalty that is otherwise due under the License Agreement.
     4.4 Maintenance Fees and Prosecution Costs. For those patents, patent applications and other rights included the Sublicensed IP Rights, for which Z-Kat is obligated under the respective License Agreements to pay renewal fees, maintenance fees or other taxes (“Maintenance and Prosecution Costs”), Biomet will pay to Z-Kat one-half of all Maintenance and Prosecution Costs, as provided in Section 4.5(b).
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     4.5 Payments.
     (a) Except for Maintenance and Prosecution Costs that Z-Kat incurs, Biomet will pay all amounts due under this Agreement to a particular Licensor directly to the Licensor if the Licensor agrees to accept such payments directly from Biomet and to relieve Z-Kat from all obligations or responsibilities for collecting and paying amounts due from Biomet (as a sublicensee) and for providing reports. Otherwise, Biomet will pay to Z-Kat all such amounts and provide to Z-Kat any reports required of Z-Kat or a sublicensee under the respective License Agreements. Z-Kat will immediately pay those amounts to the respective Licensors.
     (b) Except for Maintenance and Prosecution Costs, and unless Biomet comes to a different agreement with the Licensor as permitted under section 4.5(a), all of Biomet’s payments will be due and payable on the same schedules as Z-Kat’s payments are due under the respective License Agreements. If Biomet must pay Running Royalties and Minimum Royalties to Z-Kat pursuant to section 4.5(a), Biomet must pay to Z-Kat any and all amounts within 15 days after receipt of written notice from Z-Kat that such payment is due. Biomet must also deliver to Z-Kat any reports on the activities of Biomet and those under its authority that are due under the License Agreement.
     (c) One half of Maintenance and Prosecution Costs incurred by Z-Kat will, to the extent they are reasonable, be reimbursed by Biomet within 45 days of presentation of an invoice or other document requesting payment. Z-Kat will, at Biomet’s request, supply any available additional documentation to substantiate the costs.
     (d) In the event Z-Kat fails to make any payment when due and payable under any one of the License Agreements (other than the Allen License Agreement) and Biomet makes the payment Z-Kat is otherwise obligated to pay, Biomet may, at its option, pay to the Licensor the amount due, in which case it may seek reimbursement from Z-Kat for Z-Kat’s share of the payment that was due, and Z-Kat shall grant to Biomet an exclusive sublicense in addition to the exclusive license granted in Section 2.1 in all fields outside the Biomet Field under the particular patent or patent application in connection with which payment was due if Z-Kat does not reimburse Biomet the amount owned by Z-Kat within 30 days of notice from Biomet of its payment. However, if there is a genuine dispute with a licensor under a License Agreement regarding any amount due, Z-Kat’s failure to pay such amount will not give rise to any obligation to grant to Biomet any additional license, though Z-Kat will remain obligated to reimburse Biomet for Z-Kat’s share of the amounts paid by Biomet within 45 days of notice by Biomet of such payment.
     (e) In the event Biomet fails to make any payment which it is obligated to make under this Agreement to Z-Kat or to any particular Licensor within thirty (30) days after receiving written notice by Z-Kat of Biomet’s failure to make such payment, then Biomet’s sublicense under the particular patent or patent application for which such payment was due shall terminate. However, if there is a genuine dispute between Biomet and a licensor under a License Agreement regarding any amount due, Biomet’s failure to pay such amount will not give rise to termination, though Biomet will remain obligated to
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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reimburse Z-Kat for Biomet’s share of any amounts paid by Z-Kat within 45 days of notice by Biomet of such payment.
     4.6 Records and Audit. Unless Biomet otherwise comes to an agreement with the Licensor pursuant to Section 4.5(a), Biomet will keep all books, records and other information necessary for Z-Kat to comply with its obligations under each License Agreement with respect to sublicensees. In the event Biomet pays Z-Kat Running Royalties and Minimum Royalties pursuant to Section 4.5(a), Biomet (including related companies and sublicensees) will keep full, clear and accurate records with respect to all Licensed Products necessary for determining the amounts due to Z-Kat under this Agreement, and will furnish any information which Z-Kat may reasonably prescribe from time to time to enable Z-Kat to ascertain the amounts due. Z-Kat may, not more than once per calendar year and only through accredited auditors, make an examination, following advance notice and during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. The auditors may disclose only the amounts due and may not disclose any records or other information of Biomet and their customers. Payments must be made within 60 days to compensate for any errors or omissions disclosed by such examination. If such audit discloses under-reporting of 5 percent or greater with respect to the reported sums paid to Z-Kat by Biomet during the applicable period subject to such audit, Biomet will fully reimburse Z-Kat within 60 days after demand, for the reasonable fees and disbursements for completing such audit. Otherwise, Z-Kat will be responsible for payment of the actual costs (including professional fees and disbursements) for each such audit.
ARTICLE V.
Other Obligations of Biomet
     5.1 Marking. Biomet will comply with any obligations under any one of the License Agreements to place a patent notice in accordance with 35 U.S.C. §287 on any products made by or on behalf of Biomet, which are covered by, or made with a process covered by, a US patent included within the Sublicensed IP Rights. To the extent of any obligation under any License Agreement, Biomet will also require that each such product made under its authority (other than a product made by, on behalf of, or under authority of the other Party) will also be marked with a notice in accordance with 35 U.S.C. §287. Otherwise, Biomet shall not have any obligation to mark any product.
     5.2 Sublicensee Obligations under License Agreements. Notwithstanding anything to the contrary in this Agreement, Biomet will, with respect to its sublicense under each of the License Agreements, assume each obligation that a sublicensee must have under the License Agreement in order to avoid breach of the License Agreement and warrants that it will comply with all terms and conditions of each License Agreement that apply to sublicensees.
ARTICLE VI.
Enforcement
     6.1 No Obligation to Enforce; Cooperation. Subject to the rights of the Licensors of the Sublicensed IP Rights and Technical Information, neither Party has an obligation to enforce through a legal proceeding any Sublicensed IP Rights or to join the other Party (and in the case of Biomet, Licensor) in enforcing the Sublicensed IP Rights or rights in Technical Information
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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when it would be potentially prejudiced or harmed or when such enforcement or joinder subject it to substantial, potential liability. Biomet has no right to enforce any of the Sublicensed IP Rights or rights in Technical Information outside the Biomet Field. Z-Kat has no right to enforce the Sublicensed IP Rights or rights in Technical Information inside the Biomet Field. In the event one Party desires to bring a legal action to enforce any of the Sublicensed IP Rights or rights in Technical Information, the Parties will act promptly and in good faith, subject to the rights of the relevant Licensor of each of the Sublicensed IP Rights or rights in Technical Information to be enforced, to negotiate terms and conditions under which one or both of the Parties may bring the action.
ARTICLE VII.
Limited Warranties
     7.1 Z-Kat warrants that it has the right and authority to grant the sublicenses it has granted to Biomet in this Agreement.
     7.2 Each Party warrants that it will comply in all materials respects with all federal, state, local or other laws, statutes, ordinances, regulations and any applicable orders or demands of any court, commission, board, agency or other governmental authority.
     7.3 Each Party covenants that it will not terminate or take any action that would cause or permit termination of the License Agreements. Z-Kat covenants that it will not amend the License` Agreements or take any other actions that would limit the sublicenses granted under this Agreement.
ARTICLE VIII.
Bankruptcy
     Z-Kat and Biomet each acknowledges that this Agreement is an “executory contract” as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”). Z-Kat acknowledges that if it as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, Biomet, as licensee, may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the Biomet, as licensee, to Z-Kat as a debtor in possession or the Bankruptcy Trustee, Z-Kat or such Bankruptcy Trustee shall not interfere with the rights of Biomet, as licensee, as provided in this Agreement.
ARTICLE IX.
Indemnification
     9.1 Indemnification.
     (a) Subject to the provisions of this Article IX, including, without limitation, Section 9.2, Z-Kat will indemnify in respect of, and hold Biomet and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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thereof) (collectively “Damages”), resulting from (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of Z-Kat under this Agreement or (ii) failure to maintain any of the License Agreements. Z-Kat further agrees to indemnify in respect of, and hold Biomet, its officers, directors, employees and agents harmless against, all Damages, injuries and deaths resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Z-Kat or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Biomet, its employees, officers and directors.
     (b) Subject to the provisions of this Article IX, including, without limitation, Section 9.2, Biomet agrees to indemnify in respect of, and hold Z-Kat and its officers, directors, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of Biomet under this Agreement. Biomet further agrees to indemnify in respect of, and hold Z-Kat, the Licensors, and their respective offices, directors, employees and agents harmless against, all Damages, injuries and deaths resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Biomet or its affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Z-Kat, the Licensors, or their respective employees, officers and directors.
9.2 Method of Asserting Claims, Etc. The party or parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article V will be asserted and resolved as follows:
     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article IV, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE X.
Term and Termination
     10.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated according to its terms or until all of the License Agreements terminate.
     10.2 Voluntary Termination By Biomet. Biomet may voluntarily terminate this Agreement upon 60 days written notice to Z-Kat.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     10.3 Survival.
     (a) To the extent permitted by the respective License Agreements, or to the extent Biomet and the respective Licensor agree, Z-Kat’s grant of sublicense to Biomet under the License Agreement will survive termination of the License Agreement. Otherwise, the sublicense will terminate with respect to any terminated License Agreement.
     (b) If a grant of sublicense to Biomet is terminated (or does not survive termination of the License Agreement under which it is granted), Biomet will cease all use of the Technical Information that is sublicensed pursuant to the terminated sublicense and either destroy all copies of it or return it to Z-Kat, as directed by Z-Kat or the Licensor of the Technical Information.`
     (c) Articles I, III and IX will survive and continue after termination. Any amounts due under Article IV prior to termination will remain due and become immediately payable.
ARTICLE XI.
Miscellaneous Provisions
     11.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article III, each Party consents to registration of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees. Specifically, and without limiting the foregoing, each Party consents to recordation of this Agreement in connection with any patents or copyright registrations included in the Sublicensed IP Rights. However, Exhibits A-E must be removed or redacted to show only the patents and copyright registrations and no additional information.
     11.2 Assignment. Either party may assign this Agreement, but only upon notice to the other party specifying the assignee and only if the assignee agrees to be bound by all of the terms and conditions of the Agreement. This Agreement will be binding on successors in interest and permitted assigns.
     11.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to Z-Kat:	Z-Kat, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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With a copy (which will not constitute notice) to:

Munsch, Hardt, Kopf & Harr, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas 75202-2790
Attn: Marc Hubbard, Esq.
Phone: (214) 855-7571
Fax: (214) 855-7584

If to Biomet:	Biomet Manufacturing Corp.
56 E. Bell Drive
Warsaw, IN 46582
Attn: Daniel P. Hann General Counsel
Phone: 574-372-1539
Fax: 574-372-1960

With a copy (which will not constitute notice) to:

Bose McKinney & Evans, LLP
135 North Pennsylvania Street, Ste. 2700
Indianapolis, Indiana 46204
Attn: Jim Coles, Esq.
Phone: (317) 684-5251
Fax: (317) 223-0251
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     11.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     11.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     11.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     11.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     11.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.
     11.9 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     11.10 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     11.11 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles II and III are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles II and III and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles II and III the claim or defense that such remedy at law exists. Furthermore, the parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles II and III.
     11.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     11.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     11.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     11.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[NEXT PAGE IS SIGNATURE PAGE]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Z-Kat, Inc.

By:

Name:

Title:

Date:

Biomet Manufacturing Corp.

By:

Name:

Title:

Date:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT A
[CCF LICENSE AGREEMENT]
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(c) to such Asset Contribution Agreement Addendum (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT B
[CEDARA LICENSE AGREEMENT]
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(c) to such Asset Contribution Agreement Addendum (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

59

EXHIBIT C
[NWU LICENSE AGREEMENT]
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(c) to such Asset Contribution Agreement Addendum (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

79

EXHIBIT D
[ALLEN LICENSE AGREEMENT]
[Both now and at the time of execution, the Asset Contribution Agreement Addendum, dated December 28, 2006, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit 1.1(c) to such Asset Contribution Agreement Addendum (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

96

EXHIBIT E
SUBLICENSED IP RIGHTS
Patents
All patents and patent applications licensed to Z-Kat under the Cedara License Agreement, the CCF Agreement, the NWU Agreement, and the Allen License Agreement.
Copyrights
All copyrights and copyright registrations licensed to Z-Kat under the Cedara License Agreement, the CCF Agreement, and the NWU Agreement.
Technical Information
All Technical Information, including without limitation know-how and software, licensed to
Z-Kat under the Cedara License Agreement, the CCF Agreement, and the NWU Agreement.